UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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ELI LILLY AND COMPANY
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Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

Your vote is important
Please vote online, by telephone, or by signing, dating, and returning the enclosed proxy card by mail.

Table of Contents

Notice of Annual Meeting of Shareholders	P1
Proxy Statement Summary	P2
Governance	P11
Item 1 - Election of Directors	P11
Board Operations and Governance	P11
Director Qualifications and Nomination Process	P19
Director Compensation	P21
Director Independence	P23
Committees of the Board of Directors	P24
Membership and Meetings of the Board and Its Committees	P25
Board Oversight of Compliance and Risk Management	P27
Highlights of the Company's Corporate Governance	P27
Shareholder Engagement on Governance Issues	P31
Prior Management Proposals to Eliminate Classified Board and Supermajority Voting Requirements	P31
Shareholder Proposals and Nominations	P32
Ownership of Company Stock	P33
Compensation	P34
Item 2 - Advisory Vote on Compensation Paid to Named Executive Officers	P34
Compensation Discussion and Analysis	P35
Executive Compensation	P50
Compensation Committee Matters	P60
Audit Matters	P62
Item 3 - Proposal to Ratify the Appointment of Principal Independent Auditor	P62
Management Proposals	P65
Item 4 - Amend Articles of Incorporation to Eliminate the Classified Board Structure	P65
Item 5 - Amend Articles of Incorporation to Eliminate Supermajority Voting Provisions	P66
Item 6 - Approve the Amended and Restated 2002 Lilly Stock Plan	P68
Shareholder Proposals	P77
Item 7 - Seeking Support for the Descheduling of Cannabis	P77
Item 8 - Requesting Report Regarding Direct and Indirect Political Contributions	P78
Item 9 - Requesting Report on Policies and Practices Regarding Contract Animal Laboratories	P80
Item 10 - Requesting Report on Extent to Which Risks Related to Public Concern Over Drug Pricing Strategies are Integrated into Incentive Compensation Arrangements	P82
Other Information	P83
Meeting and Voting Logistics	P83
Other Matters	P86
Appendix A - Summary of Adjustments Related to the Annual Cash Bonus and Performance Award	P87
Appendix B - Proposed Amendments to the Company's Articles of Incorporation	P89
Appendix C - Proposed Amended and Restated 2002 Lilly Stock Plan	P93
Annual Meeting Admission Ticket	P111

Notice of 2018 Annual Meeting of Shareholders

To the holders of Common Stock of Eli Lilly and Company:
The 2018 Annual Meeting of Shareholders of Eli Lilly and Company will be held as shown below:

●	TIME AND DATE:	11:00 a.m. EDT, Monday, May 7, 2018
●	LOCATION:	The Lilly Center Auditorium Lilly Corporate Center Indianapolis, Indiana 46285

●	ITEMS OF BUSINESS:	Election of the five directors listed in the proxy statement to serve three-year terms
Approval, by non-binding vote, of the compensation paid to the company's named executive officers
Ratification of Ernst & Young LLP as the principal independent auditors for 2018
Approve amendments to the Articles of Incorporation to eliminate the classified board structure
Approve amendments to the Articles of Incorporation to eliminate supermajority voting provisions
Approve the Amended and Restated 2002 Lilly Stock Plan
Shareholder proposal seeking support for the descheduling of cannabis
Shareholder proposal requesting report regarding direct and indirect political contributions
Shareholder proposal requesting report on policies and practices regarding contract animal laboratories
Shareholder proposal requesting report on the extent to which risks related to public concern over drug pricing strategies are integrated into incentive compensation arrangements
●	WHO CAN VOTE:	Shareholders of record at the close of business on March 12, 2018
This proxy statement is dated March 19, 2018, and is first being sent or given to our shareholders on or about that date.
See the back page of this report for information regarding how to attend the meeting. Every shareholder vote is important. If you are unable to attend the meeting in person, please sign, date, and return your proxy card or voting instructions by mail, or vote by telephone or online promptly so that a quorum may be represented at the meeting.
By order of the Board of Directors,
Bronwen L. Mantlo
Secretary
March 19, 2018
Indianapolis, Indiana

Important notice regarding the availability of proxy materials for the shareholder meeting to be held May 7, 2018: The annual report and proxy statement are available at https://www.lilly.com/annualreport2017.

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Proxy Statement Summary

General Information

This summary highlights information contained elsewhere in this proxy statement. It does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting.

Meeting:	Annual Meeting of Shareholders	Date:	May 7, 2018
Time:	11:00 a.m. EDT	Location:	The Lilly Center Auditorium Lilly Corporate Center Indianapolis, Indiana 46285
Record Date:	March 12, 2018
Items of Business:	Item 1:	Election of the five directors listed in this proxy statement to serve three-year terms.
	Item 2:	Approval, by non-binding vote, of the compensation paid to the company's named executive officers.
	Item 3:	Ratification of Ernst & Young LLP as the principal independent auditor for 2018.
	Item 4:	Approve amendments to the Articles of Incorporation to eliminate the classified board structure.
	Item 5:	Approve amendments to the Articles of Incorporation to eliminate supermajority voting provisions.
	Item 6:	Approve the Amended and Restated 2002 Lilly Stock Plan.
	Item 7:	Shareholder proposal seeking support for the descheduling of cannabis.
	Item 8:	Shareholder proposal requesting report regarding direct and indirect political contributions.
	Item 9:	Shareholder proposal requesting report on policies and practices regarding contract animal laboratories.
	Item10:	Shareholder proposal requesting report on extent to which risks related to public concern over drug pricing strategies are integrated into incentive compensation arrangements.

What Is New In This Year's Proxy Statement

In February 2017, we welcomed Carolyn R. Bertozzi to the board. Dr. Bertozzi is the Anne T. and Robert M. Bass Professor of Chemistry and Professor of Chemical and Systems Biology and Radiology at Stanford University. She is an investigator for the Howard Hughes Medical Institute. In May 2017, John Lechleiter and Franklyn Prendergast retired from the board and on June 1, 2017, Dave Ricks succeeded John Lechleiter as Chairman.

Every year the Directors and Corporate Governance Committee conducts a robust assessment of the board's performance, board committee performance, and all board processes, based on input from all directors. We also conduct a detailed review of individual director performance at least every three years, when considering whether to nominate the director to a new three-year term. In 2017, we updated our process to include an assessment of each director every year.

The board has approved, and recommends that the shareholders approve, the following management proposals at this meeting. The board recommends approval of amendments to the company’s Articles of Incorporation to eliminate the classified board structure (see Item 4 herein) and to eliminate supermajority voting provisions (see Item 5 herein). The board believes these two proposals balance shareholder interests and demonstrate its accountability and willingness to take steps that address shareholder-expressed concerns. Lastly, the board recommends approval of the company’s amended and restated stock plan (see Item 6 herein). Stock incentive plans have been an integral part of the company’s compensation programs

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for more than 50 years. The board believes these plans enable the company to attract and retain top talent and focus employees on creating and sustaining shareholder value through increased employee stock ownership.

Highlights of 2017 Company Performance

The following provides a brief look at our 2017 performance in three dimensions: operating performance, innovation progress, and shareholder return. See our 2017 annual report on Form 10-K for more details.

Operating Performance
Performance highlights:

•	2017 revenue increased 8 percent to approximately $22.9 billion.

•
2017 earnings per share (EPS) were a loss of $0.19 on a reported basis and reflect charges associated with recently enacted U.S. tax reform legislation, activities associated with reducing the company’s cost structure, and acquired in-process research and development charges.

•	2017 EPS increased 22 percent on a non-GAAP basis to $4.28.

*A reconciliation of measures prepared in accordance with generally accepted accounting principles
(GAAP) and externally reported non-GAAP measures is included in Appendix A.

Innovation Progress
We made significant advances with our pipeline in 2017, including:

•	U.S. approval of VerzenioTM (abemaciclib) indicated both as a single agent and in combination with another chemotherapy agent for treatment of certain types of advanced or metastatic breast cancer.

•	U.S. and EU approval for Taltz® (ixekizumab) for the treatment of adults with active psoriatic arthritis.

•
EU and Japan approvals for Olumiant® (baricitinib) for the treatment of moderate-to-severe active rheumatoid arthritis and rheumatoid arthritis, respectively. Olumiant is part of the company’s collaboration with Incyte.

•	U.S. approval of updates to the label for Trulicity® (dulaglutide) to include use in combination with basal insulin for adults with type 2 diabetes.

•	Submission for regulatory approval of galcanezumab in the U.S. for migraine prevention and resubmission of baricitinib in the U.S. for rheumatoid arthritis.

•	Phase 3 clinical trial initiations of ultra-rapid insulin for diabetes, empagliflozin for chronic heart failure, and baricitinib for atopic dermatitis.

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Shareholder Return
We generated strong total shareholder returns (share price appreciation plus dividends, reinvested quarterly) through year-end 2017. Our returns exceeded the compensation peer group but slightly lagged the S&P 500 across the time periods presented below:

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Governance	Further Information
Item 1: Election of Directors	See page 11

Name and principal occupation	Public boards	Management recommendation	Vote required to pass
Katherine Baicker, Ph.D., 46		Vote FOR	Majority of votes cast
Dean, Harris School of Public Policy, University of Chicago

Director since 2011

J. Erik Fyrwald, 58		Vote FOR	Majority of votes cast
President and Chief Executive Officer, Syngenta International AG

Director since 2005

Chief Financial Officer, Nielsen Holdings plc
Director since 2016

Ellen R. Marram, 71	Ford Motor Company	Vote FOR	Majority of votes cast
President, The Barnegat Group LLC
Director since 2002
Lead Independent Director since 2012

Jackson P. Tai, 67	MasterCard Incorporated, Royal Philips NV, HSBC Holdings plc	Vote FOR	Majority of votes cast
Former Vice Chairman and Chief Executive Officer, DBS Group Holdings Ltd. and DBS Bank Ltd.

Director since 2013

Our Corporate Governance Policies Reflect Best Practices
The corporate governance practices that are bolded below were new or refreshed in 2017.

✓	Our board membership is marked by leadership, experience, and diversity.

✓	13 of our 14 directors, and the members of all board committees, are independent.
✓ We have a strong, independent, clearly defined lead director role.
✓ We are committed to board refreshment, and seek to balance continuity and fresh perspectives.
✓    We conduct director orientation and continuing education programs for directors.
✓    We have an annual cap on director compensation.

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✓	Our board conducts a robust annual assessment of board performance - in 2017, we added an annual assessment of individual directors to this process.

✓	We have a majority voting standard and resignation policy for the election of directors in uncontested elections.

✓
Our board values active shareholder engagement. As a result we have put forward for consideration at this year's annual meeting management proposals to eliminate our classified board structure and supermajority voting provisions.

✓    We have no shareholder rights plan (“poison pill”).
✓    The charters of the committees of the board clearly establish the committees’ respective roles and responsibilities.

✓	Our board holds executive sessions of the independent directors at every regular board meeting and most committee meetings.

✓	Our independent directors have direct access to management and sole discretion to hire independent advisors at the company’s expense.

✓
Our independent directors select, evaluate, and compensate our CEO. Our board compensates our other executive officers and ensures we have a strong succession plan for executive officer roles. This was particularly evident as we welcomed Dave Ricks as President, CEO, and board chair and three new executive committee members in 2017 and named four additional executive committee members effective 2018.

✓    Our board actively oversees and approves our corporate strategy.
✓    Our board has a longstanding commitment to corporate responsibility.
✓    Our board oversees compliance and enterprise risk management practices.

✓	We have a comprehensive code of ethical and legal business conduct applicable to our board and all employees worldwide. This code is reviewed and approved annually by the board.

✓
We have a supplemental code for our CEO and all members of financial management, in recognition of their unique responsibilities to ensure proper accounting, financial reporting, internal controls, and financial stewardship.

✓    We have strong governance and disclosure of corporate political spending.
✓    We have transparent public policy engagement.
✓    We have meaningful stock ownership guidelines for our directors and executive officers.

Compensation	Further Information
Item 2: Advisory Vote on Compensation Paid to Named Executive Officers	See page 34

		Management recommendation	Vote required to pass
Item 2	Approve, by non-binding vote, compensation paid to the company's named executive officers	Vote FOR	Majority of votes cast

Our Executive Compensation Programs Reflect Best Practices

✓	We have had strong shareholder support of compensation practices: in 2017, over 97 percent of shares cast voted in favor of our executive compensation.

✓	Our compensation programs are designed to align with shareholder interests and link pay to performance through a blend of short- and long-term performance measures.

✓
Our Compensation Committee annually reviews compensation programs to ensure they provide incentives to deliver long-term, sustainable business results while discouraging excessive risk-taking or other adverse behaviors.

✓	We have a broad compensation recovery policy that applies to all executives and covers a wide range of misconduct.

✓	Our executive officers are subject to robust stock ownership guidelines and are prohibited from hedging or pledging their company stock.

✓	We do not have "top hat" retirement plans—supplemental plans are open to all employees and are limited to restoring benefits lost due to IRS limits on qualified plans.

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✓	We do not provide tax gross-ups to executive officers (except for limited gross-ups related to international assignments).

✓	We have a very restrictive policy on perquisites.

✓	Our severance plans related to change-in-control generally require a double trigger.

✓	We do not have employment agreements with any of our executive officers.

Executive Compensation Summary for 2017
At the time the total target compensation was established at the end of 2016, target compensation for our named executive officers (the five officers whose compensation is disclosed in this proxy statement) was in the middle range of the company's peer group. Incentive compensation programs paid at or above target, consistent with the company's strong performance in 2017.

Pay for Performance
As described in the Compensation Disclosures and Analysis (CD&A), we link our incentive pay programs to a balanced mix of measures on three dimensions of company performance: operating performance; progress with our innovation pipeline; and shareholder return (both absolute and relative).

The summary below highlights how our incentive pay programs align with company performance. Please also see Appendix A for adjustments that were made to revenue and EPS for incentive compensation programs.

2017 Annual Cash Bonus Multiple
The company exceeded its annual cash bonus targets for revenue, EPS, and pipeline progress.

*Performance goal multiples are capped at 2.0.

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2017 Performance Award Multiple
We met the EPS growth targets under our Performance Award program, which has targets based on expected EPS growth of peer companies over a two-year period. This performance resulted in a Performance Award payout at target.

2017 Shareholder Value Award Multiple
Our stock price growth was in the target range (16.2% to 26.6%) under our Shareholder Value Award program, which is based on expected large-cap company returns over a three-year period. This performance resulted in a Shareholder Value Award payout at target.

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Audit Matters	Further Information
Item 3: Ratification of Appointment of Principal Independent Auditor	See page 62

		Management recommendation	Vote required to pass
Item 3	Ratify the appointment of Ernst & Young LLP as the company's principal independent auditor for 2018	Vote FOR	Majority of votes cast

Management Proposals	Further Information
Item 4: Approve Amendments to the Articles of Incorporation to Eliminate the Classified Board Structure	See page 65

		Management recommendation	Vote required to pass
Item 4	Approve amendments to the articles of incorporation to eliminate the classified board structure	Vote FOR	80% of outstanding shares

Further Information
Item 5: Approve Amendments to the Articles of Incorporation to Eliminate Supermajority Voting Provisions	See page 66

		Management recommendation	Vote required to pass
Item 5	Approve amendments to the articles of incorporation to eliminate supermajority voting provisions	Vote FOR	80% of outstanding shares

Further Information
Item 6: Approve the Amended and Restated 2002 Lilly Stock Plan	See page 68

		Management recommendation	Vote required to pass
Item 6	Approve the amended and restated 2002 Lilly stock plan	Vote FOR	Majority of votes cast

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Shareholder Proposals	Further Information
Item 7: Shareholder Proposal Seeking Support for the Descheduling of Cannabis	See page 77

		Management recommendation	Vote required to pass
Item 7	Proposal seeking support for the descheduling of cannabis	Vote AGAINST	Majority of votes cast

Further Information
Item 8: Shareholder Proposal Requesting Report Regarding Direct and Indirect Political Contributions	See page 78

		Management recommendation	Vote required to pass
Item 8	Proposal requesting report regarding direct and indirect political contributions	Vote AGAINST	Majority of votes cast

Further Information
Item 9: Shareholder Proposal Requesting Report on Policies and Practices Regarding Contract Animal Laboratories	See page 80

		Management recommendation	Vote required to pass
Item 9	Proposal requesting report on policies and practices regarding contract animal laboratories	Vote AGAINST	Majority of votes cast

Further Information
Item 10: Shareholder Proposal Requesting Report on the Extent to Which Risks Related to Public Concern Over Drug Pricing Strategies are Integrated into Incentive Compensation Arrangements	See page 82

		Management recommendation	Vote required to pass
Item 10	Proposal requesting report on the extent to which risks related to public concern over drug pricing strategies are integrated into incentive compensation arrangements	Vote AGAINST	Majority of votes cast

P10

Further Information
Other Information	See page 83

How to Vote in Advance of the Meeting

Even if you plan to attend the 2018 Annual Meeting in person, we encourage you to vote prior to the meeting via one of the methods described below.

8    Visit the website listed on your proxy card or voting instruction form to vote ONLINE

)    Call the telephone number on your proxy card or voting instruction form to vote BY TELEPHONE

*    Sign, date, and return your proxy card or voting instruction form to vote BY MAIL

Further information on how to vote is provided at the end of the proxy statement under "Meeting and Voting Logistics."

Voting at our 2018 Annual Meeting
You may also opt to vote in person at the 2018 Annual Meeting, which will be held on Monday, May 7, 2018, at the Lilly Corporate Center, Indianapolis, IN 46285, at 11:00 a.m., EDT. See the section titled "Meeting and Voting Logistics" for more information.

Governance

Item 1. Election of Directors

Under the company’s articles of incorporation, the board is divided into three classes with approximately one-third of the directors standing for election each year. The term for directors to be elected this year will expire at the annual meeting of shareholders held in 2021. Each of the director nominees listed below has agreed to serve that term. The following sections provide information about our directors, including their qualifications, the director nomination process, and director compensation.

Board Recommendation on Item 1

The Board of Directors recommends that you vote FOR each of the following nominees:

•	Katherine Baicker, Ph.D.

•	J. Erik Fyrwald

•	Jamere Jackson

•	Ellen R. Marram

•	Jackson P. Tai

Board Operations and Governance

Board of Directors

Each of our directors is elected to serve until his or her successor is duly elected and qualified. If a nominee is unavailable for election, proxy holders may vote for another nominee proposed by the Board of Directors or, as an alternative, the Board of Directors may reduce the number of directors to be elected at the annual meeting.

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Director Biographies

Set forth below is information as of March 8, 2018, regarding the nominees for election, which has been confirmed by each of them for inclusion in this proxy statement. We have provided the most significant experiences, qualifications, attributes, or skills that led to the conclusion that each director or director nominee should serve as one of our directors in light of our business and structure. Full biographies for each of our directors are available on our website at http://www.lilly.com/about/board-of-directors/Pages/board-of-directors.aspx.

No family relationship exists among any of our directors, director nominees, or executive officers. To the best of our knowledge, there are no pending material legal proceedings in which any of our directors or nominees for director, or any of their associates, is a party adverse to us or any of our affiliates, or has a material interest adverse to us or any of our affiliates. Additionally, to the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, sanctions, or injunctions during the past 10 years that are material to the evaluation of the ability or integrity of any of our directors or nominees for director. There is no arrangement between any director or director nominee and any other person pursuant to which he or she was or is to be selected as a director or director nominee.

Class of 2018

The following five directors will seek election at this year's annual meeting. Four of these directors are standing for reelection; Jamere Jackson is seeking election for the first time. See “Item 1. Election of Directors” above for more information.

Katherine Baicker, Ph.D. Age: 46, Director since 2011 Board Committees: Audit; Public Policy and Compliance

Industry Memberships: Panel of Health Advisers to the Congressional Budget Office; Editorial boards of Health Affairs and the Journal of Health Economics; Research Associate of the National Bureau of Economic Research; and Member of the National Academy of Medicine

Career Highlights	Harris School of Public Policy, University of Chicago
• Dean and the Emmett Dedmon Professor (2017 - present)
Harvard T.H. Chan School of Public Health, Department of Health Policy and Management
• Professor of health economics (2007 - 2017)
• C. Boyden Gray Professor (2014 - 2017) and Acting Chair, Department of Health Policy and Management (2014 - 2016)
Council of Economic Advisers, Executive Office of the President
• Member (2005 - 2007)
• Senior Economist (2001 - 2002)

Qualifications: Dr. Baicker is a leading researcher in the fields of health economics, public economics, and labor economics. As a valued adviser to numerous health care-related commissions and committees, her expertise in health policy and health care delivery is recognized in both academia and government.

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J. Erik Fyrwald Age: 58, Director since 2005 Board Committees: Public Policy and Compliance (chair); Science and Technology

Non-profit Boards: UN World Food Program Farm to Market Initiative; Crop Life International; and Swiss American Chamber of Commerce

Career Highlights	Syngenta International AG, a global Swiss-based agriculture technology company that produces agrochemicals and seeds
• President and Chief Executive Officer (2016 - present)
Univar, Inc., a leading distributor of chemicals and provider of related services
• President and Chief Executive Officer (2011 - 2016)
Nalco Company, a leading provider of water treatment products and services
• Chairman and Chief Executive Officer (2008 - 2011)
Ecolab, a leading provider of cleaning, sanitization, and water treatment products and services
• President (2012)
E.I. duPont de Nemours and Company, a global chemical company
• Group Vice President, agriculture and nutrition (2003 - 2008)

Qualifications: Mr. Fyrwald has a strong record of operational and strategic leadership in complex worldwide businesses with a focus on technology and innovation. He is an engineer by training and has significant CEO experience with Syngenta, Univar, and Nalco.

Jamere Jackson Age: 49, Director since 2016 Board Committees: Audit; Finance

Non-profit Board: Future 5

Career Highlights	Nielsen Holdings plc, a global information, data, and measurement company
• Chief Financial Officer (2014 - present)
GE
• Vice President and CFO, GE Oil & Gas, drilling and surface division (2013 ‑ 2014)
• Senior Executive, Finance, GE Aviation (2007 - 2013)
• Finance Executive, GE Corporate (2004 - 2007)

Qualifications: Through his senior financial roles at Nielsen and GE, Mr. Jackson brings to the board significant global financial expertise and a strong background in strategic planning. He has spent his professional career in a broad range of financial and strategic planning roles. He is an audit committee financial expert, based on his CFO experience and his training as a certified public accountant.

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Ellen R. Marram Age: 71, Director since 2002, Lead Independent Director since 2012 Board Committees: Compensation; Directors and Corporate Governance (chair)

Public Board: Ford Motor Company
Prior Public Boards: Cadbury plc; The New York Times Company
Private Board: Newman's Own, Inc.
Non-profit Boards: Wellesley College; New York-Presbyterian Hospital; Lincoln Center Theater; and Newman's Own Foundation

Career Highlights	The Barnegat Group LLC, provider of business advisory services
• President (2006 - present)
North Castle Partners, LLC, private equity firm
• Managing Director (2000 - 2006)
Tropicana Beverage Group
• President and Chief Executive Officer (1993 - 1998)
Nabisco Biscuit Company, a unit of Nabisco, Inc.
• President and Chief Executive Officer (1988 - 1993)

Qualifications: Ms. Marram is a former CEO with a strong marketing and consumer-brand background. Through her non-profit and private company activities, she has a special focus and expertise in wellness and consumer health. Ms. Marram has extensive corporate governance experience through service on other public company boards in a variety of industries.

Jackson P. Tai Age: 67, Director since 2013 Board Committees: Audit; Finance

Public Boards: MasterCard Incorporated; Royal Philips NV; and HSBC Holdings plc
Prior Public Boards: The Bank of China Limited; Singapore Airlines; NYSE Euronext; ING Groep NV; CapitaLand (Singapore); DBS Group Holdings and DBS Bank
Private Board: Canada Pension Plan Investment Board
Non-profit Boards: Metropolitan Opera; Rensselaer Polytechnic Institute

Career Highlights	DBS Group Holdings and DBS Bank (formerly the Development Bank of Singapore), one of the largest financial services groups in Asia
• Vice Chairman and Chief Executive Officer (2002 - 2007)
• President and Chief Operating Officer (2001 - 2002)
J.P. Morgan & Co. Incorporated, a leading global financial institution
• 25-year career in investment banking, including senior management responsibilities in New York, Tokyo, and San Francisco

Qualifications: Mr. Tai is a former CEO with extensive experience in international business and finance, and is an audit committee financial expert. He has deep expertise in the Asia-Pacific region, a key growth market for Lilly. He also has broad corporate governance experience from his service on public company boards in the U.S., Europe, and Asia.
.

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Class of 2019

The following five directors are serving terms that will expire in May 2019. Mr. Hoover will retire from the board on May 7, 2018. At that time, the board expects to reduce its size.

Ralph Alvarez Age: 62, Director since 2009 Board Committees: Compensation (chair); Science and Technology

Public Boards: Skylark Co., Ltd. (Mr. Alvarez is retiring from the Skylark board effective March 29, 2018); Lowe's Companies, Inc.; Dunkin' Brands Group, Inc.; and Realogy Holdings Corp.
Prior Public Boards: McDonald's Corporation; KeyCorp

Memberships and Other Organizations: University of Miami: President's Council; School of Business Administration Board of Overseers

Career Highlights	Advent International Corporation, a leading global private equity firm
• Operating Partner (2017 - present)
Skylark Co., Ltd., a leading restaurant operator in Japan
• Chairman of the Board (2013 - present)
McDonald's Corporation
• President and Chief Operating Officer (2006 - 2009)

Qualifications: Through his senior executive and board positions at Skylark Co., Ltd. and McDonald’s Corporation, as well as with other global restaurant businesses, Mr. Alvarez has extensive experience in consumer marketing, global operations, international business, and strategic planning. His international experience includes a special focus on Japan and emerging markets. He also has extensive corporate governance experience through his service on other public company boards.

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Carolyn R. Bertozzi, Ph.D. Age: 51, Director since 2017 Board Committees: Public Policy and Compliance; Science and Technology

Public Board: Catalent Non-profit Boards: Broad Institute; Grace Science Foundation

Industry Memberships and Other Organizations: American Chemical Society; American Society for Biochemistry and Molecular Biology; American Chemical Society Publications, Editor-in-Chief of ACS Central Science; Institute of Medicine; National Academy of Sciences; and American Academy of Arts and Sciences

Honors: MacArthur Genius Award; Lemelson MIT Prize; Heinrich Wieland Prize, and National Academy of Sciences Award in the Chemical Sciences

Career Highlights	Stanford University
• Anne T. and Robert M. Bass Professor of Chemistry, Professor of Chemical and Systems Biology and Radiology by courtesy (2015 - present)
Howard Hughes Medical Institute
• Investigator (2000 - present)
University of California, Berkeley
• T.Z. and Irmgard Chu Professor of Chemistry and Professor of Molecular and Cell Biology (1996 - 2015)

Qualifications: Dr. Bertozzi is a prominent researcher and academician. She has extensive experience at Stanford University and the University of Berkeley, California, two major research institutions. Her deep expertise spans the disciplines of chemistry and biology, with an emphasis on studies of cell surface glycosylation associated with cancer, inflammation and bacterial infection, and exploiting this knowledge for development of diagnostic and therapeutic approaches.

R. David Hoover Age: 72, Director since 2009 Board Committees: Finance (chair); Directors and Corporate Governance

Public Boards: Ball Corporation; Edgewell Personal Care Co. Prior Public Boards: Qwest International, Inc.; Steelcase, Inc. Non-profit Boards: Children's Hospital Colorado; DePauw University

Memberships and Other Organizations: Indiana University Kelley School of Business, Dean's Council

Career Highlights	Ball Corporation, a provider of packaging products, aerospace and other technologies and services to commercial and governmental customers

• Chairman (2002 - 2013)
• Chairman and CEO (2010 - 2011)
• President and Chief Executive Officer (2001 - 2010)
• Chief Operating Officer (2000 - 2001)
• Chief Financial Officer (1998 - 2000)

Qualifications: Mr. Hoover has extensive CEO experience at Ball Corporation, with a strong record of leadership in operations and strategy. He has deep financial expertise as a result of his experience as CEO and CFO of Ball. He also has extensive corporate governance experience through his service on other public company boards.

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Juan R. Luciano Age: 56, Director since 2016 Board Committees: Finance; Public Policy and Compliance

Public Boards: Archer Daniels Midland Company; Wilmar
Non-profit Boards: Boys and Girls Clubs of America; Economic Club of Chicago; Commercial Club of Chicago; and The Business Council

Career Highlights	Archer Daniels Midland Company, a global food-processing and commodities-trading company

• Chairman (January 2016 - present)
• Chief Executive Officer and President (2015 - present)
• President (2014 - 2015)
• Executive Vice President and Chief Operating Officer (2011 - 2014)
The Dow Chemical Company, a multinational chemical company
• Executive Vice President and President, Performance Division (2010 - 2011)

Qualifications: Mr. Luciano has CEO and global business experience with Archer Daniels Midland Company, where he has established a reputation for strong result-oriented and strategic leadership, as well as many years of global leadership experience at The Dow Chemical Company. He brings to the board a strong technology and operations background, along with expertise in the food and agriculture sectors, an expanding area of focus for Lilly and its Elanco business.

Kathi P. Seifert Age: 68, Director since 1995 Board Committees: Audit; Compensation

Public Board: Investors Community Bank Private Board: Appvion, Inc. Prior Public Boards: Albertsons; Revlon Consumer Products Co.; Supervalue Inc.; and Lexmark International, Inc.

Non-profit Boards: Community Foundation for the Fox Valley Region; Fox Cities Building for the Arts; Fox Cities Chamber of Commerce; New North; Greater Fox Cities Area Habitat for Humanity; and Riverview Gardens

Career Highlights	Kimberly-Clark Corporation, a global consumer products company
• Executive Vice President (1999 - 2004)
Katapult, LLC, a provider of pro bono mentoring and consulting services to non-profit organizations
• Chairman (2004 - present)

Qualifications: Ms. Seifert is a retired senior executive of Kimberly-Clark. She has strong expertise in consumer marketing and brand management, having led sales and marketing for several worldwide brands, with a special focus on consumer health. She has extensive corporate governance experience through her other board positions.

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Class of 2020

The following four directors are serving terms that will expire in May 2020.

Michael L. Eskew Age: 68, Director since 2008 Board Committees: Audit (chair); Compensation; Directors and Corporate Governance

Public Boards: 3M Corporation; IBM Corporation; and Allstate Insurance Company
Non-profit Boards: Chairman of the board of trustees of The Annie E. Casey Foundation

Career Highlights	United Parcel Service, Inc., a global shipping and logistics company
• Chairman and Chief Executive Officer (2002 - 2007)
• Vice Chairman (2000 - 2002)
• UPS Board of Directors (1998 - 2014)

Qualifications: Mr. Eskew has CEO experience with UPS, where he established a record of success in managing complex worldwide operations, strategic planning, and building a strong consumer-brand focus. He is an audit committee financial expert, based on his CEO experience and his service on other U.S. company audit committees. He has extensive corporate governance experience through his service on the boards of other companies.

William G. Kaelin, Jr., M.D. Age: 60, Director since 2012 Board Committees: Finance; Science and Technology (chair)

Industry Memberships: National Academy of Medicine; National Academy of Sciences; Association of American Physicians; and American Society of Clinical Investigation

Honors: Canada Gairdner International Award; Lefoulon-Delalande Prize - Institute of France; and Albert B. Lasker Prize

Career Highlights	Dana-Farber/Harvard Cancer Center
• Professor of Medicine (2002 - present)
Brigham and Women's Hospital
• Professor (2002 - present)
Howard Hughes Medical Institute
• Investigator (2002 - present)
• Assistant Investigator (1998 - 2002)

Qualifications: Dr. Kaelin is a prominent medical researcher and academician. He has extensive experience at Harvard Medical School, a major medical institution, as well as special expertise in oncology—a key component of Lilly's business. He also has deep expertise in basic science, including mechanisms of drug action, and experience with pharmaceutical discovery research.

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David A. Ricks Age: 50, Director since 2017 Board Committees: none

Industry Memberships: Pharmaceutical Research and Manufacturers of America (PhRMA)

Non-profit Boards: Board of Governors for Riley Children's Foundation; Central Indiana Community Partnership

Career Highlights	Eli Lilly and Company
• Chairman of the Board, President and CEO (2017 - present)
• Senior Vice President and President, Lilly Bio-Medicines (2012 - 2016)

Qualifications: Mr. Ricks was named President and CEO on January 1, 2017, and joined the board at that time. He became Chairman of the Board on June 1, 2017. Mr. Ricks joined Lilly in 1996 and most recently served as president of Lilly Bio-Medicines. He has deep expertise in product development, global sales and marketing, as well as public policy. He has significant global experience in the company's commercial operations.

Marschall S. Runge, M.D., Ph.D. Age: 63, Director since 2013 Board Committees: Public Policy and Compliance; Science and Technology

Industry Membership: Experimental Cardiovascular Sciences Study Section of the National Institutes of Health

Non-profit Board: UMHS

Career Highlights	University of Michigan
• CEO, Michigan Medicine (2015 - present)
• Executive Vice President for Medical Affairs (2015 - present)
• Dean, Medical School (2015 - present)
University of North Carolina, School of Medicine
• Executive Dean (2010 - 2015); Chair of the Department of Medicine (2000 - 2015)
• Principal Investigator and Director of the North Carolina Translational and Clinical Sciences Institute

Qualifications: Dr. Runge brings the unique perspective of a practicing physician who has a broad background in health care, clinical research, and academia. He has extensive experience as a practicing cardiologist, a strong understanding of health care facility systems, and deep expertise in biomedical research and clinical trial design.

Director Qualifications and Nomination Process

Director Qualifications
The board assesses board candidates by considering the following:

Experience: Our directors are responsible for overseeing the company's business consistent with their fiduciary duties. This significant responsibility requires highly skilled individuals with various qualities, attributes, and professional experience. The board is well-rounded, with a balance of relevant perspectives and experience, as illustrated in the following charts:

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CEO Experience:				7
Financial Expertise:				7
Relevant Scientific/Academic Expertise:	4
Healthcare Experience:		5
Operational/Strategic Expertise:					9
International Experience:				7
Marketing and Sales Expertise:			6

Board Tenure: In 2016 and 2017, the board added three new independent members: Mr. Juan R. Luciano, Mr. Jamere Jackson, and Dr. Carolyn R. Bertozzi, as well as Mr. David A. Ricks. Also in 2016 and 2017, three members retired from the board: Ms. Karen Horn, Dr. John Lechleiter, and Dr. Frank Prendergast. Mr. David Hoover will retire in May 2018.

As the following chart demonstrates, our director composition also reflects a mix of tenure on the board, which provides an effective balance of historical perspective and an understanding of the evolution of our business with fresh perspectives and insights.

2 Years or Less:		4
3-5 Years:	3
6-10 Years:	3
More than 10 Years:		4

Diversity: The board strives to achieve diversity in the broadest sense, including persons diverse in geography, gender, ethnicity, and experiences. Although the board does not establish specific diversity goals or have a standalone diversity policy, the board's overall diversity is an important consideration in the director selection and nomination process. The Directors and Corporate Governance Committee assesses the effectiveness of board diversity efforts in connection with the annual nomination process as well as in new director searches. The company's 14 directors range in age from 46 to 72 and include four women and four ethnically diverse members.

Character: Board members should possess the personal attributes necessary to be an effective director, including unquestioned integrity, sound judgment, a collaborative spirit, and commitment to the company, our shareholders, and other constituencies.

Director Refreshment
The committee performs periodic assessments of the overall composition and skills of the board in order to ensure that the board and management are actively engaged in succession planning for directors, and that our board reflects the viewpoints, diversity, and expertise necessary to support our complex and evolving business. The committee, with input from all board members, also considers the contributions of the individual directors.

The results of these assessments inform the board's recommendations on nominations for directors at the annual meeting each year and help provide us with insight on the types of experiences, skills, and other characteristics we should be seeking for future director candidates. Based on this assessment, the committee has recommended that the directors in the 2018 class be elected at the 2018 annual meeting.

The board delegates the director screening process to the Directors and Corporate Governance Committee, which receives input from other board members. Potential directors are identified from several sources, including executive search firms retained by the committee, incumbent directors, management, and shareholders.

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The committee employs the same process for evaluating all candidates, including those submitted by shareholders. The committee initially evaluates a candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the committee’s initial evaluation is favorable, the committee, assisted by management or a search firm, gathers additional data on the candidate’s qualifications, availability, probable level of interest, and any potential conflicts of interest. If the committee’s subsequent evaluation continues to be favorable, the candidate is contacted by the Chairman of the Board and one or more of the independent directors, including the lead independent director, for direct discussions to determine the mutual level of interest in pursuing the candidacy. If these discussions are favorable, the committee recommends that the board nominate the candidate for election by the shareholders (or to select the candidate to fill a vacancy, as applicable).

Director Compensation

Director compensation is reviewed and approved annually by the board, on the recommendation of the Directors and Corporate Governance Committee. Directors who are employees receive no additional compensation for serving on the board.

Cash Compensation
The following table shows the retainers and meeting fees for all non-employee directors in effect in 2017.

Board Retainers (annual, paid in monthly installments)		Committee Retainers (annual, paid in monthly installments)

Annual Board Retainer	$110,000	Audit Committee; Science and Technology Committee members (including the chairs)	$6,000

Annual Retainers (in addition to annual board retainer):		Compensation Committee; Directors and Corporate Governance Committee; Finance Committee; Public Policy and Compliance Committee members (including the chairs)	$3,000
Lead Independent Director	$30,000
Audit Committee Chair	$18,000
Science and Technology Committee Chair	$15,000
Compensation Committee Chair; Directors and Corporate Governance Committee Chair; Finance Committee Chair; Public Policy and Compliance Committee Chair	$12,000

Directors are reimbursed for customary and usual travel expenses in connection with their travel to and from board meetings and other company events. Directors may also receive additional cash compensation for serving on ad hoc committees that may be assembled from time to time.

Stock Compensation
Directors are required to hold meaningful equity ownership positions in the company, and may not sell the equity compensation they earn as a director until after leaving the board. A significant portion of director compensation is in the form of deferred Lilly stock payable after they leave the board. Directors are required to hold Lilly stock, directly or through company plans, valued at not less than five times their annual board retainer; new directors are allowed five years to reach this ownership level. All directors serving at least five years have satisfied these guidelines, and all other directors are making progress toward these requirements.

In 2017, non-employee directors received $160,000 of equity compensation (but no more than 7,500 shares), deposited annually in a deferred stock account in the Lilly Directors’ Deferral Plan (as described below). This award is prorated for time served and payable beginning the second January following the director's departure from board service.

Annual Compensation Cap for Directors
In 2017, the board approved a cap to the total annual compensation (retainers, fees, and stock allocation) for non-employee directors of $800,000.  The cap is intended to avoid excessive director compensation and is

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included in both our Directors' Deferral Plan and in the Amended and Restated 2002 Lilly Stock Plan being considered by shareholders at this year’s annual shareholders meeting.

Lilly Directors’ Deferral Plan: The Lilly Directors' Deferral Plan allows non-employee directors to defer receipt of all or part of their cash compensation until after their service on the board has ended. Each director can choose to invest the amounts deferred in one or both of the following two accounts:

Deferred Stock Account. This account allows the director, in effect, to invest his or her deferred cash compensation in company stock. Funds in this account are credited as hypothetical shares of company stock based on the closing stock price on pre-set monthly dates. In addition, the annual stock compensation award as described above is also credited to this account. The number of shares credited is calculated by dividing the $160,000 annual compensation figure by the closing stock price on a pre-set annual date. Hypothetical dividends are “reinvested” in additional shares based on the market price of the stock on the date dividends are paid. Actual shares are issued on the second January following the director's departure from board service.

Deferred Compensation Account. Funds in this account earn interest each year at a rate of 120 percent of the applicable federal long-term rate, compounded monthly, as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code of 1986 (the Internal Revenue Code). The aggregate amount of interest that accrued in 2017 for the participating directors was $140,541, at a rate of 2.7 percent. The rate for 2018 is 3.1 percent.

Both accounts may generally only be paid in a lump sum or in annual installments for up to 10 years, beginning the second January following the director’s departure from board service. Amounts in the deferred stock account are paid in shares of company stock.

2017 Compensation for Non-Employee Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation and Payments ($)[2]	Total ($)[3]
Mr. Alvarez	$131,000	$160,000		$291,000
Dr. Baicker	$119,000	$160,000		$279,000
Dr. Bertozzi	$109,083	$146,667		$255,750
Mr. Eskew	$140,000	$160,000		$300,000
Mr. Fyrwald	$131,000	$160,000		$291,000
Mr. Hoover	$128,000	$160,000		$288,000
Mr. Jackson	$119,000	$160,000		$279,000
Dr. Kaelin	$134,000	$160,000		$294,000
Mr. Luciano	$116,000	$160,000		$276,000
Ms. Marram	$158,000	$160,000		$318,000
Dr. Runge	$119,000	$160,000		$279,000
Ms. Seifert	$119,000	$160,000		$279,000
Mr. Tai	$119,000	$160,000		$279,000
Retired
Dr. Lechleiter	$129,167	$66,667		$195,834
Dr. Prendergast	$49,583	$66,667		$116,250

1 Each non-employee director received an award of stock valued at $160,000 (approximately 1,924 shares), except Dr. Lechleiter and Dr. Prendergast, who retired from the board in May 2017, and Dr. Bertozzi, who joined the board in February 2017, who received a pro-rated award for a partial year of service. This stock award and all prior stock awards are fully vested; however, the shares are not issued until the second January following the director's departure from board service, as described above under “Lilly Directors’ Deferral Plan.” The column shows the grant date fair value for each director’s stock award computed in

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accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 11 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for additional detail regarding assumptions underlying the valuation of equity awards. Aggregate outstanding stock awards are shown in the “Common Stock Ownership by Directors and Executive Officers” table in the “Stock Units Not Distributable Within 60 Days” column.

[2]
This column consists of amounts donated by the Eli Lilly and Company Foundation, Inc. ("Foundation") under its matching gift program, which is generally available to U.S. employees as well as non-employee directors. Under this program, the Foundation matched 100 percent of charitable donations over $25 made to eligible charities, up to a maximum of $30,000 per year for each individual. The Foundation matched these donations via payments made directly to the recipient charity. The amount for ______________ includes matching contributions for donations made at the end of 2016 ($XXXX), for which the matching contribution was not paid until 2017.

[3]	Directors do not participate in a company pension plan or non-equity incentive plan.

2018 Director Compensation
In 2017, the Directors and Corporate Governance Committee reviewed the company’s compensation for independent directors, including a peer group analysis. As a result of this analysis, the committee recommended, and the board approved an increase in the annual stock award for non-employee directors from $160,000 to $175,000 (but retained the cap of 7,500 shares) to be effective starting with the 2018 stock award. The increase reflected a market increase in total director compensation, which the committee proposed as an increase to equity rather than cash compensation. In addition, the committee recommended, and the board approved, an increase to the lead independent director's retainer from $30,000 to $35,000 to reflect increased expectations for the role over time. All other director compensation remains unchanged from 2017.
Director Independence

The board annually determines the independence of directors based on a review by the Directors and
Corporate Governance Committee. No director is considered independent unless the board has determined that he or she has no material relationship with the company, either directly or as a partner, significant shareholder, or officer of an organization that has a material relationship with the company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. To evaluate the materiality of any such relationship, the board has adopted categorical independence standards consistent with the New York Stock Exchange (NYSE) listing standards, except that the “look-back period” for determining whether a director’s prior relationship(s) with the company impairs independence is extended from three to four years.
The company's process for determining director independence is set forth in our Standards for Director Independence, which can be found on our website at https://www.lilly.com/who-we-are/governance, along with our Corporate Governance Guidelines.
On the recommendation of the Directors and Corporate Governance Committee, the board determined that each current non-employee director is independent. Prior to expiration of his board term in 2017, the board reached the same conclusion regarding Dr. Prendergast, and determined that the members of each committee also meet our independence standards. The board determined that none of the non-employee directors, has had during the last four years (i) any of the relationships identified in the company’s categorical independence standards or (ii) any other material relationship with the company that would compromise his or her independence. The table that follows includes a description of categories or types of transactions, relationships, or arrangements the board considered in reaching its determinations.

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Director	Organization	Type of Organization	Director Relationship to Organization	Primary Type of Transaction/ Relationship/ Arrangement between Lilly and Organization	2017 Aggregate Percentage of Organization's Revenue
Dr. Baicker	University of Chicago	Educational Institution	Employee	Research grants	Less than 0.1 percent
Dr. Bertozzi	Stanford University	Educational Institution	Employee	Research grants	Less than 0.1 percent
Mr. Fyrwald	Syngenta International AG	For-profit Corporation	Executive Officer	Purchase of products	Less than 0.1 percent
Mr. Jackson	Nielsen Holdings plc	For-profit Corporation	Executive Officer	Purchase of products	Less than 0.1 percent
Dr. Kaelin	Harvard University	Educational Institution	Employee	Research grants	Less than 0.1 percent
	Brigham and Women's Hospital	Health Care Institution	Employee	Research grants	Less than 0.1 percent
	Dana-Farber Cancer Institute	Health Care Institution	Employee	Research grants	Less than 0.1 percent
Mr. Luciano	Archer Daniels Midland	For-profit Corporation	Executive Officer	Purchase of products	Less than 0.1 percent
				Sale of products	Less than 0.1 percent of Lilly's revenue
Dr. Runge	University of Michigan Medical School	Educational Institution	Executive Officer	Research grants	Less than 0.1 percent

In addition to the foregoing relationships, the Directors and Corporate Governance Committee considered a proposed commercial arrangement under discussion by the company and ADM, where Mr. Luciano serves as CEO. Mr. Luciano has not been involved in discussions about the potential transaction and Mr. Luciano would not have any direct personal or financial interest in the commercial arrangement. The anticipated size of the commercial arrangement would be less than 1.5 percent of ADM's annual revenue.
All of the transactions described above were entered into at arm’s length in the normal course of business and, to the extent they are commercial relationships, have standard commercial terms. Aggregate payments to each of the organizations, in each of the last four fiscal years, did not exceed the greater of $1 million or 2 percent of that organization's consolidated gross revenues in a single fiscal year for the relevant four-year period. No director had any direct business relationships with the company or received any direct personal benefit from any of these transactions, relationships, or arrangements.

Committees of the Board of Directors

The duties and membership of the six board-appointed committees are described below. All committee members are independent as defined in the NYSE listing requirements and Lilly's independence standards. The members of the Audit and Compensation Committees each meet the additional independence requirements applicable to them as members of those committees.

The Directors and Corporate Governance Committee makes recommendations to the board regarding director committee membership and selection of committee chairs. The board has no set policy for rotation of committee members or chairs but annually reviews committee memberships and chair positions, seeking the best blend of continuity and fresh perspectives.

The chair of each committee determines the frequency and agenda of committee meetings. The Audit, Compensation, and Public Policy and Compliance Committees meet alone in executive session on a regular basis; all other committees meet in executive session as needed.

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Membership and Meetings of the Board and Its Committees

In 2017, each director attended at least 80 percent of the total number of meetings of the board and the committees on which he or she served during his or her tenure as a board or committee member. In addition, all board members are expected to attend the annual meeting of shareholders, and all directors then serving attended the annual meeting in 2017. Current committee membership and the number of meetings of the board and each committee in 2017 are shown in the table below.

Name	Board	Audit	Compensation	Directors and Corporate Governance	Finance	Public Policy and Compliance	Science and Technology
Mr. Alvarez	✓		C				✓
Dr. Baicker	✓	✓				✓
Dr. Bertozzi	✓					✓	✓
Mr. Eskew	✓	C	✓	✓
Mr. Fyrwald	✓					C	✓
Mr. Hoover	✓			✓	C
Mr. Jackson	✓	✓			✓
Dr. Kaelin	✓				✓		C
Mr. Luciano	✓				✓	✓
Ms. Marram	LD		✓	C
Mr. Ricks	✓
Dr. Runge	✓					✓	✓
Ms. Seifert	✓	✓	✓
Mr. Tai	✓	✓			✓
Number of 2017 Meetings	8	10	8	6	8	4	8

C	Committee Chair

LD	Lead Independent Director

All six committee charters are available online at https://www.lilly.com/who-we-are/governance, or upon request to the company's corporate secretary.

Audit Committee

Assists the board in fulfilling its oversight responsibilities by monitoring:

•	the integrity of financial information provided to the shareholders and others

•	management's systems of internal controls and disclosure controls

•	the performance of internal and independent audit functions

•	the company's compliance with legal and regulatory requirements.

The committee has sole authority to appoint or replace the independent auditor, subject to shareholder ratification.

The Board of Directors has determined that Mr. Eskew, Mr. Jackson, and Mr. Tai are audit committee financial experts, as defined in the SEC rules.

Compensation Committee

The Compensation Committee:
•oversees the company’s global compensation philosophy and policies

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•establishes the compensation of our chief executive officer (CEO) and other executive officers

•	acts as the oversight committee with respect to the company’s deferred compensation plans, management stock plans, and other management incentive compensation programs

•	reviews succession plans for the CEO and other senior leadership positions

•	reviews, monitors, and oversees stock ownership guidelines for executive officers.

Compensation Committee Interlocks and Insider Participation
None of the Compensation Committee members:
•has ever been an officer or employee of the company

•
is or has been a participant in a related person transaction with the company (see “Review and Approval of Transactions with Related Persons” for a description of our policy on related person transactions)

•	has any other interlocking relationships requiring disclosure under applicable SEC rules.

Directors and Corporate Governance Committee

The Directors and Corporate Governance Committee:

•	leads the process for director recruitment, together with the lead independent director

•	recommends to the board candidates for membership on the board and its committees, as well as for the role of lead independent director

•	oversees matters of corporate governance, including board performance, director independence and compensation, corporate governance guidelines, and shareholder engagement on governance matters.

Finance Committee

Reviews and makes recommendations to the board regarding financial matters, including:

•	capital structure and strategies

•	dividends

•	stock repurchases

•	capital expenditures

•	investments, financing, and borrowings

•	benefit plan funding and investments

•	financial risk management

•	significant business development opportunities.

Public Policy and Compliance Committee

The Public Policy and Compliance Committee:

•	oversees the processes by which the company conducts its business so that the company will do so in a manner that complies with laws and regulations and reflects the highest standards of integrity

•	reviews and makes recommendations regarding policies, practices, and procedures of the company that relate to public policy and social, political, and economic issues.

Science and Technology Committee

The Science and Technology Committee:

•	reviews and makes recommendations regarding the company’s strategic research goals and objectives

•	reviews new developments, technologies, and trends in pharmaceutical research and development

•	reviews the progress of the company's product pipeline

•	reviews the scientific aspects of significant business development opportunities

•	oversees matters of scientific and medical integrity and risk management.

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Board Oversight of Compliance and Risk Management

The board, together with its committees, oversees the processes by which the company conducts its business to ensure the company operates in a manner that complies with laws and regulations and reflects the highest standards of integrity.

The company also has an enterprise risk management program overseen by its chief ethics and compliance officer, who reports directly to the CEO. Enterprise risks are identified and prioritized by management through both top-down and bottom-up processes. The top priorities are overseen by a board committee or the full board. Company management is charged with managing risk through robust internal processes and controls. The enterprise risk management program as a whole is reviewed annually at a full board meeting, and enterprise risks are also addressed in periodic business function reviews and at the annual board and senior management strategy session.

Code of Ethics

The board approves the company's code of ethics, which is set out in:

The Red Book: a comprehensive code of ethical and legal business conduct applicable to all employees worldwide and to our Board of Directors. The Red Book is reviewed and approved annually by the board.

Code of Ethical Conduct for Lilly Financial Management: a supplemental code for our CEO and all members of financial management, in recognition of their unique responsibilities to ensure proper accounting, financial reporting, internal controls, and financial stewardship.

These documents are available online at: https://www.lilly.com/who-we-are/governance/ethics-and-compliance-program and https://www.lilly.com/ethical-conduct-for-financial-management, or upon request to the company's corporate secretary. In the event of any amendments to, or waivers from, a provision of the code affecting the chief executive officer, chief financial officer, chief accounting officer, controller, or persons performing similar functions, we intend to post on the above website within four business days after the event a description of the amendment or waiver as required under applicable Securities and Exchange Commission rules. We will maintain that information on our website for at least 12 months.

Highlights of the Company’s Corporate Governance

The company is committed to good corporate governance, which promotes the long-term interests of shareholders and other company stakeholders, builds confidence in our company leadership, and strengthens accountability for the board and company management. The board has adopted corporate governance guidelines that set forth the company's basic principles of corporate governance. The section that follows outlines key elements of the guidelines and other governance matters. Investors can learn more by reviewing the corporate governance guidelines, which are available online at https://www.lilly.com/who-we-are/governance or upon request to the company’s corporate secretary.

Role of the Board

The directors are elected by the shareholders to oversee the actions and results of the company’s management. The board exercises oversight over a broad range of areas, but the board's key responsibilities include:

•	providing general oversight of the business

•	approving corporate strategy

•	approving major management initiatives

•	selecting, compensating, evaluating, and, when necessary, replacing the chief executive officer, and compensating other senior executives

•	ensuring that an effective succession plan is in place for all executive officers and reviewing the broader

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talent management process, including diversity and inclusion

•	overseeing the company’s ethics and compliance program and management of significant business risks

•	nominating, compensating, and evaluating directors

•	overseeing the company's enterprise risk management program.

The board takes an active role in its oversight of our corporate strategy. Each year, the board and executive management closely examine the company's strategy, including key risks and decisions facing the company. Decisions reached in this session are updated throughout the year, including as the board discusses the company's financial performance, the performance of our business units, and progress in our pipeline.

Board Composition and Requirements

Mix of Independent Directors and Officer-Directors
There should always be a substantial majority (75 percent or more) of independent directors. The CEO should be a member of the board.

Voting for Directors
In an uncontested election, directors are elected by a majority of votes cast. An incumbent nominee who fails to receive a greater number of votes “for” than “against” his or her election will tender his or her resignation from the board (following the certification of the shareholder vote). The board, on recommendation of the Directors and Corporate Governance Committee, will decide whether to accept the resignation. The company will promptly disclose the board's decision, including, if applicable, the reasons the board rejected the resignation.

Director Tenure and Retirement Policy
Non-employee directors must retire no later than the date of the annual meeting that follows their seventy-second birthday. The Directors and Corporate Governance Committee has authority to recommend exceptions to this policy. The committee, with input from all board members, also considers the contributions of the individual directors annually, with a more robust assessment at least every three years when considering whether to nominate directors to new three-year terms. The company has not adopted term limits because the board believes that arbitrary term limits on a director’s service are not appropriate.

Other Board Service
In general, no director may serve on more than three other public company boards. The Directors and Corporate Governance Committee may approve exceptions if it determines that the additional service will not impair the director's effectiveness on the Lilly board. The Directors and Corporate Governance Committee reviewed an exception request for Mr. Alvarez (who serves on four other company boards), considering his attendance record and continued engagement in board matters. Upon review, the committee determined that he could effectively balance his other board responsibilities and continue to be a strong contributor to the Lilly board.

Board Confidentiality Policy
The board has adopted a Confidentiality Policy, applicable to all current and future members of the board. The policy prohibits a director from sharing confidential information obtained in his or her role as a director with any outside party except under limited circumstances where the director is seeking legal advice or is required to disclose information by order of law. The Confidentiality Policy can be viewed on the company's website: http://www.lilly.com/about/corporate-governance/Pages/corporate-governance.aspx.

Leadership Structure; Oversight of Chairman, CEO, and Senior Management

Leadership Structure
The board currently believes that combining the role of Chairman of the Board and CEO, coupled with a strong lead independent director position (see the description of the role below), is the most efficient and effective

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leadership model for the company, fostering clear accountability, effective decision making, and alignment on corporate strategy. The board periodically reviews its leadership structure and developments in the area of corporate governance to ensure that this approach continues to strike the appropriate balance for the company and our stakeholders. Such a review was conducted most recently during the succession-management process relating to the appointment of Mr. Ricks.

Board Independence
The board has put in place a number of governance practices to ensure effective independent oversight, including:

•Executive sessions of the independent directors: held after every regular board meeting.

•
Annual performance evaluation of the chairman and CEO: conducted by the independent directors, the results of which are reviewed with the CEO and considered by the Compensation Committee in establishing the CEO’s compensation for the next year.

•	A strong, independent, clearly defined lead independent director role: The lead Independent director's responsibilities include:

◦	leading the board’s processes for selecting and evaluating the CEO

◦	presiding at all meetings of the board at which the chairman is not present

◦	serving as a liaison between the chairman and the independent directors

◦	if requested by major shareholders, ensuring that she is available for consultation and direct communication

◦	approving meeting agendas and schedules and generally approving information sent to the board

◦	conducting executive sessions of the independent directors

◦	overseeing the independent directors' annual performance evaluation of the chairman and CEO

◦	together with the Directors and Corporate Governance Committee, leading the director recruitment process.

The lead independent director also has authority to call meetings of the independent directors and to retain advisors for the independent directors.

The lead independent director is appointed annually by the board. Currently Ms. Marram is the lead independent director.

•
Director access to management and independent advisors: Independent directors have direct access to members of management whenever they deem it necessary, and the company's executive officers attend part of each regularly scheduled board meeting. The independent directors and all committees are also free to retain their own independent advisors, at company expense, whenever they feel it would be desirable to do so.

CEO Succession Planning
The Compensation Committee, board, and CEO annually review the company's succession plans for the CEO and other key senior leadership positions. The independent directors also meet without the CEO to discuss CEO succession planning.

During these reviews, the CEO and directors discuss:

•	future candidates for the CEO and other senior leadership positions

•	succession timing

•	development plans for the highest-potential candidates.

The company ensures that the directors have multiple opportunities to interact with the company's top leadership talent in both formal and informal settings to allow them to most effectively assess the candidates' qualifications and capabilities. In 2016, the board followed this process, and the independent directors also met

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without the CEO present when selecting Mr. Ricks to succeed Dr. Lechleiter as president and CEO of the company, effective January 1, 2017.

The independent directors and the CEO maintain a confidential plan for the timely and efficient transfer of the CEO's responsibilities in the event of an emergency or his sudden departure, incapacitation, or death.

Board Education and Annual Performance Assessment

The company engages in a comprehensive orientation process for incoming new directors. Directors also attend ongoing continuing educational sessions on areas of particular relevance or importance to our company, and we hold periodic mandatory training sessions for the Audit Committee.

Every year the Directors and Corporate Governance Committee conducts a robust assessment of the board's performance, board committee performance, and all board processes, based on input from all directors. We also conduct a detailed review of individual director performance at least every three years, when considering whether to nominate the director to a new three-year term. In 2017, we updated our process to include an assessment of each director every year.

Conflicts of Interest and Transactions with Related Persons

Conflicts of Interest
Directors must disclose to the company all relationships that could create a conflict or an appearance of a conflict. The board, after consultation with counsel, takes appropriate steps to identify actual or apparent conflicts and ensure that all directors voting on an issue are disinterested. A director may be excused from discussions on the issue, as appropriate.

Review and Approval of Transactions with Related Persons
The board has adopted a policy and procedures for review, approval, and monitoring of transactions involving the company and related persons (directors and executive officers, their immediate family members, or shareholders of more than 5 percent of the company’s outstanding stock). The policy covers any related-person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy: Related-person transactions must be approved by the board or by a committee of the board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the company. In considering the transaction, the board or committee will consider all relevant factors, including:

•	the company’s business rationale for entering into the transaction

•	the alternatives to entering into a related-person transaction

•	whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally

•	the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts

•	the overall fairness of the transaction to the company.

Procedures:

•
Management or the affected director or executive officer will bring the matter to the attention of the chairman, the lead independent director, the chair of the Directors and Corporate Governance Committee, or the corporate secretary.

•
The chairman and the lead independent director shall jointly determine (or, if either is involved in the transaction, the other shall determine) whether the matter should be considered by the board or by one of its existing committees.

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•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified, if appropriate, as promptly as practicable.

•	The board or relevant committee will review the transaction annually to determine whether it continues to be in the company’s best interests.

The Directors and Corporate Governance Committee has approved the following employment relationships that are considered related-party transactions under the SEC rules.

We have four current or former employees who are relatives or related persons of current or former executive officers. Dr. John Bamforth, Vice President, Global Marketing, Bio-Medicines, is the spouse of Dr. Susan Mahony, an executive officer. Myles O’Neill, Senior Vice President, and President, Manufacturing Operations, is the spouse of Dr. Fionnuala Walsh, a former executive officer. Andrew Lechleiter, General Manager, Hong Kong and Macau, is the son of Dr. John Lechleiter, Lilly's former chairman of the board. Finally, William Grose, former Consultant Engineer, is the partner of Johna Norton, an executive officer. For 2017, these four employees received cash and equity compensation totaling between $165,000 and $1,780,000.

All four individuals participate or participated in the company’s benefit programs generally available to U.S. employees. Their compensation is consistent with the compensation paid to other employees at their levels and with the Company's overall compensation principles based on their years of experience, performance, and positions within the company.

Communication with the Board of Directors

You may send written communications to one or more members of the board, addressed to:
Board of Directors
Eli Lilly and Company
c/o Corporate Secretary
Lilly Corporate Center
Indianapolis, IN 46285

Shareholder Engagement on Governance Issues

Each year, the company engages large shareholders and other key constituents to discuss areas of interest or concern related to corporate governance, as well as any specific issues for the coming proxy season. In 2017, we spoke with a number of our largest investors. Issues discussed included shareholders' perspectives regarding a potential management proposal to eliminate the company's classified board and supermajority voting requirements, proxy access, board composition and recruitment, the company's executive compensation, and shareholders' ability to amend the bylaws, among other topics. The overall tone of these conversations was productive and positive, and the investors with whom we spoke were generally supportive of our performance and our overall compensation and governance policies, although a few shareholders shared differing views on some of our governance practices. This feedback has been discussed by our CEO and chair, the lead independent director, our Compensation Committee, and our Directors and Corporate Governance Committee, and it was a key input into board discussions on corporate governance topics. As a result of these discussions and its own deliberations, the board decided to put forward the two management proposals described below. We are committed to continuing to engage with our investors to ensure their diverse perspectives are thoughtfully considered.

Management Proposals to Eliminate Classified Board and Supermajority Voting Requirements
Each year between 2007 and 2012, our management put forward proposals to eliminate the company's classified board structure. The proposals did not pass because they failed to receive a “supermajority vote” of 80 percent of the outstanding shares, as required in the company's articles of incorporation. In addition, in 2010, 2011, and 2012, we submitted management proposals to eliminate the supermajority voting requirements themselves. Those proposals also fell short of the required 80 percent vote.

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Prior to 2012, these proposals received support ranging from 72 to 77 percent of the outstanding shares. In 2012, the vote was approximately 63 percent of the outstanding shares, driven in part by a 2012 NYSE rule revision prohibiting brokers from voting their clients' shares on corporate governance matters absent specific instructions from such clients. We have resubmitted both proposals this year for consideration at the 2018 Annual Meeting (see Items 4 and 5). We will continue to engage with our shareholders on these and other topics to ensure that we continue to demonstrate strong corporate governance and accountability to shareholders.

Shareholder Proposals
If a shareholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by November 19, 2018. Proposals should be addressed to the company’s corporate secretary, Lilly Corporate Center, Indianapolis, Indiana 46285. In addition, the company’s bylaws provide that any shareholder wishing to propose any other business at the annual meeting must give the company written notice by November 19, 2018, and no earlier than September 20, 2018. That notice must provide certain other information as described in the bylaws. Copies of the bylaws are available online at https://www.lilly.com/who-we-are/governance or upon request to the company’s corporate secretary.

Shareholder Recommendations and Nominations for Director Candidates
A shareholder who wishes to recommend a director candidate for evaluation should forward the candidate's name and information about the candidate's qualifications to:

Chair of the Directors and Corporate Governance Committee
c/o Corporate Secretary
Lilly Corporate Center
Indianapolis, IN 46285

The candidate must meet the selection criteria described above and must be willing and expressly interested in serving on the board.

Under Section 1.9 of the company’s bylaws, a shareholder who wishes to directly nominate a director candidate at the 2019 annual meeting (i.e., to propose a candidate for election who is not otherwise nominated by the board through the recommendation process described above) must give the company written notice by November 19, 2018, and no earlier than September 20, 2018. The notice should be addressed to the corporate secretary at the address provided above. The notice must contain prescribed information about the candidate and about the shareholder proposing the candidate as described in more detail in Section 1.9 of the bylaws. A copy of the bylaws is available online at https://www.lilly.com/who-we-are/governance. The bylaws will also be provided by mail upon request to the corporate secretary.

We have not received any notice regarding shareholder nominations for board candidates or other shareholder business to be presented at the 2018 shareholders' meeting.

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Ownership of Company Stock

Common Stock Ownership by Directors and Executive Officers
The following table sets forth the number of shares of company common stock beneficially owned by the directors, the named executive officers, and all directors and executive officers as a group, as of February 16, 2018. None of the stock or stock units owned by any of the listed individuals has been pledged as collateral for a loan or other obligation.

Beneficial Owners	Common Stock [1]			Stock Units Not Distributable Within 60 Days [4]
	Shares Owned [2]		Stock Units Distributable Within 60 Days [3]
Ralph Alvarez	—		—	39,627
Katherine Baicker, Ph.D.	—		—	15,001
Carolyn R Bertozzi, Ph.D.	—		—	1,764
Enrique A. Conterno	143,553		—	66,837
Michael L. Eskew	—		—	37,020
J. Erik Fyrwald	100		—	58,059
Michael J. Harrington	92,363		—	12,778
R. David Hoover	1,500		—	36,492
Jamere Jackson	—		—	2,459
William G. Kaelin, Jr., M.D.	—		—	13,516
Juan R. Luciano	—		—	5,428
Jan M. Lundberg, Ph.D.	199,220		—	27,871
Ellen R. Marram	1,000		—	52,373
David A. Ricks	136,553	[5]	—	12,222
Marschall S. Runge, M.D., Ph.D.	—		—	9,327
Kathi P. Seifert	3,533		—	65,061
Joshua L. Smiley	24,868		—	7,947
Jackson P. Tai	42,141		—	8,799
All directors and executive officers as a group (28 people):	1,179,936		—	586,114

[1]
The sum of the "Shares Owned" and "Stock Units Distributable Within 60 Days" columns represents the shares considered "beneficially owned" for purposes of disclosure in the proxy statement. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to their shares. No person listed in the table owns more than 0.02 percent of the outstanding common stock of the company. All directors and executive officers as a group own approximately 0.11 percent of the outstanding common stock of the company.

2 This column includes the number of shares of common stock held individually as well as the number of
401(k) Plan shares held by the beneficial owners indirectly through the 401(k) Plan.

[3]	This column sets forth restricted stock units that vest within 60 days of February 16, 2018.
4 For the executive officers, this column reflects restricted stock units that will not vest within 60 days of February 16, 2018. For the independent directors, this column includes the number of stock units credited to the directors' accounts in the Lilly Directors' Deferral Plan.
5 The shares shown for Mr. Ricks include 11,389 shares that are owned by a family foundation for which he is a director. Mr. Ricks has shared voting power and shared investment power with respect to the shares held by the foundation.

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Principal Holders of Stock
To the best of the company’s knowledge, the only beneficial owners of more than 5 percent of the outstanding shares of the company’s common stock, as of December 31, 2017, are the shareholders listed below:

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Lilly Endowment Inc. (the Endowment) 2801 North Meridian Street Indianapolis, IN 46208	123,075,804	11.2%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	72,222,397	6.5%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	63,854,112	5.8%

Wellington Management Group LLP 280 Congress Street Boston, MA 02210	56,663,547	5.1%

The Endowment has sole voting and sole dispositive power with respect to all of its shares. The Board of Directors of the Endowment is composed of N. Clay Robbins, chairman, president & chief executive officer; Mary K. Lisher; William G. Enright; Daniel P. Carmichael; Charles E. Golden; Eli Lilly II; David N. Shane; Craig Dykstra; and Jennett M. Hill.

The Vanguard Group provides investment management services for various clients. It has sole voting power with respect to 1,396,140 of its shares and sole dispositive power with respect to 70,638,700 of its shares.

BlackRock, Inc. provides investment management services for various clients. It has sole voting power with respect to 54,703,471 of its shares and sole dispositive power with respect to all of its shares.

Wellington Management Group LLP provides investment management services for various clients. It has shared voting power with respect to 10,291,969 shares and shared dispositive power with respect to all of its shares.

Compensation

Item 2. Advisory Vote on Compensation Paid to Named Executive Officers

Section 14A of the Securities Exchange Act of 1934 provides the company's shareholders with the opportunity to approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in the proxy statement. Our compensation philosophy is designed to attract and retain highly talented individuals and motivate them to create long-term shareholder value by achieving top-tier corporate performance while embracing the company’s values of integrity, excellence, and respect for people.

The Compensation Committee and the Board of Directors believe that our executive compensation aligns well with our philosophy and with corporate performance. Executive compensation is an important matter for our shareholders. We routinely review our compensation practices and engage in ongoing dialogue with our shareholders to ensure our practices are aligned with stakeholder interests and reflect best practices.

We request shareholder approval, on an advisory basis, of the compensation of the company’s named executive officers as disclosed in this proxy statement. As an advisory vote, this proposal is not binding on the company. However, the Compensation Committee values input from shareholders and will consider the outcome of the vote when making future executive compensation decisions.

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Board Recommendation on Item 2

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis (CD&A), the compensation tables, and related narratives provided below in this proxy statement.
Compensation Discussion and Analysis

This CD&A describes our executive compensation philosophy, the Compensation Committee's process for setting executive compensation, the elements of our compensation program, the factors the committee considered when setting executive compensation in 2017, and how the company's results affected incentive payouts for 2017 performance.

Say-on-Pay Results for 2017

At last year's annual meeting, more than 97 percent of the shares cast voted in favor of the company's Say-on-Pay proposal on executive compensation. Management and the Compensation Committee view this vote as supportive of the company's overall approach toward executive compensation.

Our Philosophy on Compensation

At Lilly, our mission is to make medicines that help people live longer, healthier, more active lives. To accomplish our mission, we must attract, engage, and retain highly talented individuals who are committed to the company's core values of integrity, excellence, and respect for people. Our compensation programs are designed to help us achieve these goals while balancing the long-term interests of our shareholders and customers.

Objectives
Our compensation and benefits programs are based on the following objectives:

•
Reflect individual and company performance. We reinforce a high-performance culture by linking pay with individual performance and company performance. As employees assume greater responsibilities, the proportion of total compensation based on company performance and shareholder returns increases. We perform an annual review to ensure the programs provide incentives to deliver long-term, sustainable business results while discouraging excessive risk-taking or other adverse behaviors.

•
Attract and retain talented employees. Compensation opportunities should be competitive with our peer group and reflect the level of job impact and responsibilities. Retention of talent is an important factor in the design of our compensation and benefit programs.

•
Implement broad-based programs. While the amount of compensation paid to employees varies, the overall structure of our compensation and benefit programs is broadly similar across the organization to encourage and reward all employees who contribute to our success.

•
Consider shareholder input. Management and the Compensation Committee consider the results of our annual Say-on-Pay vote and other sources of shareholder feedback when designing compensation and benefit programs.

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Compensation Committee's Processes and Analyses

Process For Setting Compensation
The Compensation Committee considers the following in determining executive compensation:

•	Assessment of the executive's individual performance and contribution.

•
CEO: Generally, the independent directors, under the direction of the lead independent director, meet with the CEO at the beginning of each year to agree upon the CEO's performance objectives for the year. At the end of the year, the independent directors meet to assess the CEO's achievement of those objectives along with other factors, including contribution to the company's performance and ethics and integrity. The year-end evaluation is used in setting the CEO's compensation for the next year. In June 2016, David A. Ricks was appointed to serve as CEO, effective January 1, 2017, and his 2017 compensation for the role of Chairman, President, and CEO was set at that time.

•
Other Executive Officers: The committee receives individual performance assessments and compensation recommendations from the CEO and exercises its judgment based on the board's knowledge and interactions with the executive officers. Each executive officer's performance assessment is based on achievement of objectives established between such executive officer and the CEO at the start of the year, as well as other factors, including the demonstration of Lilly values and leadership behaviors. For new executive officers, compensation is set by the Compensation Committee at time of promotion or offer.

•	Assessment of company performance. The Compensation Committee considers company performance in two ways:

•	As a factor in establishing target compensation for the coming year, the committee considers overall company performance during the prior year across a variety of metrics.

•
To determine payouts under the cash and equity incentive programs, the committee establishes specific company performance goals related to revenue, EPS, progress of our pipeline portfolio, stock price growth, and total shareholder return (TSR) relative to our peer companies.

•
Peer group analysis. The committee uses peer group data as a market check for compensation decisions but does not use this data as the sole basis for its compensation targets. The company does not target a specific position within that range of market data.

•
Input from an independent compensation consultant concerning executive pay. The role of the independent compensation consultant is described under the "Compensation Committee Matters" section that follows the CD&A.

Competitive Pay Assessment
Our peer group comprises companies that directly compete with us, operate in a similar business model, and employ people with the unique skills required to operate an established biopharmaceutical company. The committee selects a peer group whose median market cap and revenues are broadly similar to Lilly. The committee reviews the peer group at least every three years. The committee reviewed the peer group for purposes of assessing competitive pay in June 2015 and decided to include Abbvie, Amgen, AstraZeneca, Baxter, Biogen, Bristol-Myers Squibb, Celgene, Gilead, GlaxoSmithKline, Hoffman-La Roche, Johnson & Johnson, Medtronic, Merck, Novartis, Pfizer, Sanofi-Aventis, and Shire Plc. With the exception of Johnson & Johnson, Novartis, and Pfizer, peer companies were no greater than three times our size with regard to both measures. The committee included these three companies despite their size because they compete directly with Lilly, have similar business models, and seek to hire from the same pool of management and scientific talent.

When determining pay levels, the committee considers an analysis provided by management of peer group pay for each executive officer position (except CEO) along with internal factors such as the performance and experience of each executive officer. The independent compensation consultant for the committee provides a

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similar analysis when recommending pay levels for the CEO. This analysis includes a comparison of actual total direct compensation for Lilly’s CEO in the prior year to the peer group, as well as a comparison of current target total direct compensation for Lilly’s CEO to the most recent available data for the peer group. In the aggregate, the company’s target total compensation to named executive officers was in the middle range of the peer group at the end of 2017.

Components of Our Compensation

Our executive compensation has three components:

•	base salary;

•	annual cash bonus, which is calculated based on company performance relative to internal targets for revenue, EPS, and the progress of the pipeline; and

•	two different forms of equity incentives:

◦
performance awards-equity awards that vest over three years with a performance component measuring the company's two-year growth in EPS relative to the expected peer group growth followed by a 13-month service-vesting period; and

◦
shareholder value awards, which are performance-based equity awards that pay out based on absolute company stock price growth and TSR relative to peers, both measured over a three-year period, followed by a one-year holding period.

Executives also receive a company benefits package, described below under "Other Compensation Practices and Information - Employee Benefits."

Adjustments to Reported Financial Results
The Compensation Committee has authority to adjust the reported revenue and EPS upon which incentive compensation payouts are determined to eliminate the distorting effect of unusual income or expense items. These items may affect year-over-year growth percentages or comparability with peer companies. The committee considers the adjustments approved by the Audit Committee for reporting non-GAAP EPS and other adjustments, based on guidelines approved by the committee prior to the performance period. Further details on the adjustments for 2017 and the rationale for making these adjustments are set forth in Appendix A, "Summary of Adjustments Related to the Annual Cash Bonus and Performance Award." For ease of reference, throughout the CD&A and the other compensation disclosures, we refer simply to "revenue" and "EPS" but we encourage you to review the information in Appendix A to understand the adjustments from GAAP revenue and EPS that were approved.

1.	Base Salary

Base salaries are reviewed and established annually and may be adjusted upon promotion, following a change in job responsibilities, or to maintain market competitiveness. Salaries are based on each person's level of contribution, responsibility, expertise, and competitiveness with peer group data.

Base salary increases are established based upon a corporate budget for salary increases, which is set considering company performance over the prior year, expected company performance for the following year, and general external trends. In setting salaries, the Compensation Committee seeks to retain, motivate, and reward successful performers while maintaining affordability within the company's business plan.

2.	Annual Cash Bonus

The Eli Lilly and Company Bonus Plan (Bonus Plan) is designed to reward the achievement of the company's financial plans and pipeline objectives for the year. The bonus is based on three areas of company performance relative to internal targets: revenue, EPS, and pipeline progress.

Company performance goals and individual bonus targets are set at the beginning of each year. Actual payout can range from 0 to 200 percent of an individual's bonus target. The Compensation Committee references the

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annual operating plan to establish performance targets and to assess the relative weighting for each objective. The 2017 weightings remained unchanged from the prior year:

Goal	Weighting
Revenue performance	25%
EPS performance	50%
Pipeline progress	25%

Based on this weighting, the company bonus multiple is calculated as follows:

(0.25 x revenue multiple) + (0.50 x EPS multiple) + (0.25 x pipeline multiple)
= company bonus multiple

The annual cash bonus payout is calculated as follows:

company bonus multiple x individual bonus target x base salary earnings = payout

To preserve tax deductibility of bonus payouts in 2017, executive officers are subject to the Executive Officer Incentive Plan (EOIP). Under the EOIP, the maximum annual cash bonus allowable is calculated based on non-GAAP net income (generally described in "Adjustments to Reported Results" in Appendix A) for the year. For the CEO, the maximum bonus award is 0.3 percent of non-GAAP net income. For other executive officers, the maximum amount is 0.15 percent of non-GAAP net income. None of the executive officers will receive an annual cash bonus payment unless the company has positive non-GAAP net income for the year.

Once the maximum payout for an executive officer is determined, the Compensation Committee has the discretion to reduce (but not increase) the amount to be paid. In exercising this discretion, the committee intends to award the lesser of (i) the bonus they would have received under the Bonus Plan or (ii) the EOIP maximum payout.

3.	Equity Incentives

The company grants two types of equity incentives to executive officers—performance awards and shareholder value awards. Performance awards are designed to focus company leaders on multi-year operational performance relative to peer companies. Shareholder value awards align earned compensation with long-term growth in shareholder value and relative TSR performance within our industry. The Compensation Committee has the discretion to adjust downward (but not upward) any executive officer's equity award payout from the amount yielded by the applicable formula.

Performance Awards
Performance awards vest over three years. Potential shares are based on achieving EPS growth targets over a two-year performance period, followed by an additional 13-month service-vesting period during which the award is held in the form of restricted stock units. The growth-rate targets are set relative to the median expected EPS growth for our peer group. These awards do not accumulate dividends during the two-year performance period, but they do accumulate dividend equivalent units during the service-vesting period.

The Compensation Committee believes EPS growth is an effective measure of operational performance because it is closely linked to shareholder value, is broadly communicated to the public, is easily understood by employees, and allows for objective comparisons to peer group performance. Consistent with our compensation objectives, company performance exceeding the expected peer group median will result in above-target payouts, while company performance lagging the expected peer group median will result in below-target payouts. Possible payouts range from 0 to 150 percent of the target, depending on EPS growth over the performance period.

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The measure of EPS used in the performance award program differs from the measure used in our annual cash bonus program in two ways. First, the EPS goal in the bonus program is set with reference to internal goals that align to our annual operating plan for the year, while the EPS goal in the performance award program is set based on the expected growth rates of our peer group. Second, the bonus program measures EPS over a one-year period, while the performance award program measures EPS over a two-year period. In a given year, the bonus program may pay out above target while the performance award pays out below target (or vice versa).

Shareholder Value Awards
Shareholder value awards are earned based on Lilly's share price (and beginning with 2016 grants, relative TSR performance). Shareholder value awards have a three-year performance period, and any shares paid are subject to a one-year holding requirement. No dividends are accrued during the performance period. Shareholder value awards pay above target if Lilly's stock outperforms an expected rate of return and below target if Lilly's stock underperforms that expected rate of return. The expected rate of return is based on the three-year TSR that a reasonable investor would consider appropriate when investing in a basket of large-cap U.S. companies, as determined by the Compensation Committee. The minimum price to achieve target is calculated by multiplying the starting share price of Lilly's stock by the three-year compounded expected rate of return less Lilly's dividend yield. Executive officers receive no payout if Lilly's TSR for the three-year period is zero or negative. Possible payouts are based on share price growth and range from 0 to 150 percent of the target amount.

Beginning with the 2016-2018 shareholder value awards, a modifier based on Lilly's three-year cumulative TSR relative to our peer companies' median TSR performance will be applied to executive officer payouts. If Lilly's TSR is above the median of our peers, the payout is increased by 1 percent for every percentage point that Lilly's TSR exceeds the median (up to a maximum of 20 percent). Likewise, if Lilly's TSR is below the median, the payout will be reduced by up to a maximum of 20 percent. The committee added the relative TSR modifier to the shareholder value award program because it ensures executive officers' rewards align with shareholder experience while also encouraging strong performance within the industry.

Pay for Performance

The mix of compensation for the CEO and other named executive officers reflects our desire to link executive compensation with company performance. As reflected in the charts below, a substantial portion of the target pay for all named executive officers is performance-based. Both the annual cash bonus and equity payouts are contingent upon company performance, with the bonus factoring in performance over a one-year period, and equity compensation factoring in performance over two- and three-year periods (as described above under "Components of Our Compensation—3. Equity Incentives").

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2017 Target Total Compensation

Performance Review Process
In setting potential executive officer compensation for 2017, the Compensation Committee considered both individual and company performance during 2016.

2016 Individual Named Executive Officer Performance
A summary of the committee's review of the individual named executive officers is provided below:

David Ricks, Chairman, President and Chief Executive Officer: Mr. Ricks became CEO and President on January 1, 2017, and Chairman on June 1, 2017. Mr. Ricks' 2017 compensation opportunity was determined by the committee with input from its independent consultant and using competitive market data as context. Mr. Ricks was promoted based in part on his experience and success in his prior roles. Prior to his appointment as President and CEO, Mr. Ricks was President, Lilly Bio-Medicines for nearly five years where he successfully guided Lilly Bio-Medicines through a period of profound change. As President, Lilly Bio-Medicines, Mr. Ricks had experience in the areas of product development, global sales and marketing as well as public policy. He is well respected inside and outside the company, consistently builds exceptional teams, and sets high standards of performance. Prior to being named President, Lilly Bio-Medicines, Mr. Ricks led Lilly's business operations in Canada, China, and the U.S.

Enrique Conterno, Senior Vice President and President, Lilly Diabetes and President Lilly USA: Under Mr. Conterno's leadership, the Diabetes business had a very strong year in 2016 with volume growth of 28 percent. Mr. Conterno effectively partnered across the value cycle to drive the Diabetes business's strategic plan and provided leadership across our human health commercial businesses. Additionally, effective January 2017, Mr. Conterno assumed additional geographic responsibilities and was named President, Lilly USA. In this role, he led the U.S. affiliate through organization and structural changes as Lilly Diabetes became the host for the company's human pharmaceutical commercial operations in the U.S., China, Japan, and Canada.

Derica Rice (retired), Executive Vice President, Global Services and Chief Financial Officer: Mr. Rice demonstrated strong partnership with business leaders in 2016 by facilitating the completion of the acquisition of Vetmedica. Mr. Rice took an active role in partnering with R&D on portfolio management and business development. Mr. Rice also successfully facilitated key leadership transitions in his function.

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Jan Lundberg, Executive Vice President, Science and Technology and President, Lilly Research Laboratories: Under Dr. Lundberg's leadership, Lilly Research Laboratories achieved significant pipeline progression in 2016 including regulatory approvals for Taltz, and Lartruvo®, and the launch of Phase 3 trials for all but one planned program. Dr. Lundberg played a key leadership role in increasing the company's focus on external research and initiatives to expand the company's research presence, which yielded positive results under his leadership.

Michael Harrington, Senior Vice President and General Counsel: Mr. Harrington was effective and influential in his role as General Counsel in 2016 and he was a productive partner with the executive team. Under Mr. Harrington, the company prevailed in several key patent lawsuits, including defending patent protection for Alimta®. Mr. Harrington also led a company initiative to increase protection of Lilly's intellectual property assets and improve cyber security.

Target Compensation
The information below reflects total compensation at target for named executive officers for 2017. The actual compensation received in 2017 is summarized below in "2017 Compensation Payouts."

Rationale for Changes to Named Executive Officer Target Compensation
The committee established 2017 target total compensation opportunities for each named executive officer based on the named executive officer's 2016 performance, internal relativity, and peer group data. In anticipation of Dr. John Lechleiter’s retirement at the end of 2016, the board appointed Mr. Ricks as President and CEO effective January 1, 2017. The committee set Mr. Ricks’ 2017 base salary and bonus target in August 2016 in conjunction with his appointment and approved the value of his 2017 equity in December 2016 to reflect his promotion. For the other named executive officers, the committee approved salary increases, aligned with the company's annual increase guidelines. Bonus targets as a percentage of base salary for all named executive officers remained unchanged from the prior year. In light of the Diabetes business’s strong performance, Mr. Conterno also received an increase in his equity award.

Base Salary
The following table outlines the salary increase for each named executive approved by the committee in December 2016, except for Mr. Ricks, who took the role of President and CEO in January 2017. Each named executive officer's actual base salary earned during 2017 is reflected in the Summary Compensation Table in the "Executive Compensation" section of this proxy.

Name	2016 Annual Base Salary	2017 Annual Base Salary	Increase (effective March 1, 2017)
Mr. Ricks	N/A	$1,400,000	—
Mr. Conterno	$731,511	$768,100	5%
Mr. Rice (retired)	$1,071,306	$1,092,700	2%
Dr. Lundberg	$1,007,855	$1,028,000	2%
Mr. Harrington	$835,280	$860,300	3%

Annual Cash Bonus Targets
Based on a review of internal relativity, peer group data, and individual performance, the committee decided to retain the same bonus targets for all named executive officers in 2017. Bonus targets are shown in the table below as a percentage of each named executive officer’s base salary earnings:

Name	2016 Bonus Target	2017 Bonus Target
Mr. Ricks	N/A	150%
Mr. Conterno	80%	80%
Mr. Rice (retired)	100%	100%
Dr. Lundberg	100%	100%
Mr. Harrington	80%	80%

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Total Equity Program - Target Grant Values
For 2017 equity grants, the committee set the total target values for named executive officers based on internal relativity, individual performance, and peer group data. Named executive officers have 60 percent of their equity target allocated to shareholder value award and 40 percent to performance award. Total target values for the 2016 and 2017 equity grants to the named executive officers were as follows:

Name	2016 Annual Equity Grant	2017 Annual Equity Grant
Mr. Ricks	N/A	$8,500,000
Mr. Conterno	$2,200,000	$2,500,000
Mr. Rice (retired)	$3,800,000	$3,800,000
Dr. Lundberg	$3,600,000	$3,600,000
Mr. Harrington	$2,300,000	$2,300,000

Performance Goals for 2017 Incentive Programs

Annual Cash Bonus Goals
The Compensation Committee established the company performance targets using the company's 2017 corporate operating plan approved by the Board of Directors in 2016. These targets are described below under "2017 Compensation Payouts."

Performance Awards – 2017-2019 Performance Award (PA)
In February 2017, the committee established a cumulative, compounded two-year EPS growth target of 5.3 percent per year based on investment analysts’ EPS growth estimates for our peer group companies at that time.

Payouts for the 2017-2019 performance award range from 0 to 150 percent of the target, as illustrated in the chart below:

			50% payout

						Target

Payout Multiple		0.00		0.50	0.75	1.00	1.25		1.50
Cumulative 2-Year EPS	≤	$3.52		$6.76	$7.18	$7.61	$8.05	≥	$8.51+
EPS Annual Growth Rate				(2.7)%	1.3%	5.3%	9.3%		13.3%

Shareholder Value Awards – 2017-2019 Shareholder Value Award (SVA)
For purposes of establishing the stock price target for the shareholder value awards, the starting price was $72.15 per share, the average closing stock price for all trading days in November and December 2016. The target share price was established using the expected annual rate of return for large-cap companies (8 percent), less an assumed Lilly dividend yield of 2.88 percent. To determine payout, the ending price will be the average of the closing prices of company stock for all trading days in November and December 2019. The award is designed to deliver no payout to executive officers if the shareholder return (including projected dividends) is zero or negative. Possible payouts based on share price ranges are illustrated in the grid below.

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Ending Stock Price	Less than $65.80	$65.80-$74.79	$74.80-$83.79	$83.80-$92.79	$92.80-$101.79	Greater than $101.79
Compounded Annual Share Price Growth Rate (excluding dividends)	Less than (3.0%)	(3.0%)-1.2%	1.2-5.1%	5.1%-8.8%	8.8%-12.2%	Greater than 12.2%
Percent of Target	0%	50%	75%	100%	125%	150%

Executive officer awards are subject to a relative TSR modifier, as outlined in the grid below. The number of shares to be paid will increase or decrease by 1 percent for every percentage point Lilly's three-year TSR deviates from our peer group's median three-year TSR, capped at 20 percent.

Special Retention Restricted Stock Unit Grant
The Compensation Committee approved a special retention grant of $3 million in restricted stock units for Enrique Conterno, Senior Vice President and President, Lilly Diabetes and President, Lilly USA. This type of award is rare at Lilly—we have not delivered a special grant to an executive officer (other than an external hire) in a number of years. Mr. Conterno is a talented leader who built the diabetes business into our largest franchise and accepted the additional responsibility as head of Lilly USA. His leadership of diabetes and across the enterprise is critical to delivering on our strategy under our new Chairman and CEO. In particular, we value the continuity of his leadership in a time of significant transition at the company. The award has a four-year vesting period, and it will be forfeited if Mr. Conterno resigns or retires from the company prior to December 11, 2021.

2017 Compensation Payouts

The information in this section reflects the amounts paid to named executive officers for the annual cash bonus and for equity awards granted in prior years for which the relevant performance period ended in 2017.

Company Performance
In 2017 we exceeded both our annual revenue and EPS targets. We also made significant progress on our pipeline, meeting or exceeding all of our pipeline targets. Key pipeline highlights include first regulatory approval for Verzenio and Olumiant, along with nine other new approvals, indications, or line extensions.

Annual Cash Bonus
The company's performance compared to targets for revenue, EPS, and pipeline progress, as well as the resulting bonus multiple, is illustrated below.

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	2017 Corporate Target	Adjusted Results*	Multiple
Revenue	$22.3 billion	$22.9 billion	1.30
EPS	$4.15	$4.28	1.37
Pipeline score	3.00	3.65	1.33
Resulting Bonus Multiple			1.34

*See Appendix A, “Summary of Adjustments Related to the Annual Cash Bonus and Performance Award”.

The Science and Technology Committee's assessment of the company's progress toward achieving product pipeline goals is detailed below:

Activity	Objective	Achievement
Approvals	1 new drug first approval 9 other approvals	2 new drug first approvals 9 other approvals
Potential new drug Phase 3 starts	2	2
Potential new drug Phase 1 starts	9-10	11
Potential new indication or line extension Phase 3 starts	2	4
Plan Boldly	Meet industry benchmark for speed of development	Plans exceeded industry benchmark
Deliver to Launch	Meet planned project timelines	Delivered faster than project plans
Qualitative Assessment	Chief scientific officer's assessment of performance against strategic objectives

Based on the recommendation of the Science and Technology Committee, the Compensation Committee certified a pipeline score of 3.65, resulting in a pipeline multiple of 1.33.

When combined, the revenue, EPS, and pipeline multiples yielded a bonus multiple of 1.34.
(0.25 x 1.30) + (0.50 x 1.37) + (0.25 x 1.33) = 1.34 bonus multiple

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The cash bonus amounts paid to named executive officers for 2017 are reflected in the Summary Compensation Table.

2016-2018 Performance Award
The target cumulative EPS for the 2016-2018 performance award was set in the first quarter of 2016 reflecting expected industry growth of 7.0 percent each year over the two-year performance period of 2016-2017. The company's actual annual EPS growth for the two-year period was 7.0 percent. This outcome was largely driven by volume growth from our newer products.

For the named executive officers, the number of shares earned and subject to an additional 13-month service-vesting period under the 2016-2018 performance award is reflected in the table below (this information is also included in footnote 5 to the "Outstanding Equity Awards" table in the "Executive Compensation" section below):

Name	Target Shares	RSUs Earned
Mr. Ricks	N/A	N/A
Mr. Conterno	12,222	12,222
Mr. Rice (retired)	21,111	21,111
Dr. Lundberg	20,000	20,000
Mr. Harrington	12,778	12,778

2015-2017 Shareholder Value Award
The target stock price range of $80.30 to $86.17 (16.2% to 24.6% stock price growth) for the 2015-2017 shareholder value award was set in 2015 based on a beginning stock price of $69.13, which was the average closing price for Lilly stock for all trading days in November and December 2014. The ending stock price of $84.70 represents a stock price growth of approximately 22.5 percent over the relevant three-year period.  The company’s performance compared to target (and the resulting payout multiple) for this award is shown below.

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The shares paid to named executive officers during 2018 for the 2015-2017 shareholder value award were as follows:

Name	Target Shares	Shares Paid Out
Mr. Ricks	N/A	N/A
Mr. Conterno	22,507	22,507
Mr. Rice (retired)	42,764	42,764
Dr. Lundberg	38,262	38,262
Mr. Harrington	25,883	25,883

Other Compensation Practices and Information

Employee Benefits

The company offers core employee benefits coverage to:

•	provide our workforce with a reasonable level of financial support in the event of illness or injury

•	provide post-retirement income

•	enhance productivity and job satisfaction through benefit programs that focus on overall well-being.

The benefits available are the same for all U.S. employees and include medical and dental coverage, disability insurance, and life insurance. In addition, The Lilly Employee 401(k) plan (401(k) Plan) and The Lilly Retirement Plan (the Retirement Plan) provide U.S. employees a reasonable level of retirement income reflecting employees’ careers with the company. To the extent that any employee’s retirement benefit exceeds Internal Revenue Service (IRS) limits for amounts that can be paid through a qualified plan, the company also offers a nonqualified pension plan and a nonqualified savings plan. These plans provide only the difference between the calculated benefits and the IRS limits, and the formula is the same for all U.S. employees. The cost of employee benefits is partially borne by the employee, including each executive officer.

Perquisites

The company provides very limited perquisites to executive officers. The company generally does not allow personal use of the corporate aircraft. In rare cases when the security and efficiency benefits outweigh the expense, the corporate aircraft is made available to Mr. Ricks for personal use. The company did not incur any expenses for personal use of its aircraft in 2017 by Mr. Ricks, and he did not receive any other

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perquisites. Depending on seat availability, family members and personal guests may accompany executive officers who are traveling for business on the company aircraft. There is no incremental cost to the company for these trips by family members and personal guests.

The Lilly Deferred Compensation Plan

Members of senior management may defer receipt of part or all of their cash compensation under The Lilly Deferred Compensation Plan (Deferred Compensation Plan), which allows executives to save for retirement in a tax-effective way at minimal cost to the company. Under this unfunded plan, amounts deferred by the executive are credited at an interest rate of 120 percent of the applicable federal long-term rate, as described in more detail following the “Nonqualified Deferred Compensation in 2017” table.

Severance Benefits

Except in the case of a change in control of the company, the company is not obligated to pay severance to executive officers upon termination of their employment; any such payments are at the discretion of the Compensation Committee.

The company has adopted change-in-control severance pay plans for nearly all employees, including the executive officers. The plans are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, the plans are intended to align executive and shareholder interests by enabling executives to evaluate corporate transactions that may be in the best interests of the shareholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Highlights of our change-in-control severance plans
•	all regular employees are covered
•	double trigger generally required
•	no tax gross-ups
•	up to two-year pay protection
•	18-month benefit continuation

Although benefit levels may differ depending on the employee’s job level and seniority, the basic elements of the plans are comparable for all eligible employees:

•
Double trigger. Unlike “single trigger” plans that pay out immediately upon a change in control, our plans require a “double trigger”—a change in control followed by an involuntary loss of employment within two years. This is consistent with the plan's intent to provide employees with financial protection upon loss of employment. With respect to unvested equity, accrued performance will be used to determine the number of shares earned under an award, but vesting does not accelerate immediately upon a change in control. Rather the performance-adjusted awards will convert to restricted stock units that continue to vest with the new company. Shares will pay out upon the earlier of the completion of the original award period; upon a covered termination; or if the successor entity does not assume, substitute, or otherwise replace the awards.

•
Covered terminations. Employees are eligible for payments if, within two years of the change in control, their employment is terminated (i) without cause by the company or (ii) for good reason by the employee, each as is defined in the plan. See “Executive Compensation - Payments Upon Termination or Change in Control” for a more detailed discussion, including a discussion of what constitutes a change in control.

•
Employees who suffer a covered termination receive up to two years of pay and 18 months of benefits protection. These provisions assure employees a reasonable period of protection of their income and core employee benefits.

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•
Severance payment. Eligible terminated employees would receive a severance payment ranging from six months’ to two years’ base salary. Executives are all eligible for two years’ base salary plus two times the then-current year’s target bonus.

•
Benefit continuation. Basic employee benefits such as health and life insurance would continue for 18 months following termination of employment, unless the individual becomes eligible for coverage with a new employer. All employees would receive an additional two years of both age and years-of-service credit for purposes of determining eligibility for retiree medical and dental benefits.

•	Accelerated vesting of equity awards. Any unvested equity awards would vest at the time of a covered termination.

•
Excise tax. In some circumstances, the payments or other benefits received by the employee in connection with a change in control could exceed limits established under Section 280G of the Internal Revenue Code. The employee would then be subject to an excise tax on top of normal federal income tax. The company does not reimburse employees for these taxes. However, the amount of change in control-related benefits will be reduced to the 280G limit if the effect would be to deliver a greater after-tax benefit than the employee would receive with an unreduced benefit.

Share Ownership and Retention Guidelines; Prohibition on Hedging and Pledging Shares

Share ownership and retention guidelines help to foster a focus on long-term growth. The CEO is required to own company stock valued at least six times annual base salary. During 2017, the holding requirement for other executive officers ranged from two to three times annual base salary depending on the position. Beginning in 2018, the holding requirement for other executive officers will range from two to four times annual base salary depending on the position. Until the required number of shares is reached, the executive officer must retain 50 percent of shares net of taxes received from new equity payouts. Our executives have a long history of maintaining significant levels of company stock. As of December 31, 2017, Mr. Ricks held shares valued at approximately 8 times his annual salary. The following table shows the share requirements for the named executive officers:

Name	Share Requirement 2017 2018		Owns Required 2018 Shares
Mr. Ricks	six times base salary	six times base salary	Yes
Mr. Conterno	three times base salary	four times base salary	Yes
Mr. Rice (retired)	three times base salary	four times base salary	Yes
Dr. Lundberg	three times base salary	four times base salary	Yes
Mr. Harrington	three times base salary	four times base salary	Yes

Executive officers are also required to hold all shares received from equity program payouts, net of acquisition costs and taxes, for at least one year, even once share ownership requirements have been met. For performance awards, this holding requirement is met by the 13-month service-vesting period that applies after the end of the performance period.

Non-employee directors and employees are not permitted to hedge their economic exposures to company stock through short sales or derivative transactions. Non-employee directors and all members of senior management are prohibited from pledging any company stock (i.e., using company stock as collateral for a loan or trading shares on margin).

Executive Compensation Recovery Policy

All incentive awards are subject to forfeiture upon termination of employment prior to the end of the performance or vesting period or for disciplinary reasons. In addition, the Compensation Committee has adopted an executive compensation recovery policy that gives the Compensation Committee broad discretion

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to claw back incentive payouts from any member of senior management (approximately 150 employees) whose misconduct results in a material violation of law or company policy that causes significant harm to the company or who fails in his or her supervisory responsibility to prevent such misconduct by others.

Additionally, the company can recover all or a portion of any executive officer incentive compensation in the case of materially inaccurate financial statements or material errors in the performance calculation, whether or not they result in a restatement and whether or not the executive officer has engaged in wrongful conduct.

The recovery policy covers any incentive compensation awarded or paid to an employee at a time when he or she is a member of senior management. Subsequent changes in status, including retirement or termination of employment, do not affect the company’s rights to recover compensation under the policy. Recoveries under the plan can extend back as far as three years.

Looking Ahead to 2018 Compensation

Lilly’s Board of Directors unanimously elected Joshua L. Smiley to assume the role of Senior Vice President and Chief Financial Officer effective January 1, 2018, succeeding Mr. Rice, who retired from the company at the end of 2017. In connection with his appointment, Mr. Smiley will receive a base salary of $875,000 and will be eligible for an annual cash bonus with a target of 95 percent of base salary. Mr. Smiley received an equity award in February 2018 as part of the company’s annual equity incentive program with a grant value of $2.3 million. One hundred percent of this grant value was delivered in the form of performance-based equity: 60 percent in shareholder value awards and 40 percent in performance awards.

The Compensation Committee approved new share ownership guidelines for named executive officers other than the CEO. While the CEO’s requirement remains six times his annual base salary, the named executive officers' requirement increased from three times to four times annual base salary.

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Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) [2]	Change in Pension Value ($) [3]		All Other Compensation ($) [4]	Total Compensation ($)
David A. Ricks	2017	$1,400,000	$0	$10,200,000	$0	$2,814,000	$1,347,991		$84,000	$15,845,991
Chairman, President, and Chief Executive Officer	2016	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A
	2015	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A
Enrique A. Conterno	2017	$762,002	$0	$6,000,000	$0	$816,866	$999,426		$45,720	$8,624,014
Senior Vice President and President, Lilly Diabetes and President, Lilly USA	2016	$727,960	$0	$2,200,000	$0	$681,371	$935,408		$43,678	$4,588,417
	2015	$705,653	$0	$2,270,000	$0	$852,075	$0	[5]	$42,339	$3,870,067
Derica W. Rice (retired)	2017	$1,089,134	$0	$4,560,000	$0	$1,459,440	$1,719,690		$65,348	$8,893,612
Executive Vice President, Global Services and Chief Financial Officer	2016	$1,067,805	$0	$3,800,000	$0	$1,249,332	$1,739,429		$64,068	$7,920,634
	2015	$1,045,200	$0	$4,313,000	$0	$1,514,495	$0	[5]	$62,712	$6,935,407
Jan M. Lundberg, Ph.D.	2017	$1,024,643	$0	$4,320,000	$0	$1,373,021	$618,333		$61,479	$7,397,476
Executive Vice President, Science and Technology and President, Lilly Research Laboratories	2016	$1,007,855	$0	$3,600,000	$0	$1,179,190	$627,381		$60,471	$6,474,897
	2015	$1,007,855	$0	$3,859,000	$0	$1,460,382	$390,645		$60,471	$6,778,353
Michael J. Harrington	2017	$856,130	$0	$2,760,000	$0	$917,771	$1,657,718		$51,368	$6,242,987
Senior Vice President and General Counsel	2016	$827,400	$0	$2,300,000	$0	$774,446	$1,441,954		$49,644	$5,393,444
	2015	$784,167	$0	$2,610,500	$0	$946,881	$391,899		$47,050	$4,780,497

1 This column shows the grant date fair value of performance awards and shareholder value awards computed in accordance with FASB ASC Topic 718. See Note 11 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for additional detail regarding assumptions underlying the valuation of equity awards. All values in the “Stock Awards” column were based upon the probable outcome of performance conditions as of the grant date, which vary year to year. For 2017, the probable outcome of the performance awards at the time of grant was at maximum. As a result, the values in the "Stock Awards" column are above target. For Mr. Conterno, this column shows both the grant date fair value of performance awards and shareholder value awards, as well as a special retention grant of $3 million he received in recognition of his leadership in delivering the company's strategy and providing continuity in a time of significant transition at the company; this special retention grant will vest on December 11, 2021, and it will be forfeited if Mr. Conterno resigns or retires from the company prior to that date.

For purposes of comparison, the supplemental table below shows the total target grant values approved by the committee:

Name	2015 Total Equity	2016 Total Equity	2017 Total Equity
Mr. Ricks	N/A	N/A	$8,500,000
Mr. Conterno	$2,000,000	$2,200,000	$2,500,000
Mr. Rice (retired)	$3,800,000	$3,800,000	$3,800,000
Dr. Lundberg	$3,400,000	$3,600,000	$3,600,000
Mr. Harrington	$2,300,000	$2,300,000	$2,300,000

The table below shows the minimum, target, and maximum payouts (using the grant date fair value) for the 2017-2019 performance awards included in the Summary Compensation Table.

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Name	Payout Date	Minimum Payout	Target Payout	Maximum Payout
Mr. Ricks	January 2019	$0	$3,400,000	$5,100,000
Mr. Conterno	January 2019	$0	$1,000,000	$1,500,000
Mr. Rice (retired)	January 2019	$0	$1,520,000	$2,280,000
Dr. Lundberg	January 2019	$0	$1,440,000	$2,160,000
Mr. Harrington	January 2019	$0	$920,000	$1,380,000

The table below shows the minimum, target, and maximum payouts (using the grant date fair value) for the 2017-2019 shareholder value awards included in the Summary Compensation Table.

Name	Payout Date	Minimum Payout	Target Payout	Maximum Payout
Mr. Ricks	January 2019	$0	$5,100,000	$7,650,000
Mr. Conterno	January 2019	$0	$1,500,000	$2,250,000
Mr. Rice (retired)	January 2019	$0	$2,280,000	$3,420,000
Dr. Lundberg	January 2019	$0	$2,160,000	$3,240,000
Mr. Harrington	January 2019	$0	$1,380,000	$2,070,000

2     Payments under the Bonus Plan for performance in each of the respective years. All bonuses paid to named executive officers were part of a non-equity incentive plan.

3     The amounts in this column reflect the change in pension value for each individual, calculated by our actuary, and are affected by additional service accruals and pay earned, as well as actuarial assumption changes. The changes in pension values in 2017 were driven to a large extent by a lower discount rate which increased the net present value of pensions. The design of the pension benefit did not change. See the Pension Benefits in 2017 table below for information about the standard actuarial assumptions used. No named executive officer received preferential or above-market earnings on deferred compensation.

4     The amounts in this column are solely company matching contributions for each individual's 401(k) plan and nonqualified savings plan contributions. The company does not reimburse executives for taxes outside of the limited circumstance of taxes related to employee relocation or a prior international assignment. There were no reportable perquisites or personal benefits.

5     In 2015, the net present value of the pension benefits for Mr. Conterno and Mr. Rice reflect no change from the previous year due to an increase in the discount rate over the prior year. For the other named executive officers, increases in pensionable earnings offset the impact of the 2015 increased discount rate.

Grants of Plan-Based Awards During 2017
The compensation plans under which the grants in the following table were made are described in the CD&A and consist of the bonus plan (a non-equity incentive plan) and the 2002 Lilly Stock Plan (which provides for performance awards, shareholder value awards, and restricted stock units).
To receive a payout under the performance award or the shareholder value award, a participant must remain employed with the company through the end of the relevant award period (except in the case of death, disability, retirement, or redundancy). No dividends accrue on either performance awards or shareholder value awards during the performance period. Non-preferential dividends accrue during the 13-month service-vesting period (following the two-year performance period) and are paid upon vesting.

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Name	Award		Grant Date[2]	Compensation Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock or Option Awards: Number of Shares of Stock, Options, or Units	Grant Date Fair Value of Equity Awards
					Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)
Mr. Ricks	Annual Bonus		__	__	$52,500	$2,100,000	$4,200,000
	2017-2019 PA	[3]	2/9/2017	12/12/2016				23,117	46,233	69,350		$5,100,000
	2017-2019 SVA	[4]	2/9/2017	12/12/2016				39,045	78,089	117,134		$5,100,000
											0
Mr. Conterno	Annual Bonus		__	__	$15,240	$609,601	$1,219,203
	2017-2019 PA	[3]	2/9/2017	12/12/2016				6,799	13,598	20,397		$1,500,000
	2017-2019 SVA	[4]	2/9/2017	12/12/2016				11,484	22,967	34,451		$1,500,000
	RSU	[5]	12/11/2017	12/11/2017							34,615	$3,000,000
Mr. Rice (retired)	Annual Bonus		__	__	$27,228	$1,089,134	$2,178,269
	2017-2019 PA	[3]	2/9/2017	12/12/2016				10,335	20,669	31,004		$2,280,000
	2017-2019 SVA	[4]	2/9/2017	12/12/2016				17,455	34,910	52,365		$2,280,000
											0
Dr. Lundberg	Annual Bonus		__	__	$25,616	$1,024,643	$2,049,285
	2017-2019 PA	[3]	2/9/2017	12/12/2016				9,791	19,581	29,372		$2,160,000
	2017-2019 SVA	[4]	2/9/2017	12/12/2016				16,537	33,073	49,610		$2,160,000
											0
Mr. Harrington	Annual Bonus		__	__	$17,123	$684,904	$1,369,808
	2017-2019 PA	[3]	2/9/2017	12/12/2016				6,255	12,510	18,765		$1,380,000
	2017-2019 SVA	[4]	2/9/2017	12/12/2016				10,565	21,130	31,695		$1,380,000
											0
1    These columns show the threshold, target, and maximum payouts for performance under the Bonus Plan. Bonus payouts range from 0 to 200 percent of target. The bonus payment for 2017 performance was 134 percent of target and is included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

2    To assure grant timing is not manipulated for employee gain, the annual grant date is established in advance by the Compensation Committee. Equity awards to new hires and other off-cycle grants are generally effective on the first trading day of the following month.

3 This row shows the possible payouts for 2017-2019 performance award grants ranging from 0 to 150 percent of target. This performance award will pay out in January 2020. The grant-date fair value of the performance award reflects the probable payout outcome anticipated at the time of grant, which was greater than the target value.

4    This row shows the range of payouts for 2017-2019 shareholder value award grants. This shareholder value award will pay out in January 2020, with payouts ranging from 0 to 150 percent of target. We measure the fair value of the shareholder value award on the grant date using a Monte Carlo simulation model.

5 Mr. Conterno received a special retention grant in recognition of his leadership in delivering the company's strategy and providing continuity in a time of significant transition at the company. The award will vest on December 11, 2021, and it will be forfeited if Mr. Conterno resigns or retires from the company prior to that date.

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Outstanding Equity Awards at December 31, 2017
The 2017 closing stock price used to calculate the values in the table below was $84.46.

	Stock Awards[1]
Name	Award	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mr. Ricks	2017-2019 SVA				140,561	[2]	$11,871,782
	2016-2018 SVA				57,797	[3]	$4,881,535
	2017-2019 PA				69,350	[4]	$5,857,301
	2016-2018 PA	12,222	[5]	$1,032,270
	2015-2017 PA	21,326	[6]	$1,801,194
Mr. Conterno	2017-2019 SVA				41,341	[2]	$3,491,661
	2016-2018 SVA				57,797	[3]	$4,881,535
	2017-2019 PA				20,397	[4]	$1,722,731
	2016-2018 PA	12,222	[5]	$1,032,270
	2015-2017 PA	21,326	[6]	$1,801,194
	2008 RSU Award	20,000	[7]	$1,689,200
	2017 RSU Award	34,615	[8]	$2,923,583
Mr. Rice (retired)	2017-2019 SVA				62,838	[2]	$5,307,297
	2016-2018 SVA				99,830	[3]	$8,431,642
	2017-2019 PA				31,004	[4]	$2,618,598
	2016-2018 PA	21,111	[5]	$1,783,035
	2015-2017 PA	40,518	[6]	$3,422,150
Dr. Lundberg	2017-2019 SVA				59,532	[2]	$5,028,073
	2016-2018 SVA				94,576	[3]	$7,987,889
	2017-2019 PA				29,372	[4]	$2,480,759
	2016-2018 PA	20,000	[5]	$1,689,200
	2015-2017 PA	36,252	[6]	$3,061,844
Mr. Harrington	2017-2019 SVA				38,034	[2]	$3,212,352
	2016-2018 SVA				60,423	[3]	$5,103,327
	2017-2019 PA				18,765	[4]	$1,584,892
	2016-2018 PA	12,778	[5]	$1,079,230
	2015-2017 PA	24,524	[6]	$2,071,297

1 The chart no longer includes stock option awards because the company has not awarded stock options to employees since 2006 and there are no outstanding stock option awards.

2    Shareholder value awards granted for the 2017-2019 performance period will vest on December 31, 2019. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and December 2018 is over $101.79. Actual payouts may vary from 0 to 180 percent of target. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2017, the payout would have been at target.

3 Shareholder value awards granted for the 2016-2018 performance period will vest on December 31, 2018. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and December 2018 is over $119.58. Actual payouts may vary from 0 to 180 percent of target. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2017, the payout would have been 50 percent of target.

4    This number represents the maximum value of performance award shares that could pay out for the 2017-2018 performance period, provided performance goals are met. Once the combined cumulative EPS result and associated payout level is determined at the end of the performance period, the associated number of shares are restricted stock units vesting in February 2020. Actual payouts may vary from 0 to 150 percent of target. The

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number of shares recorded in the table reflects the payout if the combined cumulative EPS for 2017 and 2018 is at least $8.51.

5    The performance period ending 2017 for the 2016-2018 performance award resulted in a restricted stock unit for 150 percent of target shares. The restricted stock units will vest in February 2019.

6    Restricted stock units vested in February 2018 from the 2015-2017 performance award.

7 This grant was made in 2008 before Mr. Conterno became an executive officer. This award was granted outside of the normal annual cycle and will vest on May 1, 2018.

8 Mr. Conterno received a special retention grant in recognition of his leadership in delivering the company's strategy and providing continuity in a time of significant transition at the company. The award will vest on December 11, 2021, and it will be forfeited if Mr. Conterno resigns or retires from the company prior to that date.

Options Exercised and Stock Vested in 2017

	Option Awards[1]		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[2]
Mr. Ricks	0	$0	10,244	[3]	$789,095
			22,507	[4]	$1,971,613
			5,496	[5]	$468,919
Mr. Conterno	0	$0	10,244	[3]	$789,095
			22,507	[4]	$1,971,613
Mr. Rice (retired)	0	$0	19,463	[3]	$1,499,235
			42,764	[4]	$3,746,126
Dr. Lundberg	0	$0	15,366	[3]	$1,183,643
			38,262	[4]	$3,351,751
Mr. Harrington	0	$0	9,732	[3]	$749,656
			25,883	[4]	$2,267,351

1 The chart no longer includes stock option awards because the company has not awarded stock options to employees since 2006 and there are no outstanding stock option awards.

2 Amounts reflect the market value of the stock on the day the stock vested.

3    Restricted stock units resulting from the 2014-2016 performance award that vested in February 2017.

4    Payout of the 2015-2017 shareholder value award at 100 percent of target.

5    This grant was made in 2007 before Mr. Ricks became an executive officer. This award was granted outside of the normal annual cycle.

Retirement Benefits
We provide retirement income to eligible U.S. employees, including executive officers, through the following plans:

•
The 401(k) Plan, a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Participants may elect to contribute a portion of their base salary to the plan, and the company provides matching contributions on employees’ contributions up to 6 percent of base salary up to IRS limits. The employee contributions, company contributions, and earnings thereon are paid out in accordance with elections made by the participant. See the "All Other Compensation" column in the Summary Compensation Table for information about company contributions under the 401(k) Plan for the named executive officers.

•
The Retirement Plan, a tax-qualified defined benefit plan that provides monthly benefits to retirees. See the Pension Benefits in 2017 table below for additional information about the value of these pension benefits.

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Sections 401 and 415 of the Internal Revenue Code generally limit the amount of annual pension that can be paid from a tax-qualified plan ($270,000 in 2017 and $275,000 in 2018) as well as the amount of annual earnings that can be used to calculate a pension benefit. However, since 1975 the company has maintained a nonqualified pension plan that pays retirees the difference between the amount payable under the Retirement Plan and the amount they would have received without the Internal Revenue Code limits. The nonqualified pension plan is unfunded and subject to forfeiture in the event of bankruptcy. Likewise the company maintains a nonqualified savings plan that allows participants to contribute up to 6 percent of base salary exceeding the IRS limit. The company matches these contributions as described in the 401(k) Plan. For more information, see footnote 3 to the Nonqualified Deferred Compensation in 2017 table.

The following table shows benefits that the named executive officers have accrued under the Retirement Plan and the nonqualified pension plan.

Pension Benefits in 2017

Name	Plan	Number of Years of Credited Service	Present Value of Accumulated Benefit ($) [1]	Payments During Last Fiscal Year ($)
Mr. Ricks	retirement plan (pre-2010)	14	$570,749
	retirement plan (post-2009)	8	$203,352
	nonqualified plan (pre-2010)	14	$2,816,826
	nonqualified plan (post-2009)	8	$980,129
	total		$4,571,056	$0
Mr. Conterno	retirement plan (pre-2010)	17	$849,574
	retirement plan (post-2009)	8	$211,141
	nonqualified plan (pre-2010)	17	$4,074,998
	nonqualified plan (post-2009)	8	$965,590
	total		$6,101,303	$0
Mr. Rice (retired)[2]	retirement plan (pre-2010)	20	$990,838
	retirement plan (post-2009)	8	$219,228
	nonqualified plan (pre-2010)	20	$8,538,391
	nonqualified plan (post-2009)	8	$1,775,668
	total		$11,524,125	$0
Dr. Lundberg	retirement plan (post-2009)	8	$344,168
	nonqualified plan (post-2009)	8	$2,660,445
	total		$3,004,613	$0
Mr. Harrington	retirement plan (pre-2010)	18	$933,412
	retirement plan (post-2009)	8	$236,344
	nonqualified plan (pre-2010)	18	$4,530,371
	nonqualified plan (post-2009)	8	$1,106,712
	total		$6,806,839	$0

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1    The following standard actuarial assumptions were used to calculate the present value of each individual’s accumulated pension benefit:

Discount rate:	3.83 percent for the qualified plan and 3.70 percent for non-qualified plan
Mortality (post-retirement decrement only):	RP2006 with generational projection using Scale MP2017
Pre-2010 joint and survivor benefit (% of pension):	50% until age 62; 25% thereafter
Post-2009 benefit payment form:	life annuity
2 Mr. Rice retired with full retirement benefits under the old plan formula (pre-2010 benefits) and qualified for early retirement under the new plan formula (post-2009 benefits) as described below.
The Retirement Plan benefits shown in the table are net present values. The benefits are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree and, if elected, any qualifying survivor. The annual benefit under the retirement plan is calculated using years of service and the average of the annual earnings (salary plus bonus) for the highest 5 out of the last 10 calendar years of service (final average earnings).

Post-2009 Plan Information: Following amendment of our Retirement Plan formulas, employees hired on or after February 1, 2008, have accrued retirement benefits only under the new plan formula. Employees hired before that date have accrued benefits under both the old and new plan formulas. All eligible employees, including those hired on or after February 1, 2008, can retire at age 65 with at least five years of service and receive an unreduced benefit. The annual benefit under the new plan formula is equal to 1.2 percent of final average earnings multiplied by years of service. Early retirement benefits under this plan formula are reduced 6 percent for each year under age 65. Transition benefits were afforded to employees with 50 points (age plus service) or more as of December 31, 2009. These benefits were intended to ease the transition to the new retirement formula for those employees who were closer to retirement or had been with the company longer at the time the plan was changed. For the transition group, early retirement benefits are reduced 3 percent for each year from age 65 to age 60 and 6 percent for each year under age 60. All named executive officers except Dr. Lundberg are in this transition group.

Pre-2010 Plan Information: Employees hired prior to February 1, 2008, accrued benefits under both plan formulas. For these employees, benefits that accrued before January 1, 2010, were calculated under the old plan formula. The amount of the benefit is calculated using actual years of service through December 31, 2009, while total years of service is used to determine eligibility and early retirement reductions. The benefit amount is increased (but not decreased) proportionately, based on final average earnings at termination compared to final average earnings at December 31, 2009. Full retirement benefits are earned by employees with 90 or more points (the sum of his or her age plus years of service). Employees electing early retirement receive reduced benefits as described below:

•	The benefit for employees with between 80 and 90 points is reduced by 3 percent for each year under 90 points or age 62.

•
The benefit for employees who have fewer than 80 points, but who reached age 55 and have at least 10 years of service, is reduced as described above and is further reduced by 6 percent for each year under 80 points or age 65.

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Nonqualified Deferred Compensation in 2017

Name	Plan	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)[2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)[3]
Mr. Ricks	nonqualified savings	$67,800	$67,800	$79,349	$0	$621,637
	deferred compensation	$0		$0		$0
	total	$67,800	$67,800	$79,349	$0	$621,637
Mr. Conterno	nonqualified savings	$29,520	$29,520	$133,317	$0	$902,670
	deferred compensation	$100,000		$40,169		$1,290,943
	total	$129,520	$29,520	$173,486	$0	$2,193,613
Mr. Rice (retired)	nonqualified savings	$49,148	$49,148	$313,241	$0	$1,908,141
	deferred compensation	$0		$0		$0
	total	$49,148	$49,148	$313,241	$0	$1,908,141
Dr. Lundberg	nonqualified savings	$45,279	$45,279	$47,378	$0	$908,217
	deferred compensation	$0		$0		$0
	total	$45,279	$45,279	$47,378	$0	$908,217
Mr. Harrington	nonqualified savings	$35,168	$35,168	$66,068	$0	$519,523
	deferred compensation	$0		$5,704		$180,677
	total	$35,168	$35,168	$71,772	$0	$700,199

1    The amounts in this column are also included in the Summary Compensation Table, in the “Salary” column (nonqualified savings) or the “Non-Equity Incentive Plan Compensation” column (deferred compensation).

2    The amounts in this column are also included in the Summary Compensation Table, in the “All Other Compensation” column as a portion of the savings plan match.

3    Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table for this year and for previous years:

Name	2017 ($)	Previous Years ($)	Total ($)
Mr. Ricks	$135,600	N/A	$135,600
Mr. Conterno	$159,040	$760,600	$919,640
Mr. Rice (retired)	$98,296	$895,298	$993,594
Dr. Lundberg	$90,557	$616,819	$707,376
Mr. Harrington	$70,336	$276,588	$346,924

The Nonqualified Deferred Compensation in 2017 table above shows information about two company programs: the nonqualified savings plan and the Deferred Compensation Plan. The nonqualified savings plan is designed to allow each employee to contribute up to 6 percent of his or her base salary and receive a company match, beyond the contribution limits prescribed by the IRS with regard to 401(k) plans. This plan is administered in the same manner as the 401(k) Plan, with the same participation and investment elections. Executive officers and other U.S. executives may also defer receipt of all or part of their cash compensation under the Deferred Compensation Plan. Amounts deferred by executives under this plan are credited with interest at 120 percent of the applicable federal long-term rate as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code with monthly compounding, which was 2.7 percent for 2017 and is 3.1 percent for 2018. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following termination of employment, but may not make withdrawals while employed by the company, except in the event of hardship as approved by the Compensation Committee. All deferral elections and associated distribution schedules are irrevocable. Both plans are unfunded and subject to forfeiture in the event of bankruptcy.

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Payments Upon Termination or Change in Control (as of December 31, 2017)
The following table describes the potential payments and benefits under the company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. Except for certain terminations following a change in control of the company, as described below, there are no agreements, arrangements, or plans that entitle named executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating executive officer (other than following a change in control) would be at the discretion of the Compensation Committee.

		Cash Severance Payment [1]	Continuation of Medical / Welfare Benefits (present value) [2]	Value of Acceleration of Equity Awards	Total Termination Benefits
Mr. Ricks
•	Voluntary retirement	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$7,000,000	$39,903	$6,206,019	$13,245,922
Mr. Conterno
•	Voluntary termination	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$2,765,160	$296,844	$4,347,980	$7,409,984
Mr. Rice (retired)
•	Voluntary retirement	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$4,370,800	$45,916	$4,159,289	$8,576,005
Dr. Lundberg
•	Voluntary retirement	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$4,112,000	$63,472	$3,938,307	$8,113,779
Mr. Harrington
•	Voluntary termination	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$3,097,080	$45,916	$2,517,449	$5,660,445

1    See “Change-in-Control Severance Pay Plan—Cash Severance Payment” below.

2    See “Accrued Pay and Regular Retirement Benefits” and “Change-in-Control Severance Pay Plan—Continuation of medical and welfare benefits” below.

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table above do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	accrued salary and vacation pay.

•	regular pension benefits under the Retirement Plan and the nonqualified pension plan. See “Retirement Benefits” above.

•
welfare benefits provided to all U.S. retirees, including retiree medical and dental insurance. The amounts shown in the table above as “Continuation of Medical / Welfare Benefits” are explained below.

•
distributions of plan balances under the 401(k) Plan, the nonqualified savings plan, and the Deferred Compensation Plan. See the narrative following the Nonqualified Deferred Compensation in 2017 table for information about these plans.

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Deferred Compensation. The amounts shown in the table do not include distributions of plan balances under the deferred compensation plan. Those balances are shown in the Nonqualified Deferred Compensation in 2017 table.

Death and Disability. A termination of employment due to death or disability does not entitle named executive officers to any payments or benefits that are not available to U.S. salaried employees generally.

Termination for Cause. Executives terminated for cause receive no severance or enhanced benefits and forfeit any unvested equity grants.

Change-in-Control Severance Pay Plan. As described in the CD&A under “Severance Benefits,” the company maintains a change-in-control severance pay plan for nearly all employees, including the named executive officers. The change-in-control plan defines a change in control very specifically, but generally the terms include the occurrence of one of the following: (i) acquisition of 20 percent or more of the company’s stock; (ii) replacement by the shareholders of one half or more of the Board of Directors; (iii) consummation of a merger, share exchange, or consolidation of the company (other than a transaction that results in the Lilly shareholders prior to the transaction continuing to hold more than 60 percent of the voting stock of the combined entity); or (iv) liquidation of the company or sale or disposition of all or substantially all of its assets. The amounts shown in the table for “involuntary or good-reason termination after change in control” are based on the following assumptions and plan provisions:

•
Covered terminations. The table assumes a termination of employment that is eligible for severance under the terms of the plan, based on the named executive officer’s compensation, benefits, age, and service credit at December 31, 2017. Eligible terminations include an involuntary termination for reasons other than for cause or a voluntary termination by the executive for good reason, within two years following the change in control.

•
A termination of an executive officer by the company is for cause if it is for any of the following reasons: (i) the employee’s willful and continued refusal to perform, without legal cause, his or her material duties, resulting in demonstrable economic harm to the company; (ii) any act of fraud, dishonesty, or gross misconduct resulting in significant economic harm or other significant harm to the business reputation of the company; or (iii) conviction of or the entering of a plea of guilty or nolo contendere to a felony.

•
A termination by the executive officer is for good reason if it results from: (i) a material diminution in the nature or status of the executive’s position, title, reporting relationship, duties, responsibilities, or authority, or the assignment to him or her of additional responsibilities that materially increase his or her workload; (ii) any reduction in the executive’s then-current base salary; (iii) a material reduction in the executive’s opportunities to earn incentive bonuses below those in effect for the year prior to the change in control; (iv) a material reduction in the executive’s employee benefits from the benefit levels in effect immediately prior to the change in control; (v) the failure to grant to the executive stock options, stock units, performance shares, or similar incentive rights during each 12-month period following the change in control on the basis of a number of shares or units and all other material terms at least as favorable to the executive as those rights granted to him or her on an annualized average basis for the three-year period immediately prior to the change in control; or (vi) relocation of the executive by more than 50 miles.

•
Cash severance payment. The cash severance payment amounts to two times the executive officer's annual base salary plus two times the executive officer’s bonus target for that year under the bonus plan.

•
Continuation of medical and welfare benefits. This amount represents the present value of the change-in-control plan’s provision, following a covered termination, of 18 months of continued coverage equivalent to the company’s current active employee medical, dental, life, and long-term disability insurance. Similar actuarial assumptions to those used to calculate incremental pension benefits apply to the calculation for continuation of medical and welfare benefits, with the addition of actual COBRA rates based on current benefit elections.

•
Acceleration of equity awards. Upon a covered termination, any unvested equity awards would convert into restricted stock units of the new company, with the number of shares earned under the awards based on accrued performance at the time of the transaction. The restricted stock units will continue to vest and pay out upon the earlier of the completion of the original award period; upon a covered termination; or if the successor entity does not assume, substitute, or otherwise replace the award. The amount in this column represents the value of the acceleration of unvested equity grants, had a qualifying termination occurred on December 31, 2017.

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•
Excise taxes. Upon a change in control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The company does not reimburse the affected employees for those excise taxes or any income taxes payable by the employee. To reduce the employee's exposure to excise taxes, the employee’s change-in-control benefit may be decreased to maximize the after-tax benefit to the individual.

Payments Upon Change in Control Alone. In general, the change-in-control plan is a “double trigger” plan, meaning payments are made only if the employee suffers a covered termination of employment within two years following the change in control, or in the case of equity awards, if the successor entity does not assume, substitute, or otherwise replace the awards.

Compensation Committee Matters

Background

Role of the Independent Consultant in assessing Executive Compensation
The Compensation Committee has retained Cimi B. Silverberg of Frederic W. Cook & Co., Inc., as its independent compensation consultant. Ms. Silverberg reports directly to the committee. Neither she nor her firm is permitted to have any business or personal relationship with management or the members of the committee. The consultant’s responsibilities are to:

•	review the company’s total compensation philosophy, peer group, and target competitive positioning for reasonableness and appropriateness

•	review the company’s executive compensation program and advise the committee of evolving best practices

•	provide independent analyses and recommendations to the committee on the CEO’s pay

•	review draft CD&A and related tables for the proxy statement

•	proactively advise the committee on best practices for board governance of executive compensation

•	undertake special projects at the request of the committee chair.

Ms. Silverberg interacts directly with members of company management only on matters under the committee’s oversight and with the knowledge and permission of the committee chair.

Role of Executive Officers and Management in assessing Executive Compensation
With the oversight of the CEO and the senior vice president of human resources and diversity, the company’s global compensation group formulates recommendations on compensation philosophy, plan design, and compensation for executive officers (other than the CEO, as noted below). The CEO provides the committee with a performance assessment and compensation recommendation for each of the other executive officers. The committee considers those recommendations with the assistance of its consultant. The CEO and the senior vice president of human resources and diversity attend committee meetings; they are not present for executive sessions or any discussion of their own compensation. Only non-employee directors and the committee’s consultant attend executive sessions.

The CEO does not participate in the formulation or discussion of his pay recommendations. He has no prior knowledge of the recommendations that the consultant makes to the committee.

Risk Assessment Process
As part of the company's overall enterprise risk management program, in 2017 the committee reviewed the company’s compensation policies and practices and concluded that the programs and practices are not reasonably likely to have a material adverse effect on the company. The committee noted numerous policy and design features of the company’s compensation programs and governance structure that reduce the likelihood of inappropriate risk-taking, including, but not limited to:

•	The committee comprises of independent directors only

•	The committee engages its own independent compensation consultant

•	The committee has downward discretion to lower compensation plan payouts

•	The committee approves all adjustments to financial results that affect compensation calculations

•	Different measures and metrics are used across multiple incentive plans that appropriately balance cash/stock, fixed/variable pay, and short-term/long-term incentives

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•	Incentive plans have predetermined maximum payouts

•	Performance objectives are challenging but achievable

•	Programs with operational metrics have a continuum of payout multiples based upon achievement of performance milestones, rather than "cliffs" that might encourage suboptimal or improper behavior

•	A compensation recovery policy is in place for all members of senior management; negative compensation consequences can be applied in cases of serious compliance violations

•	Meaningful share ownership requirements are in place for all members of senior management and the board.

Compensation Committee Report
The Compensation Committee evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, the company’s management stock plans, and other management incentive and benefit programs. Management has the primary responsibility for the company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the CD&A above. The committee recommended to the Board of Directors that the CD&A be included in this proxy statement for filing with the SEC.

Compensation Committee
Ralph Alvarez, Chair
Michael L. Eskew
Ellen R. Marram
Kathi P. Seifert

CEO Pay Ratio
Lilly’s compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of every Lilly employee reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and set to be market-competitive in the country in which the jobs are performed. Lilly’s ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute. Lilly is a global company that employs over 40,000 people with more than half of our workforce located outside of the U.S.

Under rules adopted pursuant to the Dodd-Frank Act of 2010, Lilly is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Lilly’s CEO. The paragraphs that follow describe our methodology and the resulting CEO Pay ratio.

Measurement Date
We identified the median employee using our employee population on November 1, 2017.

Consistently Applied Compensation Measure (CACM)
Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct compensation of our employees. Specifically, we identified the median employee by looking at annual base pay, bonus opportunity at target, and the grant date fair value for standard equity awards. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.

De Minimis Exception
Lilly has employees in 86 countries. In identifying the median employee, we excluded workers in 10 countries totaling 639 workers (approximately 1.5 percent of our workforce). We excluded these employees because they are affiliated with joint ventures or third-party distributors and Lilly does not set their compensation philosophy.

We excluded the following number of workers from the following countries in the identification of the median employee:

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Countries Excluded	Workers Excluded
Bahrain	2
Greece	270
Indonesia	30
Kuwait	17
Oman	2
Pakistan	33
Qatar	7
Saudi Arabia	145
United Arab Emirates	100
Vietnam	33
Total	639

Methodology and Pay Ratio
After applying our CACM methodology and excluding the employees listed above, we identified the median employee. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee compensation as calculated using Summary Compensation Table requirements was $134,003. Our CEO’s compensation as reported in the Summary Compensation Table was $15,845,991. Therefore, our CEO to median employee pay ratio is 118:1. Our median employee’s total compensation included the amount of a pension enhancement offered under our 2017 voluntary early retirement program. If we eliminated the change in pension value from our median employee and CEO’s total compensation, our CEO to median employee pay ratio would have been 171:1.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions.

Audit Matters

Item 3. Ratification of the Appointment of Principal Independent Auditor

Audit Committee Oversight of Independent Auditor
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor, and oversees the process for selecting, reviewing, and evaluating the lead audit partner. Further information regarding the committee's oversight of the independent auditor can be found in the Audit Committee charter, available online at https://www.lilly.com/who-we-are/governance or upon request to the company's corporate secretary.

In connection with the decision regarding whether to reappoint the independent auditor each year (subject to shareholder ratification), the committee assesses the independent auditor's performance. This assessment examines three primary criteria: (1) the independent auditor's qualifications and experience; (2) the communication and interactions with the auditor over the course of the year; and (3) the auditor's independence, objectivity, and professional skepticism. These criteria are assessed against an internal and an external scorecard, and are discussed with management during a private session, as well as in executive session. The committee also periodically considers whether a rotation of the company's independent auditor is advisable.

Ernst & Young LLP (EY) has served as the principal independent auditor for the company since 1940. Based on this year's assessment of EY's performance, the Audit Committee believes that the continued retention of EY to serve as the company's principal independent auditor is in the best interests of the company and its shareholders, and has therefore reappointed the firm of EY as principal independent auditor for the company for 2018. In addition to

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this year's favorable assessment of EY's performance, we recognize that there are several benefits of retaining a longer-tenured independent auditor. EY has gained institutional knowledge and expertise regarding the company's global operations, accounting policies and practices, and internal controls over financial reporting. Audit and other fees are also competitive with peer companies because of EY's familiarity with the company and its operations. In accordance with the bylaws, this appointment is being submitted to the shareholders for ratification.

Representatives of EY are expected to be present at the annual meeting and will be available to respond to questions. Those representatives will have the opportunity to make a statement if they wish to do so.

Board Recommendation on Item 3

The Board of Directors recommends that you vote FOR ratifying the appointment of Ernst & Young LLP as principal independent auditor for 2018.

Audit Committee Report

The Audit Committee reviews the company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, the committee has met and held discussions with management and the independent auditor. Management represented to the committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles (GAAP), and the committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent auditor, including a review of the significant management judgments underlying the financial statements and disclosures.

The independent auditor reports to the Audit Committee, which has sole authority to appoint and to replace the independent auditor (subject to shareholder ratification).

The committee has discussed with the independent auditor matters required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (PCAOB) and the NYSE, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with the independent auditor the auditor’s independence from the company and its management. In concluding that the auditor is independent, the committee determined, among other things, that the nonaudit services provided by EY (as described below) were compatible with its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), the committee has adopted policies to ensure the independence of the independent auditor, such as prior committee approval of nonaudit services and required audit partner rotation.

The committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act. The committee periodically meets with the internal and independent auditors, with and without management present, and in private sessions with members of senior management (such as the chief financial officer and the chief accounting officer) to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The committee also periodically meets in executive session.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2017, for filing with the SEC. The committee has also appointed the company’s independent auditor, subject to shareholder ratification, for 2018.

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Audit Committee
Michael L. Eskew, Chair
Katherine Baicker, Ph.D.
Jamere Jackson
Kathi P. Seifert
Jackson P. Tai

Services Performed by the Independent Auditor
The Audit Committee pre-approves all services performed by the independent auditor, in part to assess whether the provision of such services might impair the auditor’s independence. The committee’s policy and procedures are as follows:

•
Audit services: The committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Audit services include internal controls attestation work under Section 404 of the Sarbanes-Oxley Act. The committee may also preapprove other audit services, which are those services that only the independent auditor reasonably can provide.

•
Audit-related services: Audit-related services are assurance and related services that are reasonably related to the performance of the audit or reviews of the financial statements, and that are traditionally performed by the independent auditor. The committee believes that the provision of these services does not impair the independence of the auditor.

•	Tax services: The committee believes that, in appropriate cases, the independent auditor can provide tax compliance services, tax planning, and tax advice without impairing the auditor’s independence.

•
Other services: The committee may approve other services to be provided by the independent auditor if (i) the services are permissible under SEC and PCAOB rules, (ii) the committee believes the provision of the services would not impair the independence of the auditor, and (iii) management believes that the auditor is the best choice to provide the services.

•
Approval process: At the beginning of each audit year, management requests prior committee approval of the annual audit, statutory audits, and quarterly reviews for the upcoming audit year as well as any other services known at that time. Management will also present at that time an estimate of all fees for the upcoming audit year. As specific engagements are identified thereafter, they are brought forward to the committee for approval. To the extent approvals are required between regularly scheduled committee meetings, preapproval authority is delegated to the committee chair.

For each engagement, management provides the committee with information about the services and fees, sufficiently detailed to allow the committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor.

After the end of the audit year, management provides the committee with a summary of the actual fees incurred for the completed audit year.

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Independent Auditor Fees
The following table shows the fees incurred for services rendered on a worldwide basis by Ernst & Young in 2017 and 2016. All such services were pre-approved by the committee in accordance with the pre-approval policy.

		2017 ($ millions)	2016 ($ millions)
Audit Fees		$14.8	$12.8
	Annual audit of consolidated and subsidiary financial statements, including Sarbanes-Oxley 404 attestation
	Reviews of quarterly financial statements
	Other services normally provided by the auditor in connection with statutory and regulatory filings
Audit-Related Fees		$0.5	$0.6

Primarily related to assurance and related services reasonably related to the performance of the audit or reviews of the financial statements primarily related to employee benefit plan and other ancillary audits, and due diligence services on potential acquisitions

Tax Fees		$4.8	$6.7
	Tax compliance services, tax planning, tax advice Primarily related to consulting and compliance services
Total		$20.1	$20.2
*Numbers may not add due to rounding

Management Proposals

Item 4. Proposal to Amend the Company's Articles of Incorporation to Eliminate the Classified Board Structure

The company’s articles of incorporation provide that the board of directors is divided into three classes, with each class elected every three years. On the recommendation of the Directors and Corporate Governance Committee, the board has approved, and recommends that the shareholders approve, amendments to provide for the declassification of the company's board. This proposal was brought before shareholders each year between 2007 and 2012, receiving the vote of a strong majority of the outstanding shares at each meeting; however, the proposal requires the vote of 80 percent of the outstanding shares to pass.

If approved, this proposal would become effective upon the filing of amended and restated articles of incorporation with the Secretary of State of Indiana, which the company would do promptly after shareholder approval is obtained. Directors elected prior to the effectiveness of the amendments would stand for election for one-year terms once their then-current terms expire. This means that directors whose terms expire at the 2019 and 2020 annual meetings of shareholders would be elected for one-year terms, and beginning with the 2021 annual meeting, all directors would be elected for one-year terms at each annual meeting. In the case of any vacancy on the board occurring after the 2018 annual meeting created by an increase in the number of directors, the vacancy would be filled through an interim election by the board with the new director to serve a term ending at the next annual meeting. Vacancies created by resignation, removal, or death would be filled by interim election of the board for a term until the end of the term of the director being replaced. This proposal would not change the present number of directors or the board’s authority to change that number and to fill any vacancies or newly-created directorships.

Background of Proposal
As part of its ongoing review of corporate governance matters, the board, assisted by the Directors and Corporate Governance Committee, considered the advantages and disadvantages of maintaining the classified board structure and eliminating supermajority voting provisions of the articles of incorporation (see Item 5 below). The board considered the view of some shareholders who believe that classified boards have the effect of reducing the accountability of directors to shareholders because shareholders are unable to evaluate and elect all directors on an annual basis. The board gave considerable weight to the approval at the 2006 annual meeting of a shareholder proposal requesting that the board take all necessary steps to elect the directors annually, and to the favorable votes of a strong majority of the outstanding shares for management’s proposals in each of the following six years.

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The board also considered benefits of retaining the classified board structure, which has a long history in corporate law. A classified structure may provide continuity and stability in the management of the business and affairs of the company because a majority of directors always has prior experience as directors of the company. In some circumstances classified boards may enhance shareholder value by forcing an entity seeking control of the company to initiate discussions at arm’s length with the board of the company, because the entity cannot replace the entire board in a single election. The board also considered that even without a classified board (and without the supermajority voting requirements, which the board also recommends eliminating), the company has defenses that work together to discourage a would-be acquirer from proceeding with a proposal that undervalues the company and to assist the board in responding to such proposals. These defenses include other provisions of the company’s articles of incorporation and bylaws as well as certain provisions of Indiana corporation law.

The board believes it is important to maintain appropriate defenses to inadequate takeover bids, but also important to retain shareholder confidence by demonstrating that the board is accountable and responsive to shareholders. After balancing these interests, the board has decided to resubmit this proposal to eliminate the classified board structure.

Text of Amendments
Article 9(b) of the company’s amended articles of incorporation contains the provisions that will be affected if this proposal is adopted. The amendments to the company's amended articles of incorporation, set forth in Appendix B to this proxy statement, shows the proposed changes with deletions indicated by strike-outs and additions indicated by underlining. The board has also adopted conforming amendments to the company’s bylaws, to be effective immediately upon the effectiveness of the amendments to the amended articles of incorporation.

Vote Required
The affirmative vote of at least 80 percent of the outstanding common shares is needed to pass this proposal.

Board Recommendation on Item 4

The Board of Directors recommends that you vote FOR amending the company's articles of incorporation to eliminate the classified board structure.

Item 5. Proposal to Amend the Company's Articles of Incorporation to Eliminate Supermajority Voting Provisions

Under the company’s articles of incorporation, nearly all matters submitted to a vote of shareholders can be adopted by a majority of the votes cast. However, our articles require a few fundamental corporate actions to be approved by the holders of 80 percent of the outstanding shares of common stock (a “supermajority vote”). Those actions are:

•	amending certain provisions of the articles of incorporation that relate to the number and terms of office of directors:
—the company's classified board structure (as described under Item 4, above)
—a provision that the number of directors shall be specified solely by resolution of the board of directors
•	removing directors prior to the end of their elected term
•
entering into mergers, consolidations, recapitalizations, or certain other business combinations with a "related person"—a party who has acquired at least five percent of the company's stock (other than the Lilly Endowment or a company benefit plan) without the prior approval of the board of directors

•	modifying or eliminating any of the above supermajority voting requirements.

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Background of Proposal
This proposal is the result of the board’s ongoing review of corporate governance matters. In 2007 through 2009, shareholder proposals requesting that the board take action to eliminate all supermajority voting provisions were supported by a majority of votes cast. In 2010 through 2012, the board responded by submitting proposals seeking shareholder approval to eliminate the provisions. In all three years, the proposal received the votes of a strong majority of the outstanding shares, but fell short of the required 80 percent.

Assisted by the Directors and Corporate Governance Committee, the board considered the advantages and disadvantages of maintaining the supermajority voting requirements. The board considered that under certain circumstances, supermajority voting provisions can provide benefits to the company. The provisions can make it more difficult for one or a few large shareholders to take over or restructure the company without negotiating with the board. In the event of an unsolicited bid to take over or restructure the company, supermajority voting provisions may encourage bidders to negotiate with the board and increase the board’s negotiating leverage on behalf of the shareholders. They can also give the board time to consider alternatives that might provide greater value for all shareholders.

The board also considered the potential benefits of eliminating the supermajority voting provisions. While it is important to the company’s long-term success for the board to maintain appropriate defenses against inadequate takeover bids, it is also important for the board to maintain shareholder confidence by demonstrating that it is responsive and accountable to shareholders and committed to strong corporate governance. This requires the board to carefully balance sometimes competing interests. In this regard, the board gave considerable weight to the fact that a substantial majority of shares voted have supported eliminating the supermajority voting provisions. Many shareholders believe that supermajority voting provisions impede accountability to shareholders and contribute to board and management entrenchment.

The board also considered that even without the supermajority vote (and without the classified board, which the board also recommends eliminating), the company has defenses that work together to discourage a would-be acquirer from proceeding with a proposal that undervalues the company and to assist the board in responding to such proposals. These defenses include other provisions of the company’s articles of incorporation and bylaws as well as certain provisions of Indiana corporation law.

Therefore, the board believes the balance of interests is best served by recommending to shareholders that the articles of incorporation be amended to eliminate the supermajority voting provisions. By recommending these amendments, the board is demonstrating its accountability and willingness to take steps that address shareholder-expressed concerns.
Text of Amendments
Articles 9(c), 9(d), and 13 of the company’s amended articles of incorporation contain the provisions that will be affected if this proposal is adopted. The amendments to the company’s amended articles of incorporation set forth in Appendix B to this proxy statement show the proposed changes with deletions indicated by strike-outs and additions indicated by underlining.

Vote Required
The affirmative vote of at least 80 percent of the outstanding common shares is needed to pass this proposal.

Board Recommendation on Item 5

The Board of Directors recommends that you vote FOR amending the company's articles of incorporation to eliminate supermajority voting provisions.

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Item 6. Proposal to Approve the Amended and Restated 2002 Lilly Stock Plan

Background of Proposal
As the 2002 Lilly Stock Plan (the “2002 Plan”) nears its April 20, 2020 expiration date, we are asking our shareholders to approve an amendment and restatement of the 2002 Plan (the “Amended 2002 Plan”). The Amended 2002 Plan provides for a decrease – not an increase – in the number of shares of common stock available for issuance. Further, the Amended 2002 Plan eliminates certain provisions related to Section 162(m) of the Internal Revenue Code that are no longer applicable in light of tax legislation that was recently enacted while retaining a framework to continue to grant performance-based awards.

As of February 16, 2018, there were no options outstanding under the 2002 Plan, and 11,753,977 full value awards that were unvested and outstanding.

Material Changes to the 2002 Plan
The following summary highlights the proposed material changes to the 2002 Plan.

•
53,000,000 shares of common stock would be available for issuance pursuant to future awards granted on or following the effective date of the Amended 2002 Plan. This represents a decrease in the number of shares reserved for issuance under the plan:

	Immediately Prior to Shareholder Approval	After Shareholder Approval
Authorized Shares	119,000,000*	75,657,296*
Shares Available to Grant	96,342,704	53,000,000
*plus shares available for issuance from prior plans, as approved by shareholders at the inception of the 2002 Plan

•	Amendments have been made to improve our corporate governance and to comply with some of the policies recommended by shareholder advisors, including:

o	Provisions to preclude the payment of dividends or dividend equivalents on unvested restricted stock, restricted stock units or other share-based awards that are full-value awards; and

o	Imposition of a minimum one-year vesting period for all awards other than a carve-out for up to 5% of the shares that are available for issuance as of the effective date of the Amended 2002 Plan.

•
In light of the tax legislation that was recently enacted by Congress eliminating the performance-based exception from the deductibility limitations under Section 162(m) of the Internal Revenue Code, the requirements applicable to equity awards that were intended to constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code have been eliminated. However, the Amended 2002 Plan retains a framework to grant performance-based awards that provides for requirements similar to those previously imposed on awards intended to constitute qualified performance-based compensation under Section 162(m).

•
An annual limit has been imposed on the size of equity awards that may be granted to any non-employee director during a calendar year. The accounting value of equity awards, when aggregated with cash compensation, granted to a non-employee director in any calendar year may not exceed $800,000.

•	A “clawback” provision has been added, permitting us to recover awards or payments from participants, including as may be required under the Dodd-Frank Act.

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•
To achieve consistency with our other change in control arrangements, the “Change in Control” definition has been revised to reflect a definition that is more consistent with the definition in the Eli Lilly and Company Change in Control Severance Pay Plan.

•
The single-trigger change in control vesting acceleration provision applicable to time-based awards has been eliminated. The Amended 2002 Plan now provides that time-based awards will not vest in connection with a Change in Control unless they are not assumed, substituted or otherwise replaced.

•
The change in control treatment applicable to performance-based awards has been revised to provide that the vesting of performance-based awards upon a Change in Control will not occur at a rate that is greater than the actual level of attainment and/or provide for pro-rated vesting of the award based on any reduction to the performance period.

•
An amendment to add the authority to grant other share-based awards, which would include other potential types of awards denominated or based on the stock of the Company that may not fall into the category of awards that currently may be granted.

•	An amendment to eliminate the automatic expiration date. Instead, the Amended 2002 Plan provides that it will continue in effect until it is terminated by our Board of Directors.

Key Terms of the Amended 2002 Plan at a Glance
The following is a summary of the key provisions of the Amended 2002 Plan, as set forth and stated herein.

Plan Term:
The Amended 2002 Plan was adopted by the Board of Directors on February 20, 2018, subject to obtaining shareholder approval and will continue in effect until terminated by the Board of Directors. Shares available under the Amended 2002 Plan are expected to last at least five years.

Eligible Participants:
Employees and directors of the Company and its affiliates generally are eligible to receive non-qualified stock options, restricted stock, stock appreciation rights, restricted stock units and other share-based awards under the Amended 2002 Plan.
Only employees of the Company or a subsidiary meeting the requirements of the Internal Revenue Code are eligible to receive “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code (ISOs) under the Amended 2002 Plan.

Shares Available for Awards:
53,000,000 shares would be available for future awards granted on or following the effective date of the Amended 2002 Plan. The Amended 2002 Plan provides for a decrease in the number of shares of common stock reserved for issuance under the plan (including previously granted awards) to 75,657,296 shares plus shares available for issuance under prior plans immediately prior to the effective date of the 2002 Plan.

Award Types:
(1) Non-Qualified Stock Options and Incentive Stock Options
(2) Restricted Stock
(3) Stock Appreciation Rights
(4) Restricted Stock Units
(5) Dividend Equivalent Rights
(6) Other Share-Based Awards
(7) Performance-Based Awards

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Award Terms (Exercisability Period):	Options, Stock Appreciation Rights (SARs), and Other Share-Based Awards have a term of no longer than 10 years. ISOs granted to ten percent owners will have a term of no longer than five years.
ISO Limits:	No more than 30,000,000 shares reserved for issuance may be issued upon the exercise of ISOs granted under the Amended 2002 Plan.
Minimum Vesting:
Vesting is generally determined by the Compensation Committee within limits set forth in the Amended 2002 Plan, except that no award may fully vest before the first anniversary of the grant date other than a carve-out for up to 5% of the number of shares that are reserved for issuance pursuant to future awards as of the effective date of the Amended 2002 Plan.

Not Permitted:
1) Repricing or reducing the exercise price of a share option or SAR below the per share exercise price as of the date of grant without shareholder approval.
2) Canceling, surrendering or substituting any outstanding option or SAR in exchange for (i) the grant of a new option or SAR with a lower exercise price, or (ii) other awards or a cash payment at a time when the exercise price of the option or SAR is greater than the fair market value of a share.
3) Adding shares back to the number of shares available for issuance when shares are repurchased on the open market with the proceeds of the exercise of an option.
4) Single-trigger change in control vesting acceleration.
5) Payment of dividend or dividend equivalent rights prior to the vesting of the underlying awards.

Summary of the Amended 2002 Plan
The following summary of certain material features of the Amended 2002 Plan is qualified in its entirety by reference to the Amended 2002 Plan, which is attached to this proxy statement as Appendix C.

Purpose of the Amended 2002 Plan
The purpose of the Amended 2002 Plan is to benefit the Company’s shareholders by allowing the Company to attract, motivate and retain the best available employees and directors and by providing those employees and directors stock-based incentives to strengthen the alignment of interests between those persons and the Company’s shareholders.

Shares Reserved for Issuance under Amended 2002 Plan
Shares Reserved. As proposed, the total number of shares of our common stock that are authorized and available for issuance pursuant to awards granted under the Amended 2002 Plan is 75,657,296 shares plus shares available for issuance under prior plans immediately prior to the effective date of the 2002 Plan, subject to adjustment in the event of certain changes in the capitalization of the Company. However, only 53,000,000 shares would be available for future awards as of the effective date of the Amended 2002 Plan. As of February 16, 2018, 96,342,704 shares of common stock were available for the grant of future awards under the 2002 Plan. The Amended 2002 Plan provides for a decrease – rather than an increase – in the number of shares of common stock reserved for issuance under the plan.

Shares Reissuable Under Amended 2002 Plan. The following shares are reissuable pursuant to new awards granted under the Amended 2002 Plan: shares that are not issued as a result of the termination, expiration or lapsing of an award for any reason; shares subject to a full value award that are not issued because the award is settled in cash; shares covered by an option surrendered in payment of the exercise or purchase price or in satisfaction of any tax-related items incident to the exercise of an option; or shares that are surrendered in satisfaction of obligations for tax-related items incident to the vesting or settlement of a full value award.

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Shares Not Reissuable Under Amended 2002 Plan. Shares repurchased by the Company on the open market with the proceeds of the exercise price from options will be deducted from the aggregate number of shares available for future awards.

Shares Not Counted Against Share Reserve Pool Under Amended 2002 Plan. To the extent permitted by applicable law or any stock exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or an affiliate will not be counted against shares available for grant pursuant to the Amended 2002 Plan. The payment of a dividend equivalent right in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Amended 2002 Plan.

Award Limits
In any calendar year, the maximum number of shares that may be granted to any one participant under the Amended 2002 Plan is 1,500,000 shares, subject to adjustment in the event of specified capitalization events of our company.

Awards
Under the Amended 2002 Plan, the following awards may be granted: stock options (including “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code), restricted stock, stock appreciation rights, restricted stock units, dividend equivalent rights, other share-based awards, and performance-based awards.

Eligibility
Incentive stock options may be granted only to our employees and to employees of any of our subsidiaries meeting the requirements of the Internal Revenue Code. Awards other than incentive stock options may be granted to our non-employee directors and to employees of the Company and any of its affiliates. As of February 16, 2018,13 non-employee directors and 31,531 employees were eligible to participate in the 2002 Plan.

Administration
The Amended 2002 Plan provides that it will be administered by our Board of Directors, unless the Board of Directors elects to delegate administration responsibilities to a committee. (In this Proxy Statement, we will refer to the Board of Directors or the committee to which administration of the Amended 2002 Plan has been delegated as the “Committee”). The Committee has the sole authority to grant awards, and sole and exclusive discretion to interpret and administer the Amended 2002 Plan. The Committee determines the eligible individuals who will receive grants and the precise terms of the grants (including accelerations or waivers of any restrictions, and the conditions under which such accelerated vesting or waivers occur, such as in connection with a participant’s death). The Committee has the authority to amend or modify the terms of an outstanding award, except that an amendment that materially and adversely impacts the rights under an outstanding award will require prior written consent from the participant, unless the amendment is necessary or desirable to facilitate compliance with applicable law or to avoid adverse tax consequences under Section 409A of the Internal Revenue Code. The decisions of the Committee will be final and binding on all holders of awards. To the extent permitted by applicable law, our Board of Directors also may delegate to a committee of one or more members of our Board of Directors or one or more officers of our company the authority to grant or amend awards to participants other than employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or officers or directors of our company to whom authority to grant or amend awards has been delegated.

Stock Options
The Amended 2002 Plan authorizes the grant of incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code, and non-qualified stock options, which do not satisfy the requirements of Section 422 of the Code. The exercise price of stock options granted under the Amended 2002 Plan may not be less than 100% (or higher in the case of certain incentive stock options) of the fair market value of a share of our common stock on the date of grant. As of February 16, 2018, the fair market value of a share of our common stock was $78.97. Options granted under the Amended 2002 Plan will vest at the rate specified by the Committee. No stock option will be exercisable more than ten years after the date it is granted.

The Committee determines the methods by which the exercise price of options is paid, including the following: in cash or check, in shares, through a broker-dealer sale and remittance procedure pursuant to which the participant effects a same-day exercise of the option and sale of the purchased shares in order to cover the exercise price for the purchased shares and the applicable withholding taxes, a “net exercise” arrangement pursuant to which the number of shares issuable upon exercise of the option is reduced by a number of shares having a fair market value that would cover the exercise price and tax withholding. In addition, the Committee may provide financial assistance

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to a participant who wishes to exercise his or her outstanding options, provided that the participant is not an executive officer or member of the Board of Directors, by allowing the participant to deliver an interest-bearing full recourse promissory note or through a third-party loan guaranteed by the Company in the amount of the exercise price and any associated withholding taxes.

Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the shares subject to an option, notwithstanding the exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except in the case of a capitalization event of the Company as provided under the terms of the Amended 2002 Plan.

Restricted Stock Unit
A restricted stock unit represents the equivalent of one share and this type of award is typically awarded to participants without payment of consideration. Restricted stock units may be subject to vesting conditions based upon the passage of time or the attainment of performance-based conditions as determined in the discretion of the Committee. Except as otherwise determined by the Committee at the time of the grant of the award or thereafter, any restricted stock units that are not vested as of the date of the participant’s termination of service will be forfeited. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the restricted stock units have vested. In addition, recipients of restricted stock units generally have no voting or dividend rights until the vesting conditions are satisfied and the underlying shares are issued. Restricted stock units may be settled in shares, cash or a combination of both. The Committee may authorize dividend equivalents to be granted with respect to restricted stock units.

Restricted Stock Awards
An award of restricted stock is a direct grant of common stock, subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote the underlying shares or the right to receive dividends with respect to the underlying shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the award or thereafter. Restrictions may be based on the passage of time or the attainment of performance-based conditions. Generally, any shares subject to restrictions are forfeited upon termination of employment. The price, if any, that participants are required to pay for each share of restricted stock will be set by the Committee and will be paid in a form approved by the Committee, which may be cash, services rendered or to be rendered to our company or an affiliate of our company, or in another form of payment.

Stock Appreciation Rights
Stock appreciation rights, or “SARs,” typically provide for payments to the holder based upon increases in the price of our shares from the date the SAR was granted to the date that the right is exercised. The Committee will generally determine when the SAR will vest and become exercisable. The grant price of a SAR may not be less than the fair market value of a share on the date of grant of the SAR. The Committee determines the term of a SAR, but no SAR will be exercisable more than ten years after the date it is granted.

A SAR may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option. Upon exercise, a SAR granted in connection with an option will entitle the holder to surrender the option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised. The option will, to the extent and when surrendered, cease to be exercisable. If a related option is exercised in whole or in part, then the SAR related to the shares purchased terminates as of the date of such exercise.

The Committee may elect to settle exercised SARs in cash, in shares, or in a combination of cash and shares. Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the shares subject to a SAR, notwithstanding the exercise of the SAR. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except in the case of a capitalization event as provided under the terms of the Amended 2002 Plan.

Other Share-Based Awards
The Committee is authorized under the Amended 2002 Plan to make any other award that is not inconsistent with the provisions of the Amended 2002 Plan and that by its terms involves or might involve the issuance of shares, or of a right vesting based on the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or the issuance of any other security with the value derived from the value

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of the shares. The Committee may elect to settle these awards in cash, in shares, or in a combination of cash and shares. The Committee may establish the exercise price, if any, of any other share-based awards granted under the Plan, except that the exercise price may not be less than the fair market value of a share on the date of grant for an award that is intended to be exempt from Section 409A of the Internal Revenue Code. The Committee may establish the term of other share-based awards, but it may not exceed ten years. The Committee may authorize dividend equivalents to be paid on other share-based awards.

Performance-Based Awards
The Committee may grant to eligible participants awards that are paid, vest or become exercisable upon the attainment of company performance goals which include, but are not limited to, one or more of the following performance criteria: cash flow (including, without limitation, operating cash flow and free cash flow), earnings per share, gross or net profit margin, net income (either before or after interest, taxes, amortization, and/or depreciation), operating income (either before or after restructuring and amortization charges), return on capital or return on invested capital, return on equity, return on operating assets or net assets, return on sales, sales or revenue, stock price goals or total shareholder return. The Committee intends to define objectively the manner of calculating the performance criteria it selects to use for any applicable performance period.

At the time of grant, the Committee may specify one or more objectively determinable adjustments to one or more of the performance goals. For all performance-based awards, the Committee intends that such determinations shall be made within the first twenty-five percent (25%) of the applicable performance period. No performance-based award may have a performance period with a duration that is less than twelve (12) months.

Notwithstanding the foregoing, while the Committee intends to grant performance-based awards subject to the conditions and procedures outlined above, the Committee may in its discretion grant awards that do not meet such conditions and procedures.

Transferability of Awards
Except as otherwise provided by the Committee, no award granted under the Amended 2002 Plan may be assigned, transferred, or otherwise disposed of by a participant other than by will or the laws of descent and distribution.

Minimum One-Year Vesting Requirement
No award may vest before the first anniversary of the date of grant with the exception of (i) up to five percent (5%) of the number of shares reserved under the Amended 2002 Plan for future awards as of the date the Amended 2002 Plan becomes effective, (ii) awards granted in connection with the assumption or substitution of awards as part of a transaction, and (iii) awards that may be settled only in cash.

Dividends/Dividend Equivalents
To the extent that any dividends or dividend equivalents are payable with respect to a full value award, the dividend or dividend equivalents, as applicable, will not be paid unless the underlying award vests.

Changes in Control
Provided that any applicable award agreement does not preclude the following from applying, in the event of a change in control of our company, each outstanding award that vests solely on the passage of time under the Amended 2002 Plan will immediately vest in the event the award is not converted, assumed, substituted or replaced by the successor corporation, and following the change in control, the awards will immediately terminate. Awards that vest based on the attainment of performance-based conditions shall be subject to the change in control provisions in the applicable award agreement, provided that the agreement does not permit vesting at a rate that is greater than the actual level of attainment and/or provide for pro-rated vesting based on any reduction to the performance period resulting from the change in control. Where awards are assumed, substituted or otherwise continued after a change in control of our company, the Committee may provide that one or more awards will automatically accelerate upon an involuntary termination of the participant’s employment or service within a designated period in connection with the change of control. “Change in control” has a special meaning that is defined in the Amended 2002 Plan.

Adjustments upon Changes in Capitalization
In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of assets to our shareholders or any other similar event or change in capitalization affecting our shares other than certain equity restructurings identified in the Amended 2002 Plan, the

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Committee has discretion to make appropriate adjustments in the number and type of shares subject to the Amended 2002 Plan, the terms and conditions of any award outstanding under the Amended 2002 Plan, and the grant or exercise price of any such award. In the case of certain equity restructurings as specified in the Amended 2002 Plan, the number and type of securities subject to each outstanding award and the grant or exercise price, if applicable, will be equitably adjusted.

Amendment and Termination of Plan
With the approval of our Board of Directors, at any time and from time to time, the Committee may terminate, amend or modify the Amended 2002 Plan, except that the Board may not, without prior shareholder approval, amend the Amended 2002 Plan in any manner that would require shareholder approval to comply with any applicable laws, rules or regulations. Except as may be required to avoid adverse tax consequences under Section 409A of the Internal Revenue Code or as may be required or desirable to facilitate compliance with applicable law, no termination, amendment or modification of the Amended 2002 Plan may adversely affect in any material way any award granted under the Amended 2002 Plan without the consent of the participant.

Furthermore, absent approval of our shareholders and except as permitted under the provisions of the Amended 2002 Plan dealing with certain capitalization adjustments and change in control, no option or SAR may be amended to reduce the exercise price or grant price of the shares subject to such option or SAR and no option or SAR may be cancelled in exchange for the grant of an option or SAR having a lower per share exercise price or for a cash payment or another award at a time when the option or SAR has a per share exercise price that is higher than the fair market value of the shares.

Clawback/Recovery
Awards are subject to recoupment under any “clawback” policy that the Company adopts for the recovery of awards or payments thereunder in the event of fraud or as required by applicable law or governance considerations or in other similar circumstances.

Plan Term
The Amended 2002 Plan will continue in effect until terminated by our Board of Directors, but no incentive stock options may be granted under the Amended 2002 Plan after the tenth anniversary of the date the amendments to the Amended 2002 Plan were approved by our Board of Directors. Any awards that are outstanding at the time the Amended 2002 Plan terminates will remain in force according to the terms of the Amended 2002 Plan and the applicable agreement evidencing the award.

Federal Income Tax Consequences
The following is a summary of the U.S. federal income tax consequences applicable to equity awards under the Amended 2002 Plan based on current U.S. federal income tax laws. The Amended 2002 Plan is not qualified under Section 401(a) of the Internal Revenue Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or to our company. The provisions of the Internal Revenue Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options. With respect to nonqualified stock options: (i) no income is recognized by the participant at the time the nonqualified stock option is granted; (ii) generally, at exercise, ordinary income is recognized by the participant in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise and we are entitled to a tax deduction in the same amount (subject to the restrictions on deductibility described under “Section 162(m) Limitation” below); and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. If the options are exercised and the shares acquired are sold on the same date, generally, the difference between the option exercise price paid for the shares and the sale price is recognized as ordinary income and no capital gain or loss is reported. If required, income tax must be withheld from the participant on the income recognized by the participant upon exercise of a nonqualified stock option.

Incentive Stock Options. The grant of an incentive stock option under the Amended 2002 Plan will not result in any federal income tax consequences to the participant or to our company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of common stock acquired upon

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exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of these holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (A) the difference between the amount realized on the disposition and the exercise price or (B) the difference between the fair market value of the common stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the common stock was held for more than one year. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code.

The “spread” under an incentive stock option (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. The alternative minimum tax will not apply with respect to incentive stock options if the participant sells the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. Upon exercise of a SAR, the participant will recognize ordinary income (treated as compensation) in an amount equal to the excess of the aggregate fair market value of the shares on the date the SAR is exercised over the aggregate exercise price of the SAR. We generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary compensation income (subject to the limits of Section 162(m) of the Internal Revenue Code). If required, income tax will be withheld from the participant on the income recognized by the participant upon exercise of a SAR.

Restricted Stock. In the absence of a Section 83(b) election (as described below), a participant who receives restricted stock will recognize no income at the time of grant. When the restrictions lapse, a participant will recognize ordinary income (treated as compensation) equal to the excess of the fair market value of the stock when the restrictions lapse over the amount paid (if any) for the stock. As the restrictions applicable to a grant of restricted stock lapse (for example, if the restrictions on 20% of a grant lapse on each anniversary of the grant date), the participant will include the applicable portion of the shares that vests as ordinary income (treated as compensation). The participant’s basis in the common stock is equal to the amount included in income on the expiration of the restrictions and the amount paid (if any), and the holding period will begin when the restrictions end. Any disposition of the restricted stock will result in a long- or short-term capital gain or loss, depending on the time the common stock is held after the restrictions end. We generally will be entitled to a deduction equal to the fair market value of the common stock when it is included in the participant’s income, and will also be entitled to a business expense deduction for dividends paid to the participant (if any) on common stock that remains subject to restrictions (in each case subject to the limits of Section 162(m) of the Internal Revenue Code).

If a Section 83(b) election is made within 30 days of the grant of the award, the participant must recognize the fair market value of the restricted stock on the date of grant as ordinary income (treated as compensation) as of the date of grant, and the holding period would begin at the time the restricted stock is granted. We generally would be entitled to a corresponding business expense deduction for the grant, but dividends on the stock would not be deductible. Any subsequent disposition of the stock by the participant, other than by forfeiture, would result in capital gain or loss, which would be long- or short-term, depending on the length of the holding period. Upon a subsequent forfeiture of restricted stock with respect to which a Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Section 83(b) election was made; however, the participant will generally be allowed a loss deduction equal to the amount (if any) the participant paid for the restricted stock over the amount (if any) we paid the participant for the restricted stock at the time it is forfeited.

If required, income tax will be withheld from the participant on the income recognized by the participant at the time the restrictions on the restricted stock lapse (or grant of the restricted stock, in the event the participant makes a Section 83(b) election).

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Restricted Stock Units. A participant will not recognize any income at the time a restricted stock unit is granted, nor will we be entitled to a deduction at that time. When payment on a restricted stock unit is made, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the common stock received (or if the restricted stock unit is settled in cash, the cash amount) and the amount paid as consideration for the units, which will typically be nil. If required, income tax will be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Performance-Based Awards. A participant will generally not recognize income at the time an award based on achievement of performance objectives is granted, nor will we be entitled to a deduction at that time. When payment on the performance award is made, the participant generally will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the award is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Dividend Equivalents. A recipient of dividend equivalents generally will recognize ordinary income at the time the dividend equivalent is paid. If required, income tax will be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Section 162(m) Limitation. Under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations are generally limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code) in any one year.

Section 409A. Section 409A of the Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. If an award under the Amended 2002 Plan is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Future Plan Benefits
Future awards to employees, officers, and directors under the Amended 2002 Plan are generally made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the Amended 2002 Plan, as amended, in the future are not determinable at this time.

Past Grants under the 2002 Plan
As of February 16, 2018, awards covering 44,257,285 shares of the common stock had been granted under the 2002 Plan. The following table shows information regarding the grants of those awards among the persons and groups identified below.

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PRIOR GRANTS UNDER THE 2002 PLAN

	Options	Restricted Stock	RSUs	Performance RSUs
	No. of Shares	No. of Shares	No. of Shares	Target No. of Shares	Maximum No. of Shares
David A. Ricks Chairman, President, and CEO	17,779	—	20,466	590,166	877,744
Enrique A. Conterno Senior VP and President, Lilly Diabetes and President, Lilly USA	35,429	11,000	76,837	524,315	783,226
Derica W. Rice (retired) Executive VP, Global Services and Chief Financial Officer	116,385	—	—	993,511	1,518,504
Jan M. Lundberg, Ph.D. Executive VP, Science and Technology and President, Lilly Research Laboratories	—	—	127,871	620,024	901,590
Michael Harrington Senior VP and General Counsel	17,746	5,000	22,778	313,188	466,151
Current Executive Officers, as a Group	392,978	30,000	443,736	4,053,170	6,045,121
Non-Employee Directors, as a Group	19,600	—	—	—	—
All current employees who are not executive officers, as a group	9,201,253	55,700	10,760,750	18,190,202	29,334,005

Vote Required
The affirmative vote of at least a majority of the outstanding common shares present in person or by proxy at the annual meeting is needed to pass this proposal.

Board Recommendation on Item 6

The Board of Directors recommends that you vote FOR approving the Amended and Restated 2002 Lilly Stock Plan.

Shareholder Proposals

Item 7. Shareholder Proposal Seeking Support for the Descheduling of Cannabis

Fred Pfenninger, 9247 N. Meridian Street, Suite 219, Indianapolis, Indiana, beneficial owner of 79 shares of common stock of Eli Lilly and Company, has submitted the following proposal:

Shareholder Proposal
The proponent requests that the Company announce its support for the descheduling of cannabis.

Supporting Statement
Eli Lilly, who was the Third President of Lilly from 1932 to 1948, graduated from the Philadelphia College of Pharmacy in 1907 and wrote his Doctoral Thesis on "The Comparative Physiological Effects of Several Varieties of Cannabis Sativa." Lilly was a world leader in cannabis based pharmaceutical products in the early 1900s. Lilly sold 23 different cannabis entries in its medical catalog in 1935 before the 1937 Marijuana Tax Act and Reefer Madness halted sales. Parke Davis worked with Lilly to create its own strain Cannabis Americana which Lilly grew in Greenfield, Indiana.

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Federal prohibitions outlawing cannabis recreational, industrial and therapeutic use were first imposed by Congress under the Marijuana Tax Act of 1937 and later reaffirmed by federal lawmakers' decision to "temporarily" classify marijuana as well as the plant's organic compounds known as cannabinoids as a Schedule I substance under the Controlled Substances Act of 1970. This classification, which categorizes the plant by statute alongside heroin, defines cannabis and its cannabinoids as possessing a high potential for abuse, no currently accepted medical use and a lack of accepted safety for the use of the drug.

The Controlled Substances Act of 1970 called for the creation of a special federal commission appointed by Congress and President Nixon to study all aspects of cannabis and report their findings. After 2 years of scientific study the National Commission on Marijuana and Drug Abuse ("Schafer Commission") report "Marijuana: A Signal of Misunderstanding" reported that there was little proven danger of physical or psychological harm, it does not lead to physical dependence, it is not a gateway drug, and no one should go to jail for the private possession of cannabis.

Despite the US Government's nearly century long prohibition of the plant, cannabis is one of the most investigated therapeutically active substances in history. To date there are approximately 22,000 published studies or reviews in the scientific literature referencing the cannabis plant and its cannabinoids, nearly half of which were published within 10 years according to a key work search on the search engine PubMed Central.

The late 1980s discovery of the endogenous cannabinoid system, with specific receptors and ligands, has progressed our understanding of the therapeutic actions of cannabis. The cannabinoid system evolved with our species and is intricately involved in normal physiology -control of movement; pain, reproduction, memory, appetite.

Cannabis oil kills cancer, prevents and reverses dementia, prevents epileptic seizures, and extends longevity among other things. Cannabis is the most medicinal plant on the planet.

Statement in Opposition to the Shareholder Proposal Regarding Support for the Descheduling of Cannabis

The Public Policy and Compliance Committee has reviewed and recommends a vote against this proposal. We have finite resources for advocacy, which we must limit and focus to be effective, and descheduling of cannabis is not one of our core priorities. We focus our resources to support organizations that champion public policies that contribute to pharmaceutical innovation, healthy patients, and a healthy business climate. The company is also actively engaged in public policy discussions that relate to our current products and other important topics related to drug pricing.

Board Recommendation on Item 7

The Board of Directors recommends a vote AGAINST the proposal.

Item 8. Shareholder Proposal Requesting Report Regarding Direct and Indirect Political Contributions

The Comptroller of the State of New York, Thomas P. DiNapoli, trustee of the New York State Common Retirement Fund and the administrative head of the New York State and Local Retirement System, beneficial owner of 2,967,282 shares, has submitted the following proposal:

Shareholder Proposal
The proponent seeks a report from the company regarding its direct and indirect political contributions.

Supporting Statement
Whereas, we believe in full disclosure of Eli Lilly and Company's ("Lilly") direct and indirect lobbying activities and expenditures to assess whether Lilly's lobbying is consistent with its expressed goals and in the best interests of shareholders.

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Resolved, the shareholders of Lilly request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Lilly used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Lilly's membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Lilly is a member.

Both "direct and indirect lobbying” and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Lilly's website.

Supporting Statement
We encourage transparency in the use of corporate funds to influence legislation and regulation, both directly and indirectly. Since 2010, Lilly has spent over $64 million on federal lobbying (opensecrets.org). This figure does not include lobbying expenditures to influence legislation in states, where Lilly also lobbies in 48 states ("Amid Federal Gridlock, Lobbying Rises in the States," Center for Public Integrity, February 11, 2016), but disclosure is uneven or absent.

Lilly is a member of the Pharmaceutical Research and Manufacturers of America (PhRMA), which spent over $100 million fighting a California drug pricing initiative ("Big Pharma Fights 'Tooth and Nail' against California Drug Vote," Bloomberg, October 25, 2016), and belongs to the Chamber of Commerce, which has spent over $1.3 billion on lobbying since 1998. Lilly does not disclose its payments to trade associations, or the amounts used for lobbying. We are concerned that Lilly's lack of trade association lobbying disclosure presents reputational risks. For example, Lilly believes in providing affordable medicines, yet helps fund PhRMA's opposition to lower drug price initiatives, and Lilly supports smoking cessation, yet the Chamber works to block global smoking laws.

And Lilly does not disclose its contributions to tax-exempt organizations that write and endorse model legislation, such as its membership in the American Legislative Exchange Council (ALEC). Lilly's ALEC membership has drawn media scrutiny ("Kendall: Businesses Should Cut Ties with Union-busting Lobbyists," Indianapolis Star, July 27, 2016). Over 100 companies have publicly left ALEC, including Allergan, Amgen, AstraZeneca, GlaxoSmithKline, Medtronic and Merck.

Statement in Opposition to the Shareholder Proposal Requesting Report Regarding Direct and Indirect Political Contributions

The Public Policy and Compliance Committee of the board has reviewed this proposal and recommends a vote against it, as we currently publish most of the information requested by the shareholder. The additional reporting requirements are unnecessary, as the information requested is publicly available and this reporting would place an undue administrative burden on the company.

Beginning in 2005, the company has published the following information on our website (www.lilly.com) for both direct company contributions and employee political action committee (PAC) contributions to support candidates for political office, political parties, officials, or committees in the U.S.:

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•	policies and procedures for company and PAC contributions

•	contributions to candidates, including information about the candidate's office (for example, state, local, or federal; House or Senate), party affiliation, and state

•	contributions to political organizations and Section 527 organizations reported by state.

This information is updated annually. In addition to the information available on our website, detailed corporate contributions, PAC contribution data, and the company’s direct lobbying expenses are available to the public on the Federal Election Committee website (https://www.fec.gov/data/) and through individual state agencies. The company’s direct lobbying expenses are also available to the public on the Lobbying Disclosure page of the U.S. House website (http://disclosures.house.gov/ld/ldsearch.aspx) and through individual state agencies.

In addition to direct political contributions, Lilly maintains memberships in certain 501(c)(6)s - trade associations that report lobbying activity to the U.S. government. We maintain memberships in trade associations and other tax-exempt organizations specific to business and pharmaceutical industry interests, such as PhRMA (Pharmaceutical Research and Manufacturers Association), BIO (Biotechnology Association), and the National Association of Manufacturers. We support organizations that champion public policies that contribute to pharmaceutical innovation, healthy patients, and a healthy business climate.

Information relating to Lilly’s memberships in trade associations to which we contribute $50,000 per year or more, and any such organizations where Lilly has a board seat can be found at https://www.lilly.com/LillyPAC.

These tax exempt organizations are also required to disclose their lobbying expenditures under the Lobbying Act of 1995: they report their lobbying expenditures to the U.S. Senate.

As we do not control what portion of the organization’s budget is spent on lobbying, it is the fact of company membership in and support for the trade association, and the trade association’s total lobbying expenditure, that reveals the most about Lilly's political activities. As a result, the board of directors does not believe any value provided by the requested additional disclosures merits the resources required to produce such a report.

Board Recommendation on Item 8

The Board of Directors recommends a vote AGAINST the proposal.

Item 9. Shareholder Proposal Requesting Report on Policies and Practices Regarding Contract Animal Laboratories

People for the Ethical Treatment of Animals (PETA), 1536 16th Street N.W., Washington, D.C., beneficial owner of 56 shares of common stock of Eli Lilly and Company, has submitted the following proposal:

Establish Accountability for Animal Welfare
RESOLVED, in light of disturbing mistreatment of animals at external research organizations with which our Company has conducted business, the Board should strengthen our Company's policy and practices regarding contract animal laboratories and issue a report to shareholders.

Supporting Statement
In spite of its "commitment to the ethical treatment of animals," which extends to external laboratories, our Company has repeatedly conducted business with contract laboratories where substandard animal care practices have been documented by government agencies.

Our Company's animal care policy states that “animals used in research shall be treated humanely, with pain or distress eliminated or minimized." Additionally, our Company requires all contract research organizations "to adhere to [its animal welfare] policies and principles." Yet our Company has paid for services conducted at and purchased animals from at least three contract laboratories—Liberty Research, Inc. (Liberty), Professional Laboratory and Research Services (PLRS), and Covance—with serious violations of federal animal welfare laws.

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A 2017 exposé of Liberty conducted by People for the Ethical Treatment of Animals (PETA) documented, including on video, living and dying conditions for dogs and cats marked by pain and misery. Workers failed to provide adequate anesthesia to dogs whose skulls were opened during invasive surgery and failed to administer humane euthanasia. Liberty used animals in multiple tests despite the long-term effects of experimental compounds and possible interactions with other medications. Cats were forced to live in severely crowded, barren, windowless pens where recently, some suffocated under litter pans; and dogs suffered severe injuries after being confined with incompatible cagemates.

Our company also contracts with Covance, which was cited and fined by the U.S. Department of Agriculture (USDA) in 2016 when negligence resulted in thirteen monkeys dying of hyperthermia.1 According to recent federal inspections, beagles and monkeys at Covance were denied adequate veterinary care for numerous ailments: monkeys sustained limb fractures and beagles were not adequately treated for inflamed and painful skin. A rabbit was euthanized after she was found with a bell stuck in her mouth. Another rabbit was euthanized after she sustained a spinal injury.

Apparent carelessness in choosing outside laboratories is a long-standing issue for our Company. A 2010 PETA video exposé of PLRS documented repeated violations of federal laws. Workers yelled profanities at cowering, frightened dogs and cats. Employees kicked, threw, dropped, and dragged dogs, and violently threw cats into cages. Animals at PLRS were forced to live in their own feces and urine and suffered constantly from burns and sores-but received no veterinary care for their wounds. Following the release of the video, and inspection by the USDA, this laboratory was forced to close.

Shareholders cannot monitor what goes on inside animal testing laboratories, but our Company can and must review federal records and conduct frequent and extensive visits to contract laboratories. The Board must ensure that animal welfare measures are an integral part of our Company's corporate stewardship.

We urge shareholders to vote in favor of this socially and ethically important proposal.
_______________________________

1http://www.mediapeta.com/peta/PDF/Covance_Research_Products.Stip.July2016.pdf

Statement in Opposition to the Shareholder Proposal Requesting Report on Policies and Practices Regarding Contract Animal Laboratories

We share the concerns raised in this shareholder proposal. We abhor mistreatment of animals and we are committed to the appropriate treatment of animals in research. However, for reasons stated below, the Public Policy and Compliance Committee of the board has reviewed this proposal and recommends a vote against it.

Of the violations cited by PETA in their proposal, Lilly has terminated relationships with one of the three laboratories. For the second laboratory, work has been curtailed and confined to a single site with additional oversight and remediation. The third laboratory self-reported the incidents and took immediate action to address the cited issues. We do not condone, in any form, the mistreatment of research animals, and we recognize our fundamental ethical and scientific obligation to ensure the appropriate treatment of animals used in research. We have processes and procedures in place to ensure humane treatment of animals, including programs for oversight by an internal corporate Animal Welfare Board, Institutional Animal Care and Use Committees, or an equivalent ethical review board, as well as veterinary oversight at every site—both ours and contract laboratories. We are committed to quality research-animal care and use, the responsible use of animals in medical research, and the use of alternative methods whenever possible and appropriate.

We adhere to standards set forth in the U.S. Animal Welfare Act. We have been accredited by the Association for Assessment and Accreditation of Laboratory Animal Care (AAALAC). AAALAC accreditation rules and standards can be found on the AAALAC website (www.aaalac.org). This accreditation is a voluntary process that includes a detailed, comprehensive review of our research-animal program including animal care and use policies and procedures, animal environment, housing and management, veterinary medical care, and physical plant operations. We consider our policies and practices to be very much in line with leading industry standards as evidenced by our engagement in industry consortia and professional societies focused on the use of animals in biomedical research (National Association of Biomedical Research, IQ Consortium, Foundation of Biomedical Research). We currently

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publish information detailing our commitment to responsible animal research as well as an overview of our policies and procedures on our website (www.lilly.com).

For safe and effective medicines to be available to patients, U.S. and foreign regulatory agencies have mandated that a defined amount of research be performed in animals. Where animals must be used, we take every measure to assure that the lowest number of animals is used and that discomfort and distress are either eliminated or minimized.

As a global company, we develop contractual relationships with select laboratory-animal research and animal-supply companies inside and outside the U.S. We seek to do business only with those companies that share our commitment to animal welfare. We require these companies to maintain a quality animal care and use program. To ensure animal welfare, we assess third-party organization adherence to these expectations. If events suggest a laboratory has failed to meet our standards, we promptly investigate and act upon the allegations. These actions may include termination of a business relationship.

Board Recommendation on Item 9

The Board of Directors recommends a vote AGAINST the proposal.

Item 10. Shareholder Proposal Requesting Report on the Extent to Which Risks Related to Public Concern Over Drug Pricing Strategies are Integrated into Incentive Compensation Arrangements

Mercy Investment Services, Inc., 2039 North Geyer Road, St. Louis, Missouri, beneficial owner of 73 shares of common stock of Eli Lilly and Company, has submitted the following proposal:

RESOLVED, that shareholders of Eli Lilly and Company (“Eli Lilly”) urge the Compensation Committee (the “Committee”) to report annually to shareholders on the extent to which risks related to public concern over drug pricing strategies are integrated into Eli Lilly’s incentive compensation policies, plans and programs (together, “arrangements”) for senior executives. The report should include, but need not be limited to, discussion of whether incentive compensation arrangements reward, or not penalize, senior executives for (i) adopting pricing strategies, or making and honoring commitments about pricing, that incorporate public concern regarding the level or rate of increase in prescription drug prices; and (ii) considering risks related to drug pricing when allocating capital.

SUPPORTING STATEMENT
As long-term investors, we believe that senior executive incentive compensation arrangements should reward the creation of sustainable long-term value. To that end, it is important that those arrangements align with company strategy and encourage responsible risk management.

A key risk facing pharmaceutical companies is potential backlash against high drug prices. Public outrage over high prices and their impact on patient access may force price rollbacks and harm corporate reputation. Legislative or regulatory investigations regarding pricing of prescription medicines may bring about broader changes, with some favoring allowing Medicare to bargain over drug prices. (E.g., https://democrats-oversight.house.gov/news/press-releases/cummings-and-welch-launch-investigation-of-drug-companies-skyrocketing-prices; https://democrats-oversight.house.gov/news/press-releases/cummings-and-welch-propose-medicare-drug-negotiation-bill-in-meeting-with) An October 2017 report indicated that five states and federal prosecutors are investigating insulin makers, including Eli Lilly, for anticompetitive practices related to pricing. (https://medcitynews.com/2017/10/insulin-prices-soar/)

We applaud Eli Lilly for improving transparency on drug pricing and supporting alternative pricing approaches. We are concerned, however, that the incentive compensation arrangements applicable to Eli Lilly’s senior executives may not encourage senior executives to take actions that result in lower short-term financial performance even when those actions may be in Eli Lilly’s best long-term financial interests.

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Eli Lilly uses revenue and earnings per share (EPS) as metrics for the annual bonus and EPS growth as the metric for performance awards. (2017 Proxy Statement, at 41-42) A recent Credit Suisse analyst report stated that “US drug price rises contributed 100% of industry EPS growth in 2016” and characterized that fact as “the most important issue for a Pharma investor today.” The report identified Eli Lilly as a company where price increases accounted for at least 100% of EPS growth in 2016. (Global Pharma and Biotech Sector Review: Exploring Future US Pricing Pressure, Apr. 18, 2017, at 1)

In our view, excessive dependence on drug price increases is a risky and unsustainable strategy, especially when price hikes drive large senior executive payouts. For example, media coverage of the skyrocketing cost of Mylan’s EpiPen noted that a 600% rise in Mylan’s CEO’s total compensation accompanied the 400% EpiPen price increase. (See, e.g., https://www.nbcnews.com/business/consumer/mylan-execs-gave-themselves-raises-they-hiked-epipen-prices-n636591; https://www.wsj.com/articles/epipen-maker-dispenses-outsize-pay-1473786288; https://www.marketwatch.com/story/mylan-top-executive-pay-was-second-highest-in-industry-just-as-company-raised-epipen-prices-2016-09-13)

The disclosure we request would allow shareholders to better assess the extent to which compensation arrangements encourage senior executives to responsibly manage risks relating to drug pricing and contribute to long-term value creation. We urge shareholders to vote for this Proposal.

Statement in Opposition to the Shareholder Proposal Requesting Report on the Extent to Which Risks Related to Public Concern Over Drug Pricing Strategies are Integrated into Incentive Compensation Arrangements

The Public Policy and Compliance Committee of the board has reviewed this proposal and recommends against it.

The company’s annual proxy statement provides detailed information on the company’s policies, plans, and practices relating to executive compensation. Each year, the CD&A section of this document describes our executive compensation philosophy, the Board of Director’s Compensation Committee's process for setting executive compensation, the elements of our compensation program, the factors the committee considered when setting executive compensation for the previous year, and how the company's results affected incentive payouts for the previous year’s performance.

The proxy statement includes a detailed summary of the Compensation Committee’s review of individual named executive officers. These summaries provide all relevant information regarding the factors considered in those executive’s compensation. These summaries include information regarding specific individualized performance inputs, including inputs relating to strategic efforts and decisions. This is information is broadly available to shareholders and the general public.

Given that information relating to executive compensation programs, plans, and practices is already disclosed as part of the proxy statement, we believe an annual report is unnecessary.

Board Recommendation on Item 10

The Board of Directors recommends a vote AGAINST the proposal.

Other Information

Meeting and Voting Logistics

Additional Items of Business
We do not expect any items of business other than those above because the deadline for shareholder proposals and nominations has passed. Nonetheless, if necessary, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

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Voting
Shareholders as of the close of business on March 12, 2018 (the record date) may vote at the annual meeting. You have one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name as the shareholder of record

•	held for you in an account with a broker, bank, or other nominee

•	attributed to your account in the company's 401(k) plan.

You may vote your shares in person at the meeting. However, we encourage you to vote by mail, by telephone, or online even if you plan to attend the meeting.

Required Vote
Below are the vote requirements for the various proposals:

•	The five nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee. Abstentions will not count as votes cast either for or against a nominee.

•	The following items of business will be approved if the votes cast for the proposal exceed those cast against the proposal:

•	advisory approval of executive compensation

•	ratification of the appointment of principal independent auditor

•	approve the amended and restated 2002 Lilly stock plan

•	four shareholder proposals.
Abstentions will not be counted either for or against these proposals.

•
The proposals to amend the articles of incorporation for declassification of the board and to eliminate supermajority voting provisions require the vote of 80 percent of the outstanding shares. For these items, abstentions and broker nonvotes have the same effect as a vote against the proposals.

Quorum
A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the annual meeting. As of the record date, XXXXXX shares of company common stock were issued and outstanding.

Voting By Proxy
If you are a shareholder of record, you may vote your proxy by any one of the following methods:

8
Online. You may vote online at www.proxyvote.com. Follow the instructions on your proxy card or notice. If you received these materials electronically, follow the instructions in the e-mail message that notified you of their availability. Voting online has the same effect as voting by mail. If you vote online, do not return your proxy card.

)
By telephone. Shareholders in the U.S., Puerto Rico, and Canada may vote by telephone by following the instructions on your proxy card or notice. If you received these materials electronically, follow the instructions in the e-mail message that notified you of their availability. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy card.

*
By mail. Sign and date each proxy card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee, or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf with the board’s recommendations.

You have the right to revoke your proxy at any time before the meeting by (i) notifying the company’s secretary in writing, or (ii) delivering a later-dated proxy online, by mail, or by telephone. If you are a shareholder of record, you may also revoke your proxy by voting in person at the meeting.

Voting Shares Held By a Broker
If your shares are held by a broker, the broker will ask you how you want your shares to be voted. You may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to

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you. Most brokers offer voting by mail, by telephone, and online.

If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the principal independent auditor, the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all.

Voting Shares Held in the Company 401(k) Plan
You may instruct the plan trustee on how to vote your shares in the 401(k) plan online, by mail, or by telephone as described above, except that, if you vote by mail, the card that you use will be a voting instruction form rather than a proxy card.

In addition, unless you decline, your vote will apply to a proportionate number of other shares held by participants in the 401(k) plan for which voting directions are not received (except for a small number of shares from a prior stock ownership plan, which can be voted only on the directions of the participants to whose accounts the shares are credited).

All participants are named fiduciaries under the terms of the 401(k) plan and under the Employee Retirement Income Security Act (ERISA) for the limited purpose of voting shares credited to their accounts and the portion of undirected shares to which their vote applies. Under ERISA, fiduciaries are required to act prudently in making voting decisions.

If you do not want to have your vote applied to the undirected shares, you must so indicate when you vote. Otherwise, the trustee will automatically apply your voting preferences to the undirected shares proportionally with all other participants who elected to have their votes applied in this manner.

If you do not vote, your shares will be voted by other plan participants who have elected to have their voting preferences applied proportionally to all shares for which voting instructions are not otherwise received.

Proxy Cards and Notices
If you received more than one proxy card, notice, or e-mail related to proxy materials, you hold shares in more than one account. To ensure that all your shares are voted, sign and return each card. Alternatively, if you vote by telephone or online, you will need to vote once for each proxy card, notice, or e-mail you receive. If you do not receive a proxy card, you may have elected to receive your proxy statement electronically, in which case you should have received an e-mail with directions on how to access the proxy statement and how to vote your shares. If you wish to request a paper copy of these materials and a proxy card, please call 800-579-1639.

Vote Tabulation
Votes are tabulated by an independent inspector of election, Broadridge Financial Solutions, Inc.

Attending the Annual Meeting
Attendance at the meeting will be limited to shareholders of record, those holding proxies from shareholders of record, and invited guests from the media and financial community. All shareholders of record as of the record date may attend by presenting the admission ticket that appears at the end of this proxy statement. Please fill it out and bring it with you to the meeting. The meeting will be held at the Lilly Center Auditorium. Please use the Lilly Center entrance to the south of the fountain at the intersection of Delaware and McCarty streets. You will need to pass through security, including a metal detector. Present your ticket to an usher at the meeting.

Parking will be available on a first-come, first-served basis in the garage indicated on the map at the end of this report. If you have questions about admittance or parking, please call 855-731-6026 (toll free) or 317-433-5112 (prior to the annual meeting).

The 2019 Annual Meeting
The company’s 2019 annual meeting is currently scheduled for May 6, 2019.

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Other Matters

Householding
We have adopted a procedure approved by the SEC called "householding." Under the householding procedure, certain shareholders, whether they own registered shares or shares in street name, who have the same address will receive only one set of proxy materials, unless one or more of the shareholders at that address has previously notified us that they want to receive separate copies. Each 401(k) Plan participant will continue to receive a copy of all of the proxy materials. Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more shareholders at your address would like to have separate copies of these materials with respect to the 2018 annual meeting or in the future, please contact Broadridge Financial Solutions, Inc. at 866-540-7095.

Other information regarding the company’s proxy solicitation
The board of directors is soliciting proxies for the 2018 annual meeting. We will pay all expenses in connection with our solicitation of proxies. We will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to and obtaining instructions from persons for whom they hold stock of the company. We expect to solicit proxies primarily by mail and email, but directors, officers, and other employees of the company may also solicit in person or by telephone, fax, or email. We have retained Georgeson LLC to assist in the distribution and solicitation of proxies. Georgeson may solicit proxies by personal interview, telephone, fax, mail, and email. We expect that the fee for those services will not exceed $17,500 plus reimbursement of customary out-of-pocket expenses.

Section 16(a) beneficial ownership reporting compliance
Under SEC rules, our directors and executive officers are required to file with the SEC reports of holdings and changes in beneficial ownership of company stock. We have reviewed copies of reports provided to the company, as well as other records and information. Based on that review, we concluded that all reports were timely filed, except that, due to administrative errors, Dr. Carolyn Bertozzi was late in filing Form 3, due to absence of SEC Edgar access codes; Christi Shaw was late in filing a Form 4 to report a restricted stock unit grant; and Maria Crowe was late in filing a Form 4 to report a 2016 charitable gift contribution. Each filing was made promptly after the issue was discovered.
By order of the Board of Directors,

Bronwen L. Mantlo
Secretary
March 19, 2018

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Appendix A - Summary of Adjustments Related to the Annual Cash Bonus and Performance Award

Consistent with past practice, the Compensation Committee adjusted the reported financial results on which the 2017 annual cash bonus and the 2016-2018 performance awards were determined to eliminate the distorting effect of certain unusual items on incentive compensation performance measures. The adjustments are intended to:

•	align award payments with the underlying performance of the core business

•	avoid volatile, artificial inflation or deflation of awards due to unusual items in the award year, and, where relevant, the previous (comparator) year

•
eliminate certain counterproductive short-term incentives—for example, incentives to refrain from acquiring new technologies, to defer disposing of underutilized assets, or to defer settling legacy legal proceedings to protect current bonus payments

•	facilitate comparisons with peer companies.

To ensure the integrity of the adjustments, the Compensation Committee establishes adjustment guidelines in the first 90 days of the performance period. These guidelines are generally consistent with the company guidelines for reporting non-GAAP financial measures to the investment community, which are reviewed by the Audit Committee. The adjustments apply equally to income and expense items. The Compensation Committee reviews all adjustments and retains downward discretion, i.e., discretion to reduce compensation below the amounts that are yielded by the adjustment guidelines.

Adjustments for 2017 Bonus Plan
For 2017 bonus calculations, the Compensation Committee made the following adjustments to reported EPS consistent with our external reporting of non-GAAP financial measures:

•	Eliminated the impact of the charge related to U.S. tax reform legislation

•	Eliminated the impact of asset impairments, restructuring and other special charges

•	Eliminated the impact of the charge recognized for acquired in-process research and development

•	Eliminated the impact of amortization of certain intangible assets

•	Eliminated the impact of inventory step-up costs associated with the acquisition of Boehringer Ingelheim Vetmedica’s U.S. feline, canine, and rabies vaccine portfolio.

Reconciliations of these adjustments to our reported EPS are below:

2017
EPS as reported	$(0.19)
Eliminate U.S. tax reform legislation charge	$1.81
Eliminate asset impairments, restructuring and other special charges	$1.23
Eliminate acquired in-process research and development charge	$0.97
Eliminate amortization of certain intangible assets	$0.44
Eliminate inventory step-up costs associated with the acquisition of Boehringer Ingelheim Vetmedica’s U.S. feline, canine, and rabies vaccine portfolio	$0.03
Non-GAAP EPS	$4.28

*Numbers may not add due to rounding

Adjustments for 2016-2018 Performance Award
For the 2016-2018 performance award payout calculations, the Compensation Committee made the following adjustments to reported EPS consistent with our reporting of non-GAAP financial measures:

•	2017: Eliminated the impact of the charge related to U.S. tax reform legislation

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•	2017: Eliminated the impact of inventory step-up costs associated with the acquisition of Boehringer Ingelheim Vetmedica’s U.S. feline, canine, and rabies vaccine portfolio

•	2017, 2016 and 2015: Eliminated the impact of the charges recognized for acquired in-process research and development

•	2017, 2016 and 2015: Eliminated the impact of asset impairments, restructuring, and other special charges

•	2017, 2016 and 2015: Eliminated the impact of amortization of certain intangible assets.

•	2016: Eliminated the impact of the Venezuelan financial crisis

•	2015: Eliminated the impact of the debt extinguishment loss

•	2015: Eliminated the impact of inventory step-up for Novartis Animal Health.

In addition to the adjustments consistent with our reporting of non-GAAP financial measures, the Compensation Committee made the following other adjustments:

•
When the Compensation Committee set 2016-2018 performance award targets, the EPS goals were set assuming the transfer of the commercialization rights for Erbitux® in North America to Lilly (which occurred in October 2015). To make effective comparisons, the committee adjusted the base year 2015 results to include the impact of the transfer of the commercialization rights of Erbitux as if the transfer had occurred as of January 1, 2015.

Reconciliations of these adjustments to our reported EPS are below.

	2017	2016	% Growth 2017 vs. 2016	2015	% Growth 2016 vs. 2015
EPS as reported	$(0.19)	$2.58	NM	$2.26	14.2%
Eliminate impact of U.S. tax reform legislation	$1.81	—		—
Eliminate inventory step-up for Vetmedica	$0.03	—		—
Eliminate impact of the Venezuelan financial crisis	—	$0.19		—
Eliminate acquired in-process research and development charges	$0.97	$0.02		$0.33
Eliminate asset impairments, restructuring and other special charges	$1.23	$0.29		$0.25
Eliminate amortization of certain intangible assets	$0.44	$0.44		$0.39
Eliminate debt extinguishment loss	—	—		$0.09
Eliminate inventory step-up for Novartis Animal Health	—	—		$0.10
Non-GAAP EPS	$4.28	$3.52	21.6%	$3.43	2.6%
Transfer of Erbitux commercialization rights adjustment	—	—		$0.09
Adjusted Non-GAAP EPS	$4.28	$3.52	26.6%	$3.52	—
*Numbers may not add due to rounding

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Appendix B - Proposed Amendments to the Company's Articles of Incorporation

Proposed changes to the company’s articles of incorporation are shown below related to Items 4 and 5, “Items of Business To Be Acted Upon at the Meeting.” The changes shown to Article 9(b) will be effective if Item 4, "Proposal to Amend the Company’s Articles of Incorporation to Eliminate the Classified Board Structure,” receives the vote of at least 80 percent of the outstanding shares. The changes to Articles 9(c), 9(d), and 13 will be effective if Item 5, "Proposal to Amend the Company’s Articles of Incorporation to Eliminate Supermajority Voting Provisions,” receives the vote of at least 80 percent of the outstanding shares. Additions are indicated by underlining and deletions are indicated by strike-outs. The full text of the company's Articles of Incorporation can be found on our website at: https://www.lilly.com/who-we-are/governance.
. . . . .

9. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

(a) The number of directors of the Corporation, exclusive of directors who may be elected by the holders of any one or more series of Preferred Stock pursuant to Article 7(b) (the "Preferred Stock Directors"), shall not be less than nine, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.

(b) Prior to the 2019 annual meeting of directors, the Board of Directors (exclusive of Preferred Stock Directors) shall be divided into three classes, with the term of office of one class expiring each year. ~~At the annual meeting of shareholders in 1985, five directors of the first class shall be elected to hold office for a term expiring at the 1986 annual meeting, five directors of the second class shall be elected to hold office for a term expiring at the 1987 annual meeting, and six directors of the third class shall be elected to hold office for a term expiring at the 1988 annual meeting.~~ Commencing with the annual meeting of shareholders in ~~1986~~ 2019, each class of directors whose term shall then expire shall be elected to hold office for a ~~three~~ one-year term~~.~~ expiring at the next annual meeting of shareholders. In the case of any vacancy on the Board ~~of Directors, including a vacancy created by an increase in the number~~ of Directors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, ~~for the remainder of the term of the class to which the director has been assigned.~~ until the next annual meeting of shareholders. All directors shall continue in office until the election and qualification of their respective successors in office. ~~When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible.~~ No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Election of directors need not be by written ballot unless the By-laws so provide.

(c) Any director or directors (exclusive of Preferred Stock Directors) may be removed from office at any time, but only for cause and only by the affirmative vote of ~~at least 80%~~a majority of ~~the~~ votes ~~entitled to be~~ cast by the holders ~~of all the outstanding shares~~ of Voting Stock (as defined in Article 13 hereof), voting together as a single class.

~~(d) Notwithstanding any other provision of these Amended Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Amended Articles of Incorporation, the affirmative vote of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article 9.~~

13. In addition to all other requirements imposed by law and these Amended Articles ~~and except as otherwise expressly provided in paragraph (c) of this Article 13~~, none of the actions or transactions listed in paragraph (a) below shall be effected by the Corporation, or approved by the Corporation as a shareholder of any majority-owned subsidiary of the Corporation if, as of the record date for the determination of the shareholders entitled to vote thereon, any Related Person (as hereinafter defined) exists, unless the applicable requirements of paragraphs (b),

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(c), (d), ~~(e),~~ and (~~f~~e) of this Article 13 are satisfied.

(a) The actions or transactions within the scope of this Article 13 are as follows:

(i) any merger or consolidation of the Corporation or any of its subsidiaries into or with such Related Person;

(ii) any sale, lease, exchange, or other disposition of all or any substantial part of the assets of the Corporation or any of its majority-owned subsidiaries to or with such Related Person;

(iii) the issuance or delivery of any Voting Stock (as hereinafter defined) or of voting securities of any of the Corporation's majority-owned subsidiaries to such Related Person in exchange for cash, other assets or securities, or a combination thereof;

(iv) any voluntary dissolution or liquidation of the Corporation;

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries, or any other transaction (whether or not with or otherwise involving a Related Person) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of capital stock of the Corporation, or any securities convertible into capital stock of the Corporation or into equity securities of any subsidiary, that is beneficially owned by any Related Person; or

(vi) any agreement, contract, or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (v).

(b) The actions and transactions described in paragraph (a) of this Article 13 shall have been authorized by the affirmative vote of ~~at least 80% of all~~ a majority of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class.

~~(c) Notwithstanding paragraph (b) of this Article 13, the 80% voting requirement shall not be applicable if any action or transaction specified in paragraph (a) is approved by the Corporation's Board of Directors and by a majority of the Continuing Directors (as hereinafter defined).~~

~~(d~~ (c) Unless approved by a majority of the Continuing Directors, after becoming a Related Person and prior to consummation of such action or transaction~~.~~:

(i) the Related Person shall not have acquired from the Corporation or any of its subsidiaries any newly issued or treasury shares of capital stock or any newly issued securities convertible into capital stock of the Corporation or any of its majority-owned subsidiaries, directly or indirectly (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend or stock split or other distribution of stock to all shareholders pro rata);

(ii) such Related Person shall not have received the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation or any of its majority-owned subsidiaries, or made any major changes in the Corporation's or any of its majority-owned subsidiaries' businesses or capital structures or reduced the current rate of dividends payable on the Corporation's capital stock below the rate in effect immediately prior to the time such Related Person became a Related Person; and

(iii) such Related Person shall have taken all required actions within its power to ensure that the Corporation's Board of Directors included representation by Continuing Directors at least proportionate to the voting power of the shareholdings of Voting Stock of the Corporation's Remaining Public Shareholders (as hereinafter defined), with a Continuing Director to occupy an additional Board position if a fractional right to a director results and, in any event, with at least one Continuing Director to serve on the Board so long as there are any Remaining Public Shareholders.

(~~e~~d) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, whether or not the Corporation is then subject to such requirements, shall be mailed to the

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shareholders of the Corporation for the purpose of soliciting shareholder approval of such action or transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability or inadvisability of the action or transaction which the Continuing Directors may choose to state and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the action or transaction from a financial point of view to the Remaining Public Shareholders, such investment banking firm to be paid a reasonable fee for its services by the Corporation. The requirements of this paragraph (~~e~~d) shall not apply to any such action or transaction which is approved by a majority of the Continuing Directors.

(~~f~~e) For the purpose of this Article 13

(i) the term "Related Person" shall mean any other corporation, person, or entity which beneficially owns or controls, directly or indirectly, 5% or more of the outstanding shares of Voting Stock, and any Affiliate or Associate (as those terms are defined in the General Rules and Regulations under the Securities Exchange Act of 1934) of a Related Person; provided, however, that the term Related Person shall not include (a) the Corporation or any of its subsidiaries, (b) any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (c) Lilly Endowment, Inc.; and further provided, that no corporation, person, or entity shall be deemed to be a Related Person solely by reason of being an Affiliate or Associate of Lilly Endowment, Inc.;

(ii) a Related Person shall be deemed to own or control, directly or indirectly, any outstanding shares of Voting Stock owned by it or any Affiliate or Associate of record or beneficially, including without limitation shares

a. which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise or

b. which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause a. above), by any other corporation, person, or other entity with which it or its Affiliate or Associate has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock, or which is its Affiliate (other than the Corporation) or Associate (other than the Corporation);

(iii) the term "Voting Stock" shall mean all shares of any class of capital stock of the Corporation which are entitled to vote generally in the election of directors;

(iv) the term "Continuing Director" shall mean a director who is not an Affiliate or Associate or representative of a Related Person and who was a member of the Board of Directors of the Corporation immediately prior to the time that any Related Person involved in the proposed action or transaction became a Related Person or a director who is not an Affiliate or Associate or representative of a Related Person and who was nominated by a majority of the remaining Continuing Directors; and
(v) the term "Remaining Public Shareholders" shall mean the holders of the Corporation's capital stock other than the Related Person.

(~~g~~f) A majority of the Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 13, on the basis of information then known to the Continuing Directors, whether
(i) any Related Person exists or is an Affiliate or an Associate of another and (ii) any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation or any majority-owned subsidiary involves a substantial part of the assets of the Corporation or any of its subsidiaries. Any such determination by the Continuing Directors shall be conclusive and binding for all purposes.

(~~h~~g) Nothing contained in this Article 13 shall be construed to relieve any Related Person or any Affiliate or Associate of any Related Person from any fiduciary obligation imposed by law.

(~~i~~h) The fact that any action or transaction complies with the provisions of this Article 13 shall not be construed to waive or satisfy any other requirement of law or these Amended Articles of Incorporation or to impose any fiduciary duty, obligation, or responsibility on the Board of Directors or any member thereof, to

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approve such action or transaction or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit, or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such action or transaction. The Board of Directors of the Corporation, when evaluating any actions or transactions described in paragraph (a) of this Article 13, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers, and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

~~(j) Notwithstanding any other provision of these Amended Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Amended Articles of Incorporation, the affirmative vote of the holders of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article 13.~~

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Appendix C - Proposed Amended and Restated 2002 Lilly Stock Plan

AMENDED AND RESTATED
2002 LILLY
STOCK PLAN
(Effective May 07, 2018)
ARTICLE 1.    PURPOSES OF THE PLAN
The Company believes that this Amended and Restated 2002 Lilly Stock Plan, as amended from time to time (the “Plan”), will benefit the Company’s shareholders by allowing the Company to attract, motivate and retain the best available Employees and Directors and by providing those Employees and Directors stock-based incentives to strengthen the alignment of interests between those persons and the Company’s shareholders.
ARTICLE 2.    DEFINITIONS
Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1    “Affiliate” shall have the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act. The Board shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.
2.2    “Applicable Laws” means the requirements relating to the administration of equity-based and cash-based awards, as applicable, and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state and non-U.S. securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
2.3    “Award” means an Option, Restricted Stock Units, Restricted Stock, a Stock Appreciation Right, Dividend Equivalent Rights, an Other Share-Based Award or a Performance-Based Award granted to a Participant pursuant to the Plan.
2.4    “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.
2.5    “Board” means the board of directors of the Company.
2.6    “Change in Control” means and includes each of the following:
(a)    the acquisition by any “person,” as that term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan or employee stock plan of the Company or a subsidiary of the Company or any trustee or fiduciary with respect to any such plan when acting in that capacity, or (iv) Lilly Endowment, Inc.) of “beneficial ownership,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of twenty percent (20%) or more of the shares of the Company’s capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board (or which would have such voting power but for the application of the Indiana Control Shares Statute) (“Voting Stock”); provided, however, that an acquisition of Voting Stock directly from the Company shall not constitute a Change in Control under this Section 2.6(a);
(b)    the first day on which less than one-half of the total membership of the Board shall be Continuing Directors (as that term is defined in Section 13(f) of the Company's Articles of Incorporation);
(c)    consummation of a merger, share exchange, or consolidation of the Company (a “Transaction”), other than a Transaction which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting

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securities of the surviving entity) more than sixty percent (60%) of the Voting Stock of the Company or such surviving entity immediately after such Transaction;
(d)    a complete liquidation of the Company or a sale or disposition of all or substantially all the assets of the Company, other than a sale or disposition of assets to any subsidiary of the Company.
For purposes of this Section 2.6(a) only, the term “subsidiary” means a corporation or limited liability company of which the Company owns directly or indirectly fifty percent (50%) or more of the voting power.
2.7    “Code” means the U.S. Internal Revenue Code of 1986, as amended. All references herein to specific sections of the Code shall include any successor provisions of the Code or corresponding sections of any future U.S. federal tax code.
2.8    “Committee” means the committee of the Board appointed or described in Article 3 to administer the Plan.
2.9    “Common Stock” means the common stock of the Company, no par value, and such other securities of the Company that may be substituted for the Common Stock pursuant to Article 13.
2.10    “Company” means Eli Lilly and Company, an Indiana corporation, and any successor corporation thereto.
2.11     “Director” means a member of the Board.
2.12    “Disability” means, unless otherwise provided in an Award Agreement, that the Participant would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or the Affiliate to which the Participant provides Service regardless of whether the Participant is covered by such policy. If the Company or the Affiliate to which the Participant provides Service does not have a long-term disability policy, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion. Notwithstanding the foregoing, (a) for purposes of Incentive Stock Options granted under the Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code, and (b) with respect to an Award that is subject to Section 409A of the Code where the payment or settlement of the Award will accelerate as a result of the Participant’s Disability, solely for purposes of determining the timing of payment, no such event will constitute a Disability for purposes of the Plan or any Award Agreement unless such event also constitutes a “disability” as defined under Section 409A of the Code.
2.13    “Dividend Equivalent Right” means a right to receive the equivalent value of dividends paid on the Shares with respect to Shares underlying Restricted Stock Units or an Other Share-Based Award that is a Full Value Award prior to vesting of the Award in accordance with the provision of Section 12.4.
2.14    “Effective Date” means the date that the shareholders approved the amendment and restatement of the Plan.
2.15    “Eligible Individual” means any natural person who is an Employee or a Director determined by the Committee as eligible to participate in the Plan.
2.16    “Employee” means an individual, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate and providing Service to the Company or the Affiliate. Neither services as a Director nor payment of a director’s fee by the Company or an Affiliate shall be sufficient to constitute “employment” by the Company or an Affiliate.
2.17    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per-share value of the Shares underlying outstanding Awards.

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2.18    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
2.19    “Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in The Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in (a) or (b) of this Section 2.19, the fair market value established by the Committee acting in good faith, under a reasonable methodology and reasonable application in compliance with Section 409A of the Code to the extent such determination is necessary for Awards under the Plan to comply with, or be exempt from, Section 409A of the Code.
Notwithstanding the foregoing, for income tax reporting purposes under U.S. federal, state, local or non-US law and for such other purposes as the Committee deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
2.20    “Full Value Award” means any Award other than an (i) Option, (ii) Stock Appreciation Right or (iii) other Award for which the Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Shares, determined as of the date of grant.
2.21    “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.
2.22    “Non-Employee Director” means a Director of the Company who is not an Employee.
2.23    “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
2.24    “Option” means a right granted to a Participant pursuant to Article 6 to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.25    “Other Share-Based Award” shall mean an Award granted pursuant to Article 10.
2.26    “Outstanding Qualified Performance-Based Awards” shall mean any Awards granted prior to November 3, 2017 and that are outstanding as of the Effective Date and that are intended to constitute “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code. For the avoidance of any doubt, all provisions of the Plan governing Outstanding Qualified Performance Awards that were in effect prior to the Effective Date shall continue in effect with respect to Outstanding Qualified Performance-Based Awards, notwithstanding the elimination of such provisions from the Plan as of the Effective Date.
2.27    “Participant” means any Eligible Individual who, as an Employee or Director, has been granted an Award pursuant to the Plan.
2.28    “Performance-Based Award” means an Award that are subject, in whole or in part, to Performance Goals and are granted pursuant to Article 10.
2.29    “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals include, but are not limited to, the following: cash flow (including, without limitation, operating cash flow and free cash flow), earnings per share, gross or net profit margin, net income (either before or after interest, taxes, amortization, and/or depreciation), operating income (either before or after restructuring and amortization charges), return on capital or return on invested capital, return on equity, return on operating assets or net assets, return on sales, sales or revenue, stock price goals, total shareholder return. The Committee shall define objectively the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

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2.30    “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria that the Committee, in its sole discretion, selects. The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.
2.31     “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award, provided that the duration of any Performance Period shall not be less than twelve (12) months.
2.32    “Plan” means this Amended and Restated 2002 Lilly Stock Plan, as it may be amended from time to time.
2.33    “Prior Plans” means the 1989, 1994 and 1998 Lilly Stock Plans, as amended from time to time.
2.34    “Restricted Stock” means Shares awarded to a Participant pursuant to Article 8 that are subject to certain restrictions and may be subject to risk of forfeiture.
2.35    “Restricted Stock Unit” means an Award granted pursuant to Article 7 that shall be evidenced by a bookkeeping entry representing the equivalent of one Share.
2.36    “Securities Act” means the U.S. Securities Act of 1933, as amended.
2.37    “Service” means service as an Employee or Non-Employee Director. Except as otherwise determined by the Committee in its sole discretion, a Participant’s Service terminates when the Participant ceases to actively provide services to the Company or an Affiliate and shall not be extended by any notice period mandated under applicable employment laws or the terms of the Participant’s employment or service contract, if any. The Committee shall determine which leaves shall count toward Service and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides Service to the Company or an Affiliate, or a transfer between entities (i.e., the Company or any Affiliates), provided that there is no interruption or other termination of Service in connection with the Participant’s change in capacity or transfer between entities (except as may be required to effect the change in capacity or transfer between entities). For purposes of determining whether an Option is entitled to Incentive Stock Option status, an Employee’s Service shall be treated as terminated ninety (90) days after such Employee goes on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.
2.38    “Share” means a share of Common Stock.
2.39    “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 9 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the exercise price of the SAR, as set forth in the applicable Award Agreement.
2.40    “Tax-Related Items” means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the U.S. (including, without limitation, income tax, social insurance and similar contributions, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax and any other taxes related to participation in the Plan and legally applicable to a Participant, including any employer liability for which the Participant is liable pursuant to Applicable Laws or the applicable Award Agreement).
ARTICLE 3.        ADMINISTRATION
3.1    Committee. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code (with respect to Outstanding Qualified Performance-Based Awards), Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other Applicable Law or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors, each of whom is an “outside director,” within the meaning of Section 162(m) of the Code (with respect to Outstanding Qualified Performance-Based Awards), a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act, or any successor rule, and an “independent director” under the applicable New York Stock Exchange rules (or other principal securities

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market on which Shares are traded). Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Non-Employee Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 3.5 hereof. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code (with respect to Outstanding Qualified Performance-Based Awards), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.
3.2    Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
3.3    Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a)    designate Participants to receive Awards;
(b)    determine the type or types of Awards to be granted to each Participant;
(c)    determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)    determine the terms and conditions of any Award granted pursuant to the Plan, including, without limitation, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to recoupment of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;
(e)    determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;
(f)    prescribe the form of each Award Agreement, which need not be identical for each Participant and may vary for Participants within and outside of the U.S.;
(g)    decide all other matters that must be determined in connection with an Award;
(h)    establish, adopt or revise any rules and regulations, including adopting sub-plans to the Plan, for the purposes of facilitating compliance with foreign laws, easing the administration of the Plan and/or taking advantage of tax-favorable treatment for Awards granted to Participants outside the U.S., in each case as it may deem necessary or advisable;
(i)    suspend or terminate the Plan at any time, subject to Article 15;
(j)    amend or modify the terms of an Award, including, without limitation, accelerate the vesting and/or exercisability of any Award for any reason, including, without limitation, the Participant's retirement or other termination; provided, however, that no amendment or modification of an outstanding Award other than the following types of amendments or modifications shall affect adversely, in any material way, any Award previously granted pursuant to the Plan without the prior written consent of the Participant: (i) an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option; (ii) an amendment made or other action taken pursuant to Section 16.14 of the Plan; (iii) any amendment or other action that may be required or desirable to facilitate compliance with Applicable Laws, as determined in the sole discretion of the Committee .

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(k)    interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(l)    make all other decisions and determinations that may be required pursuant to the Plan or that the Committee deems necessary or advisable to administer the Plan.
3.4    Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, and any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
3.5    Delegation of Authority. To the extent permitted by Applicable Laws, the Board, from time to time, may delegate to a Committee of one or more members of the Board (pursuant to delegation that does not meet the requirement of Section 3.1 hereof) or to one or more officers of the Company the authority to grant Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Furthermore, if the authority to grant or amend Awards has been delegated to the Committee pursuant and subject to the preceding sentence, such authority may be further delegated by the Committee to one or more officers of the Company. For the avoidance of doubt, provided it meets the limitations of this Section 3.5, any delegation hereunder shall include the right to modify Awards as necessary to accommodate changes in Applicable Laws or regulations, including in jurisdictions outside the U.S. Furthermore, any delegation hereunder shall be subject to the restrictions and limitations that the Board (or, as applicable, the Committee) specifies at the time of such delegation, and the Board (or, as applicable, the Committee) may rescind at any time the authority so delegated and/or appoint a new delegatee. At all times, the delegatee appointed under this Section 3.5 shall serve in such capacity at the pleasure of the Board (or, as applicable, the Committee).
ARTICLE 4.        SHARES SUBJECT TO THE PLAN
4.1    Number of Shares. Subject to Article 13 hereof, the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan shall be the sum of (i) 75,657,296 Shares, plus (ii) the number of Shares available for issuance under the Prior Plans (including Shares subject to awards granted under the Prior Plans that otherwise subsequently became available for issuance under the Prior Plans upon forfeiture, cancellation, or termination of the awards or any other reason under the terms of the Prior Plans); provided, however, that only 53,000,000 Shares may be issued or transferred pursuant to new Awards granted on or following the Effective Date. Subject to Article 13, the aggregate number of Shares that may be issued or transferred pursuant to the exercise of Incentive Stock Options shall be 30,000,000.
(a)    Shares Reissuable under Plan. The following Shares shall again be available for the grant of an Award pursuant to the Plan: (i) Shares that are not issued as a result of the termination, expiration or lapsing of any Award for any reason; (ii) Shares subject to a Full Value Award that are not issued because the Award is settled in cash; (iii) Shares covered by an Option which are surrendered in payment of the Option exercise or purchase price or in satisfaction of obligations for Tax-Related Items incident to the exercise of an Option; (iv) Shares covered by an Award which are surrendered in satisfaction of obligations for Tax-Related Items incident to the vesting or settlement of a Full Value Award. Notwithstanding the provisions of this Section 4.1, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option.
(b)    Shares Not Reissuable under Plan. Notwithstanding the foregoing, Shares that are repurchased on the open market with the proceeds of the exercise of an Option shall be counted against the maximum number of Shares available for issuance pursuant to Section 4.1 hereof and shall not be returned to the Plan.
(c)    Shares Not Counted Against Share Pool Reserve. To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or an Affiliate shall not be counted against Shares available for grant pursuant to this Plan. Additionally, to the extent permitted by Applicable Laws, in the event that a company acquired by (or combined with) the Company or an Affiliate has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the shareholders of the entities party to such acquisition or combination) may, at the discretion of the Committee, be used for Awards under the Plan in lieu of awards under the applicable pre-existing plan of the other company and

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shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Affiliate in existence prior to such acquisition or combination by the Company or an Affiliate. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.
4.2    Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market, subject to Section 4.1(b)(ii) hereof.
4.3    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 13, the maximum number of Shares subject to all Awards that may be granted to any one Participant during any calendar year shall be 1,500,000 Shares.
4.4    Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Common Stock to an individual as compensation for services as a Non-Employee Director, together with cash compensation earned by the Non-Employee Director during any calendar year, shall not exceed $800,000 in any calendar year.
ARTICLE 5.        ELIGIBILITY AND PARTICIPATION
5.1    Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan. An Eligible Individual who is subject to taxation in the U.S. and who is providing Services to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of the U.S. Department of Treasury regulations promulgated under Section 409A of the Code.
5.2    Participation. Subject to the provisions of the Plan, the Committee, from time to time, may select from among all Eligible Individuals those to whom Awards shall be granted, and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan and the grant of an Award to an Eligible Individual shall not imply any entitlement to receive future Awards.
ARTICLE 6.        STOCK OPTIONS
6.1    General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions, and the Committee may specify such additional terms and conditions as:
(a)    Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6.2(c) hereof, the per-Share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
(b)    Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten (10) years. Subject to Section 12.3, the Committee also shall specify the vesting conditions, if any, as it deems appropriate that must be satisfied before all or part of an Option may be exercised. The vesting conditions, if any, may be based on, among other conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both.
(c)    Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, including the following methods: (i) cash or check; (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date or surrender of attestation equal to the aggregate exercise price of the Shares as to which the Option is to be exercised; (iii) promissory note from a Participant to the Company or a third-party loan guaranteed by the Company (in either case, with such loan bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code); (iv) through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient

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portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; (v) by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate exercise price (plus withholding taxes, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable withholding taxes) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by Participant in cash or other form of payment approved by the Committee; (vi) other property acceptable to the Committee; or (vii) any combination of the foregoing methods of payment. The Award Agreement will specify the methods of paying the exercise price available to each Participant. The Committee also shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
(d)    Exercise of Option.
(i)    Procedure for Exercise; Rights as a Shareholder. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (A) a notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no dividends or Dividend Equivalent Right shall be paid, and no right to vote or receive dividends or Dividend Equivalent Rights or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.1 of the Plan.
(ii)    Termination of Participant’s Service. If a Participant ceases to provide Service, including as a result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Committee, if on the date of termination of Service the Participant is not vested as to his or her entire Option, the unvested portion of the Option shall be forfeited and the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination of Service, the Participant does not exercise his or her Option within the time specified by the Committee, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. To the extent the Option is exercisable following a Participant’s death, the Option may be exercised by such persons as may be specified in the Award Agreement, which may include any of the following: (i) the Participant’s designated beneficiary, provided that such designation is permitted under Applicable Laws and that such beneficiary has been designated before the Participant’s death in a form acceptable to the Company; (ii) the Participant’s legal representative or representatives; (iii) the person or persons entitled to do so pursuant to the Participant’s last will and testament; or (iv) if the Participant fails to make testamentary disposition of the Option or dies intestate, by the person or persons entitled to receive the Option pursuant to the applicable laws of descent and distribution.
6.2    Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any “subsidiary corporation,” as defined in Section 424(f) of the Code and any applicable U.S. Department of Treasury regulations promulgated thereunder, of the Company, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 6.1 hereof, must comply with the provisions of this Section 6.2.
(a)    Expiration. Subject to Section 6.2(c) hereof, an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

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(i)    Ten (10) years from the date of grant, unless an earlier time is set in the Award Agreement;
(ii)    Three (3) months after the date of the Participant’s termination of Service on account of any reason other than death or Disability (within the meaning of Section 22(e)(3) of the Code); and
(iii)    One (1) year after the date of the Participant’s termination of Service on account of death or Disability (within the meaning of Section 22(e)(3) of the Code).
(b)    Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed US$100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(c)    Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Shares of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five (5) years from the date of grant.
(d)    Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of grant of such Incentive Stock Option or (ii) one (1) year after the transfer of such Shares to the Participant.
(e)    Right to Exercise. During a Participant’s lifetime, only the Participant may exercise an Incentive Stock Option.
(f)    Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
ARTICLE 7.         RESTRICTED STOCK UNITS
7.1    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Individuals in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.
7.2    Vesting Conditions. Subject to Section 12.3, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting, if any, as it deems appropriate. The vesting conditions, if any, may be based on among other conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both.
7.3    Form and Timing of Payment. The Committee shall specify the settlement date applicable to each grant of Restricted Stock Units, which date shall not be earlier than the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, or such settlement date may be deferred to any later date, subject to compliance with Section 409A of the Code, as applicable. On the settlement date, the Company shall, subject to Section 12.6(a) hereof and satisfaction of applicable Tax-Related Items (as further set forth in Section 16.3 hereof), transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of the Shares that otherwise would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case, less applicable Tax-Related Items (as further set forth in Section 16.3 hereof). Until a Restricted Stock Unit is settled, the number of Restricted Stock Units shall be subject to adjustment pursuant to Article 13 hereof.
7.4    Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, any Restricted Stock Units that are not vested as of the date of the Participant’s termination of Service shall be forfeited.

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7.5    General Creditors. A Participant who has been granted Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Stock Units.
ARTICLE 8.        RESTRICTED STOCK AWARDS
8.1    Grant of Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Individuals selected by the Committee in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.
8.2    Purchase Price. At the time of the grant of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award. The purchase price of Shares acquired pursuant to the Award shall be paid either: (i) in cash at the time of purchase; (ii) at the sole discretion of the Committee, by Service rendered or to be rendered to the Company or an Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with Applicable Laws.
8.3    Issuance and Restrictions. Subject to Section 12.3 hereof, Restricted Stock shall be subject to such restrictions, if any, on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). The restrictions, if any, may be based on, among other conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both. These restrictions, if any, may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
8.4    Dividends. Any dividends that are distributed with respect to Shares of Restricted Stock shall be paid in accordance with the applicable Award Agreement, subject to the provisions of Section 12.4(b).
8.5    Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited.
8.6    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
ARTICLE 9.        STOCK APPRECIATION RIGHTS
9.1    Grant of Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Individuals on the following terms and conditions, and the Committee may specify such additional terms and conditions as:
(a)    Exercise Price. The exercise price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price per Share for any SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
(b)    Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under the Plan shall not exceed ten (10) years. Subject to Section 12.3, the Committee also shall specify the vesting conditions, if any, as it deems appropriate that must be satisfied before all or part of a SAR may be exercised. The vesting conditions, if any, may be based on, among other conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both.
(c)    A SAR may not be exercised for a fraction of a Share. A SAR shall be deemed exercised when the Company receives a notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the SAR.

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9.2    Tandem Stock Appreciation Rights. A SAR may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. A SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender the Option or any portion thereof to the extent unexercised, with respect to the number of Shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 9.3. The Option shall, to the extent and when surrendered, cease to be exercisable. A SAR granted in connection with an Option hereunder will have an exercise price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that the related Option is exercisable, and will expire no later than the related Option expires. If a related Option is exercised in whole or in part, then the SAR related to the Shares purchased terminates as of the date of such exercise.
9.3    Payment and Limitations on Exercise.
(a)    A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the excess of the aggregate Fair Market Value of the Shares on the date the SAR is exercised over the aggregate exercise price of the SAR, less applicable Tax-Related Items (as further set forth in Section 16.3 hereof), subject to any limitations the Committee may impose.
(b)    Payment of the amounts determined under Section 9.3(a) hereof shall be in cash, in Shares (based on the Fair Market Value of the Shares as of the date the SAR is exercised) or a combination of both, as determined by the Committee in the Award Agreement. To the extent Shares are issued upon exercise of a SAR, the Shares shall be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no dividends or Dividend Equivalent Right shall be paid, and no right to vote or receive dividends or Dividend Equivalent Rights or any other rights as a shareholder shall exist with respect to the Shares subject to a SAR, notwithstanding the exercise of the SAR. The Company shall issue (or cause to be issued) such Shares promptly after the SAR is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.1 of the Plan. The provisions of Section 6.1(d)(ii) regarding the treatment of a termination of the Participant’s Service shall also apply to SARs.
ARTICLE 10.        OTHER SHARE-BASED AWARDS
10.1    Grants of Other Share-Based Awards. Subject to limitation under Applicable Laws, the Committee is authorized under the Plan to grant Awards (other than Options, Restricted Stock Units, Restricted Stock and SARs) to Eligible Individuals subject to the terms and conditions set forth in this Article 10 and such other terms and conditions as may be specified by the Committee that are not inconsistent with the provisions of the Plan and that, by their terms, involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, Shares. The Committee may also grant Shares as a bonus, or may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or other property under the Plan or other plans or compensatory arrangements. The terms and conditions applicable to such other Awards shall be determined from time to time by the Committee and set forth in an applicable Award Agreement. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.
10.2    Exercise Price. The Committee may establish the exercise price, if any, of any Other Share-Based Award granted pursuant to this Article 10; provided that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant for an Award that is intended to be exempt from Section 409A of the Code.
10.3    Form of Payment. Payments with respect to any Awards granted under Section 10.1 shall be made in cash or cash equivalent, in Shares or any combination of the foregoing, as determined by the Committee.
10.4    Vesting Conditions. Subject to Section 12.3, the Committee shall specify the date or dates on which the Awards granted pursuant to this Article 10 shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on, among other vesting conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both.
10.5    Term. Except as otherwise provided herein, the Committee shall set, in its discretion, the term of any Award granted pursuant to this Article 10; provided that the term of any Award granted pursuant to this Article 10 shall not exceed ten (10) years.

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ARTICLE 11.        PERFORMANCE-BASED AWARDS
11.1    Purpose. If the Committee, in its discretion, decides to grant a Performance-Based Award to an Eligible Individual, the provisions of this Article 11 shall control over any contrary provision contained in Articles 6 through 10; provided that the Committee may in its discretion grant Awards to Eligible Individuals that are based on Performance Criteria or other performance conditions but that do not satisfy the requirements of this Article 11.
11.2    Applicability. This Article 11 shall apply only to those Eligible Individuals selected by the Committee to receive Performance-Based Awards. The designation of an Eligible Individual as a Participant for a Performance Period shall not entitle the Participant, in any manner, to receive an Award for the period. Moreover, the designation of an Eligible Individual as a Participant for a particular Performance Period shall not require designation of such Eligible Individual as a Participant in any subsequent Performance Period and designation of one Eligible Individual as a Participant shall not require designation of any other Eligible Individuals as a Participant in such period or in any other Performance Period.
11.3    Procedures with Respect to Performance-Based Awards. With respect to any Performance-Based Awards, which may be granted to one or more Eligible Individuals, within the first twenty-five percent (25%) of the Performance Period in question or period of Service, the Committee, in writing (a) shall designate one or more Eligible Individuals as eligible for an Award, (b) shall designate the Performance Period over which the Performance Goals shall be measured; (c) shall select the Performance Criteria applicable to the Performance Period, (d) shall establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (e) shall specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Eligible Individuals for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by an Eligible Individual, the Committee shall have the right to adjust or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
11.4    Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be providing Service on the day a Performance-Based Award for the appropriate Performance Period is paid to the Participant. Furthermore, unless otherwise provided in the applicable Award Agreement, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.
ARTICLE 12.    PROVISIONS APPLICABLE TO AWARDS
12.1    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
12.2    Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, not inconsistent with the Plan, which may include, without limitation, the term of an Award, the provisions applicable in the event the Participant’s Service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
12.3    Minimum Vesting Requirements. Notwithstanding any other provision of the Plan, except in connection with Awards granted in connection with assumption or substitution of awards as part of a transaction as contemplated under Section 4.1(c) or Awards that may be settled only in cash, no portion of an Award granted on or after the Effective Date may vest before the first anniversary of the date of grant, subject to accelerated vesting as contemplated under Section 3.3(j) and ARTICLE 13; provided, however, that the Company may grant Awards with respect to up to five percent (5%) of the number of Shares reserved under Section 4.1 as of the Effective Date without regard to the minimum vesting period set forth in this Section 12.3.
12.4    Dividends and Dividend Equivalent Rights.
(a)    Any Participant selected by the Committee may be granted Dividend Equivalent Rights based on the dividends declared on the Shares that are subject to any Restricted Stock Unit or an Other Share-

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Based Award that is a Full Value Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award vests or is settled, as determined by the Committee and set forth in the applicable Award Agreement. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.
(b)    To the extent Shares subject to an Award (other than Restricted Stock) are subject to vesting conditions, any Dividend Equivalent Rights relating to such Shares shall either (i) not be paid or credited or (ii) be accumulated and subject to restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed. For Shares of Restricted Stock that are subject to vesting, dividends shall be accumulated and subject to any restrictions and risk of forfeiture to which the underlying Restricted Stock is subject.
12.5    Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.
12.6    Stock Certificates; Book Entry Procedures.
(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise or vesting, as applicable, of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or local securities or other laws, including laws of jurisdictions outside of the U.S., rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including, without limitation, a window-period limitation, as may be imposed in the discretion of the Committee.
(b)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Laws, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
12.7    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website, intranet or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
ARTICLE 13.         CHANGES IN CAPITAL STRUCTURE
13.1    Adjustments.
(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other similar event or other change related to a corporate event affecting the Shares or the price of the Shares other than an Equity Restructuring, the Committee shall make such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, without limitation, adjustments of the limitations in Sections 4.1 and 4.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, the number and kind of shares that may be issued, or any applicable performance goals or criteria with respect thereto); and (c) the grant or exercise price per Share for any outstanding Awards under the Plan.

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(b)    In the event of any transaction or event described in Section 13.1(a) hereof or any unusual or infrequently occurring items or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)    to provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(ii)    to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)    to make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards;
(iv)    to provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)    to provide that the Award cannot vest, be exercised or become payable after such event.
(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.1(a) and 13.1(b) hereof:
(i)    the number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 13.1(c)(i) shall be final and binding on the affected Participant and the Company.
(ii)    the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, without limitation, adjustments of the limitations in Sections 4.1 and 4.3 hereof).
13.2    Change in Control.
(a)    Notwithstanding Section 13.1 hereof, and provided that any applicable Award Agreement does not expressly preclude the following from applying, if a Change in Control occurs and Awards that vest solely on the Participant’s continued Service are not converted, assumed, substituted or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse and, immediately following the consummation of such Change in Control, all such Awards shall terminate and cease to be outstanding.
(b)    Notwithstanding Section 13.1 hereof, Awards that vest based on the attainment of performance-based conditions shall be subject to the provisions of the Award Agreement governing the impact of a Change in Control, provided that any such provisions in the Award Agreement shall (i) not permit the vesting of

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Awards at a rate that is greater than the actual level of attainment and/or (ii) provide for pro-rated vesting of the Award based on any reduction to the performance period resulting from the Change in Control.
(c)    Where Awards are assumed or continued after a Change in Control, the Committee may provide that the vesting of one or more Awards will automatically accelerate upon an involuntary termination of the Participant’s employment or service within a designated period following the effective date of such Change in Control. Any such Award shall accordingly, upon an involuntary termination of the Participant’s employment or service in connection with a Change in Control, become fully exercisable and all forfeiture restrictions on such Award shall lapse.
(d)    The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such U.S. dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Statutory Option under the U.S. federal tax laws.
13.3    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or the exercise price of any Award.
ARTICLE 14.         EFFECTIVE AND EXPIRATION DATE
14.1    Plan Effective Date. The Plan was approved by the Board on February 20, 2018 and shall become effective upon approval of the shareholders of the Company.
14.2    Expiration Date. The Plan will continue in effect until it is terminated by the Board pursuant to Section 15.1 hereof, except that no Incentive Stock Options may be granted under the Plan after February 20, 2028. Any Awards that are outstanding on the date the Plan terminates shall remain in force according to the terms of the Plan and the applicable Award Agreement.
ARTICLE 15.         AMENDMENT, MODIFICATION, AND TERMINATION
15.1    Amendment, Modification, and Termination. Subject to Section 16.14 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. Notwithstanding any provision in this Plan to the contrary, absent approval of the shareholders of the Company, and except as permitted by Article 13, no Option or SAR may be amended to reduce the per-Share exercise price of the Shares subject to such Option or SAR below the per-Share exercise price as of the date the Option or SAR is granted and (a) no Option or SAR may be granted in exchange for, or in connection with, the cancellation, surrender or substitution of an Option or SAR having a higher per-Share exercise price and (b) no Option or SAR may be cancelled in exchange for, or in connection with, the payment of a cash amount or another Award at a time when the Option or SAR has a per-Share exercise price that is higher than the Fair Market Value of a Share.
15.2    Awards Previously Granted. Except with respect to amendments made or other actions taken pursuant to Section 16.14 hereof or any amendment or other action with respect to an outstanding Award that may be required or desirable to facilitate compliance with Applicable Laws, as determined by the Committee in its sole discretion, no termination, amendment, or modification of the Plan shall affect adversely, in any material way, any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

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ARTICLE 16.         GENERAL PROVISIONS
16.1    No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
16.2    No Shareholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the record owner of such Shares, notwithstanding the exercise of an Option or SAR or vesting of another Award.
16.3    Tax-Related Items. The Company or any Affiliate, as applicable, shall have the authority to require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy the withholding obligations for Tax-Related Items or to take such other action as may be necessary or appropriate in the opinion of the Company or an Affiliate, as applicable, to satisfy withholding obligations for Tax-Related Items, including one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company or an Affiliate; (b) withholding from the proceeds of the sale of Shares acquired pursuant to an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf, without need of further authorization; or (c) in the Committee’s sole discretion, by withholding Shares otherwise issuable under an Award (or allowing the return of Shares) sufficient, as determined by the Committee in its sole discretion, to satisfy such Tax-Related Items. No Shares shall be delivered pursuant to an Award to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee to satisfy the withholding obligations for Tax-Related Items.
16.4    No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s Service at any time, nor confer upon any Participant any right to continue in the Service of the Company or any Affiliate.
16.5    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.
16.6    Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Committee and the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
16.7    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
16.8    Expenses. The expenses of administering the Plan shall be borne by the Company and/or its Affiliates.
16.9    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
16.10    Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

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16.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
16.12    Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies, including government agencies in jurisdictions outside of the U.S., in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any Applicable Laws in the U.S. or in a jurisdiction outside of the U.S. or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participant. The Company shall be under no obligation to register, pursuant to the Securities Act or otherwise, any offering of Shares issuable under the Plan. If, in certain circumstances, the Shares paid pursuant to the Plan may be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.
16.13    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Indiana.
16.14    Section 409A. Except as provided in Section 16.15 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Committee determines that the Award may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance (including such guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.
16.15    No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (a) qualify an Award for favorable or specific tax treatment under the laws of the U.S. (e.g., Incentive Stock Options under Section 422 of the Code) or jurisdictions outside of the U.S. or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 16.14 hereof. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

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16.16    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy adopted by the Company providing for the recovery of Awards, shares, proceeds, or payments to Participants in the event of fraud or as required by Applicable Laws or governance considerations or in other similar circumstances.
16.17    Severability. If any provision of the Plan or the application of any provision hereof to any person or circumstance is held to be invalid or unenforceable, the remainder of the Plan and the application of such provision to any other person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

* * * *

P110

Annual Meeting Admission Ticket

Eli Lilly and Company 2018 Annual Meeting of Shareholders
Monday, May 7, 2018
11:00 a.m. EDT
Lilly Center Auditorium
Lilly Corporate Center
Indianapolis, Indiana 46285
The top portion of this page will be required for admission to the meeting.
Please write your name and address in the space provided below and present this ticket when you enter the Lilly Center.
Doors open at 10:15 a.m.

Name

Address

City, State, and Zip Code

Parking Pass
Directions and Parking
From I-70 take Exit 79B; follow signs to McCarty Street. Turn right (east) on McCarty Street; go straight into Lilly Corporate Center. You will be directed to parking. Be sure to take the admission ticket (the top portion of this page) with you to the meeting and leave this parking pass on your dashboard.

P111

Take the top portion of this page with you to the meeting.

Detach here
Eli Lilly and Company
Annual Meeting of Shareholders
May 7, 2018

Please place this identifier on the dashboard of your car as you enter Lilly Corporate Center so it can be clearly seen by security and parking personnel.

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E35872-P00704

Lilly

The undersigned hereby appoints Messrs. M. J. Harrington, J. L. Smiley and D. A. Ricks, and each of them, as proxies, each with full power to act without the others and with full power of substitution, to vote as indicated on the reverse side of this card all the shares of Common Stock of ELI LILLY AND COMPANY in this account held in the name of the undersigned at the close of business on March 12, 2018, at the Annual Meeting of Shareholders to be held on May 7, 2018, at 11:00 a.m. EDT, and at any adjournment thereof, with all the powers the undersigned would have if personally present.

If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. **If not otherwise specified, the shares represented by this card will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

This proxy is solicited on behalf of the board of directors.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

ELI LILLY AND COMPANY
C/O BROADRIDGE FINANCIAL SOLUTIONS, INC.
51 MERCEDES WAY, EDGEWOOD, NY 11717

VOTE ONLINE - www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Sunday, May 6, 2018. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - *(1-800-690-6903)*
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Sunday, May 6, 2018. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card. Return it in the postage-paid envelope we have provided or return to Eli Lilly and Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Card must be received by May 6, 2018.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35871-P00704

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELI LILLY AND COMPANY

The board of directors recommends you vote FOR items 1-6:

	For	Against	Abstain
1. Election of directors, each for a three-year term.			
1a. K. Baicker	☐	☐	☐
1b. J. E. Fyrwald	☐	☐	☐
1c. J. Jackson	☐	☐	☐
1d. E. R. Marram	☐	☐	☐
1e. J. P. Tai	☐	☐	☐
2. Approval, by non-binding vote, of the compensation paid to the company's named executive officers.	☐	☐	☐
3. Ratification of Ernst & Young LLP as the principal independent auditor for 2018.	☐	☐	☐
4. Approve amendments to the Articles of Incorporation to eliminate the classified board structure.	☐	☐	☐
5. Approve amendments to the Articles of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐
6. Approve the Amended and Restated 2002 Lilly Stock Plan.	☐	☐	☐

The board of directors recommends you vote AGAINST the shareholder proposals 7-10:

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ESOP/PAYSOP

E35874-P00704

Lilly Employee 401(k) Plan
Confidential Voting Instructions
To Northern Trust, Trustee

By signing on the reverse side or by voting by phone or Internet, you direct the Trustee to vote (in person or in proxy) as indicated on the reverse side of this card, the number of shares of Eli Lilly and Company Common Stock credited to this account under The Lilly Employee 401(k) Plan or an affiliated plan at the close of business on March 12, 2018, at the Annual Meeting of Shareholders to be held on May 7, 2018 at 11:00 a.m. EDT, and at any adjournment thereof.

If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. **If not otherwise specified, the shares represented by this card will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

Also, unless you decline by checking the box below, you direct the Trustee to apply this voting instruction *pro rata* (along with all other participants who provide voting instructions and do not decline as provided below) to all shares of Common Stock held in the plans for which the Trustee receives no voting instructions (the "undirected shares"), except that shares formerly held in The Lilly Employee Stock Ownership Plan (PAYSOP) may only be voted upon the express instruction of the participants to whose accounts the shares are credited. For more information on the voting of the undirected shares, see the Proxy Statement.

Question 1: Check "no" only if you decline to have your vote applied *pro rata* to the undirected shares. **Yes** ☐ **No** ☐

These confidential voting instructions will be seen only by authorized representatives of the Trustee.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

NORTHERN TRUST, TRUSTEE
C/O BROADRIDGE FINANCIAL SOLUTIONS, INC.
51 MERCEDES WAY, EDGEWOOD, NY 11717

VOTE ONLINE - www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Wednesday, May 2, 2018. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - *(1-800-690-6903)*
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Wednesday, May 2, 2018. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card. Return it in the postage-paid envelope we have provided or return to Eli Lilly and Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Card must be received by May 2, 2018.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35873-P00704

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

ESOP/PAYSOP

THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELI LILLY AND COMPANY

The board of directors recommends you vote FOR items 1-6:

	For	Against	Abstain
1. Election of directors, each for a three-year term.			
1a. K. Baicker	☐	☐	☐
1b. J. E. Fyrwald	☐	☐	☐
1c. J. Jackson	☐	☐	☐
1d. E. R. Marram	☐	☐	☐
1e. J. P. Tai	☐	☐	☐
2. Approval, by non-binding vote, of the compensation paid to the company's named executive officers.	☐	☐	☐
3. Ratification of Ernst & Young LLP as the principal independent auditor for 2018.	☐	☐	☐
4. Approve amendments to the Articles of Incorporation to eliminate the classified board structure.	☐	☐	☐
5. Approve amendments to the Articles of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐
6. Approve the Amended and Restated 2002 Lilly Stock Plan.	☐	☐	☐

The board of directors recommends you vote AGAINST the shareholder proposals 7-10:

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date